UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Soliciting Material Pursuant to §240.14a-12

AVAYA HOLDINGS CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4655 Great America Parkway

Santa Clara, California 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 4, 2020

To the Stockholders of Avaya Holdings Corp.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Avaya Holdings Corp. (the “Company” or “Avaya”) will be held virtually via live webcast at www.virtualshareholdermeeting.com/AVYA2020, on Wednesday, March 4, 2020, at 9:00 a.m. Eastern time. You will be able to attend the meeting online and submit questions during the meeting by visiting the website listed above. You will also be able to vote your shares electronically at the Annual Meeting. The meeting will be held online only, and will be held for the following purpose:

1.	To elect seven directors, each to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified;

2.	To approve, on an advisory basis, the Company’s named executive officers’ compensation;

3.	To approve the Avaya Holdings Corp. 2019 Equity Incentive Plan;

4	To approve the Avaya Holdings Corp. 2020 Employee Stock Purchase Plan;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020; and

6.	To transact any other business as may properly come before the 2020 Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Company’s board of directors (the “Board”) has fixed the close of business on January 6, 2020 as the record date for determining stockholders of the Company entitled to receive notice of and vote at the Annual Meeting and any adjournment or postponement thereof.

The Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

By Order of the Board of Directors,

Shefali Shah

Executive Vice President, Chief Administrative

Officer and General Counsel

January 17, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on March 4, 2020

The Notice of Annual Meeting, Proxy Statement and Form of Proxy are first being distributed and made available on or about January 17, 2020 to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the enclosed Form of Proxy, the Notice of Annual Meeting of Stockholders, and the Company’s 2019 Annual Report are available on the Internet at http://materials.proxyvote.com/05351X, as well as the Annual Meeting website referenced below.

Virtual Meeting Admission

Stockholders of record as of January 6, 2020 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/AVYA2020. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern time on Wednesday, March 4, 2020. Online check-in will begin at 8:45 a.m. Eastern time, and you should allow approximately 15 minutes for the online check-in procedures.

Voting. Whether or not you plan to virtually attend the Annual Meeting and regardless of the number of shares of the Company’s common stock that you own, please cast your vote, at your earliest convenience, as instructed in the proxy card. Your vote is very important. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting even if you are unable to virtually attend. You may submit your vote by the Internet, telephone, mail or in person. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage, printing and proxy tabulation costs. We encourage all holders of record to vote in accordance with the instructions on the proxy card and/or voting instruction form prior to the Annual Meeting even if they plan on virtually attending the meeting in person. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the meeting should you decide to virtually attend. You may vote using the following methods:

Prior to the Annual Meeting, visit the website listed on your proxy card/voting instruction form to vote via the Internet.

During the Annual Meeting, visit our Annual Meeting website

at www.virtualshareholdermeeting.com/AVYA2020

Sign, date and return your proxy card/voting instruction form to vote by mail.

Call the telephone number on your proxy card/voting instruction form to vote by telephone.

2020 Proxy Statement	i

Proxy Summary

PROXY SUMMARY

This summary highlights certain information contained in the Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s performance in the fiscal year which ended on September 30, 2019 (“Fiscal 2019”), please review the Company’s Annual Report on Form 10-K for the year ended September 30, 2019 (the “Form 10-K”) that accompanied this Proxy Statement.

2020 Annual Meeting Overview
Date and Time	March 4, 2020 at 9:00 a.m., Eastern time
Place

Virtually via webcast

Participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/AVYA2020.

There will not be a physical meeting in North Carolina, New York or anywhere else.

Record Date	January 6, 2020
Voting

Stockholders of record as of the close of business on the record date are entitled to vote for each director nominee and for each of the other proposals to be voted on. Each share of common stock of the Company (“Common Stock”) is entitled to one vote. Each share of Series A Convertible Preferred Stock of the Company (“Series A Stock”) is entitled to one vote for each share of Common Stock that would be issuable upon conversion of such Series A Stock immediately prior to the record date.

Common Stock Outstanding on Record Date	99,517,295 shares of Common Stock
Series A Stock Outstanding on Record Date	125,000 shares of Series A Stock entitled to vote on an as-converted to Common Stock basis for a total of 7,852,311 votes
Total Votes Comprised of Total Common Stock and as-converted Series A Stock Outstanding on the Record Date	107,369,606 votes
Registrar & Transfer Agent	American Stock Transfer & Trust Company LLC
Company’s State of Incorporation	Delaware

2020 Proxy Statement	1

Proxy Summary

Virtual Stockholder Meeting

Our 2020 Annual Meeting will be conducted exclusively online via live webcast, allowing all of our stockholders the option to participate in the live, online meeting from any location convenient to them, providing stockholder access to our Board and management, and enhancing participation. Stockholders at the close of business on January 6, 2020 will be allowed to communicate with us and ask questions in our virtual stockholder meeting forum before and during the meeting. All directors and key executive officers are expected to be available to answer questions. For further information on the virtual meeting, please see the “Proxy and Voting Information” section in this Proxy Statement.

2	2020 Proxy Statement

Proxy Summary  ›  Roadmap of Voting Matters

ROADMAP OF VOTING MATTERS

Stockholders are being asked to vote on the following matters at the 2020 Annual Meeting:

Proposals

Proposal	Board Recommendation	More Information	Votes Required for Approval

1. Election of Directors	FOR each Nominee	Page 21	The seven director nominees who receive the most affirmative votes of shares of our Common Stock virtually present or represented by proxy, and entitled to vote, will be elected to the Board

2. Advisory approval of the Company’s named executive officers’ compensation	FOR	Page 60	The affirmative vote of a majority of votes cast by the stockholders virtually present or represented by proxy, and entitled to vote, is necessary for approval of each of proposals 2-5
3. Approval of the Avaya Holdings Corp. 2019 Equity Incentive Plan (the “2019 Plan”)	FOR	Page 62
4. Approval of the Avaya Holdings Corp. 2020 Employee Stock Purchase Plan (“ESPP”)	FOR	Page 75
5. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020 (“Fiscal 2020”)	FOR	Page 88

2020 Proxy Statement	3

Proxy Summary  ›  Governance Highlights

GOVERNANCE HIGHLIGHTS

We are committed to the highest standards of corporate governance, which we believe promotes the long-term interests of stockholders. The Corporate Governance section beginning on page 13 describes our governance framework, which includes the following highlights:

Governance Highlights

Board Practices	Stockholder Matters

✓ Non-Executive Chairman	✓ Recommended Annual “Say-on-Pay” Advisory Vote

✓ 6 of 7 Directors Are Independent	✓ Stockholders’ Right to Call Special Meeting in Accordance With Our Amended and Restated Bylaws

✓ Fully Independent Board Committees

✓ Regular Executive Sessions of Independent Directors	Other Best Practices

✓ Annual Election of All Directors	✓ Robust Share Ownership Guidelines

✓ Annual Board and Committee Self-Evaluations	✓ Prohibition on Executives Hedging and Pledging Stock

✓ Structured Process for Board’s Risk Oversight	✓ Executive Compensation Clawback Policy

4	2020 Proxy Statement

Proxy Summary  ›  Director Nominees

DIRECTOR NOMINEES

Snapshot of 2020 Director Nominees

William D. Watkins Chair of the Board Director since 2017 Independent Former Chairman and Chief Executive Officer of Imergy Power Systems Avaya Board Committees: NCGC Other Public Company Boards: 2	James M. Chirico, Jr. Director since 2017 President and Chief Executive Officer of the Company Avaya Board Committees: N/A Other Public Company Boards: None	Stephan Scholl Director since 2017 Independent Former President, of Infor, Inc. Avaya Board Committees: CC; NCGC Other Public Company Boards: None	Susan L. Spradley Director since 2017 Independent Chief Executive Officer of Motion Intelligence, Inc. Avaya Board Committees: AC; NCGC (Chair) Other Public Company Boards: 2

Stanley J. Sutula, III Director since 2017 Independent Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. Avaya Board Committees: AC (Chair) Other Public Company Boards: None	Scott D. Vogel Director since 2017 Independent Managing Member of Vogel Partners LLC Avaya Board Committees: AC; CC (Chair) Other Public Company Boards: 3	Jacqueline E. Yeaney Director since 2019 Independent Executive Vice President, Marketing of Tableau Software Avaya Board Committees: CC Other Public Company Boards: None
AC = Audit Committee CC = Compensation Committee NCGC = Nominating and Corporate Governance Committee

2020 Proxy Statement	5

Proxy Summary  ›  Business Overview and Fiscal 2019 Performance at a Glance

BUSINESS OVERVIEW AND FISCAL 2019 PERFORMANCE AT A GLANCE

The Company is a global leader in digital communications products, solutions and services for businesses of all sizes. We enable organizations around the globe to succeed by creating intelligent communications experiences for customers and employees. The Company builds open, converged and innovative solutions to enhance and simplify communications and collaboration in the cloud, on-premises or through a hybrid of both. Our global, experienced team of professionals delivers award-winning services, from initial planning and design, to seamless implementation and integration, to ongoing managed operations, optimization, training and support. As of September 30, 2019, we had a presence in approximately 175 countries worldwide and during the past four fiscal years we served more than 90% of the Fortune 100 organizations.

During Fiscal 2019, we demonstrated meaningful progress in advancing our transformation strategy to position the Company for future growth. Fiscal 2019 annual revenue was $2,887 million and non-GAAP annual revenue was $2,908 million. The Company continued to maintain its industry-leading business model, with gross margin of 54.6% and non-GAAP gross margin of 61.4% and Adjusted EBITDA margin of 24.3% for Fiscal 2019.* The Company generated cash flow from operations of $241 million and ended Fiscal 2019 with $752 million in cash and cash equivalents. In addition, the Company achieved each of its following strategic priorities:

1.

The Company continued its transformation into a software and services company, with non-GAAP recurring revenues increasing to 58.4% in Fiscal 2019 from 57.4% in the fiscal year ended September 30, 2018 (“Fiscal 2018”) and derived over 83.1% of its revenues from software and services in Fiscal 2019 up from 82.2% in Fiscal 2018.

2.

The Company entered into new strategic partnerships and expanded existing partnerships to broaden its cloud capabilities and extend its market reach. Notably, shortly after the end of Fiscal 2019, Avaya successfully concluded its comprehensive review of strategic alternatives culminating in a strategic partnership with RingCentral. Together with RingCentral, Avaya created a new solution - Avaya Cloud Office by RingCentral (“Avaya Cloud Office”) - combining RingCentral’s leading Unified Communications as a Service (“UCaaS”) platform with Avaya’s technology, services and migration capabilities enabling us to market and sell a highly differentiated UCaaS offering solution.

3.

The Company enhanced the breadth and depth of its cloud offerings with investments in ReadyNow, its private cloud offering, generating total contract value (“TCV”) of $90 million in Fiscal 2019. In addition, the Company achieved traction in its transformation to a cloud company increasing total cloud seats at the end of Fiscal 2019 to approximately 4 million, with over half a million public cloud seats, representing approximately 160% year-over-year growth.

4.	The Company continued to generate momentum by signing over 352 deals with a TCV over $1 million, 40 deals with a TCV over $5 million and 9 deals with a TCV over $10 million during Fiscal 2019.

*

Non-GAAP revenue, non-GAAP gross margin, Adjusted EBITDA and Adjusted EBITDA margin are financial performance metrics that are not calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). See the “Reconciliation of GAAP to non-GAAP (Adjusted) Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

6	2020 Proxy Statement

Proxy Summary  ›  Executive Compensation Highlights

EXECUTIVE COMPENSATION HIGHLIGHTS

The Compensation Committee successfully transitioned the Company’s Fiscal 2019 executive compensation program to better reflect certain best market practices, industry standards, operating environments and results, enhance the incentive and retentive elements of the program and create greater alignment with stockholders’ interests.

Each of the short- and long-term incentive programs for Fiscal 2019 were based, in part, on Company performance to enhance the linkage between pay and performance and further align the executive compensation program with stockholders’ interests. Consistent with the Company’s key objective of achieving revenue growth in Fiscal 2019, the Compensation Committee approved a Fiscal 2019 Executive Annual Incentive Plan (“AIP”) with funding determined by Fiscal 2019 revenue against established threshold, target and maximum levels; and further subject to achievement of a minimum level of Adjusted EBITDA. While the Company made meaningful progress to position the Company for future growth during Fiscal 2019, the AIP was not funded and no bonus awards were made to the Company’s employees under the AIP for Fiscal 2019 because the Company’s actual Fiscal 2019 performance was below the threshold level.

During Fiscal 2019, the Company’s Chief Executive Officer received his first ordinary course annual equity grant, consisting solely of performance-based restricted stock units (“PRSUs”) that vest based on stock price performance. The annual equity grants to the other Named Executive Officers consisted of a mix of time-based restricted stock units and PRSUs. As a result of the Company’s performance during Fiscal 2019 as measured against the applicable performance goals, none of the PRSUs that were eligible to be earned in respect of Fiscal 2019 were earned as of the end of Fiscal 2019.

In January 2020, at the request of our Chief Executive Officer, we amended Mr. Chirico’s employment agreement to remove the change of control excise tax gross-up provision, reduce his target annual cash incentive and adjust his maximum annual cash incentive. This amendment was principally based on Mr. Chirico’s and our Compensation Committee’s desires to reflect good corporate governance practices. No compensation or other benefits were provided in exchange for eliminating the excise tax gross-up benefit.

2020 Proxy Statement	7

Proxy and Voting Information

PROXY AND VOTING INFORMATION

Why am I receiving these materials?

The Board of Directors (the “Board”) of Avaya Holdings Corp. (which we refer to in this Proxy Statement as we, our, us, our Company or the Company) is providing you these proxy materials in connection with the Board’s solicitation of proxies from our stockholders for our 2020 annual meeting of stockholders (the “Annual Meeting”) and any adjournments and postponements of the Annual Meeting. The Annual Meeting will be held exclusively virtually, conducted via a live audio webcast on Wednesday, March 4, 2020, at 9:00 a.m. Eastern time. These materials were first mailed to stockholders on or about January 17, 2020. You are invited to virtually attend the Annual Meeting and requested to vote on the items described in this Proxy Statement.

What is the purpose of the Annual Meeting?

You and our other stockholders entitled to vote at the Annual Meeting are requested to vote on proposals to (i) elect seven members of our Board of Directors to serve until our 2020 annual meeting of stockholders; (ii) to approve, on an advisory basis, our named executive officers’ compensation; (iii) to approve the 2019 Plan; (iv) to approve the ESPP; and (v) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2020.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our Common Stock and our Series A Stock at the close of business on January 6, 2020, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Holders of the Series A Stock vote on an as-converted basis together with the Common Stock as a single class. A list of our stockholders will be available for review at our executive offices in Santa Clara, California during ordinary business hours for a period of ten (10) days prior to the meeting. Each stockholder is entitled to one vote for (i) each share of Common Stock held and (ii) each share of Common Stock that would be issuable upon conversion of Series A Stock held on the record date. Shares of our Common Stock represented virtually or by a properly submitted proxy will be voted at the Annual Meeting. At the close of business on the record date, 99,517,295 shares of our Common Stock and 125,000 shares of our Series A Stock (representing 7,852,311 shares of Common Stock on an as-converted basis) were outstanding representing a total of 107,369,606 votes eligible to be cast at the Annual Meeting.

When we refer to our stockholders in our proxy materials we are referring to the stockholders entitled to vote at the Annual Meeting consisting of holders of our Common Stock and Series A Stock.

Why are you holding a virtual meeting instead of a physical meeting?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and our Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast.

8	2020 Proxy Statement

Proxy and Voting Information

If you are a stockholder of record as of the close of business on January 6, 2020, the record date for the Annual Meeting, you will be able to virtually attend the Annual Meeting, vote your shares and submit your questions online during the meeting by visiting www.virtualshareholdermeeting.com/AVYA2020. You will need to enter the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you are a stockholder holding your shares in “street name” as of the close of business on January 6, 2020, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.

The online meeting will begin promptly at 9:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern time, and you should allow approximately 15 minutes for the online check-in procedures.

If you wish to submit a question for the Annual Meeting, you may do so in advance at www.virtualshareholdermeeting.com/AVYA2020, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting webcast please call the technical support number that will be posted on the Annual Meeting website log-in page.

If I cannot participate in the live Annual Meeting webcast, can I vote or listen to it later?

You may vote your shares electronically before the meeting by visiting www.proxyvote.com and following the instructions on your proxy card. You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the Annual Meeting. An audio replay of the Annual Meeting, including the questions answered during the meeting, will be available at https://investors.avaya.com until the 2021 Annual Meeting of Stockholders.

What constitutes a quorum?

The presence at the Annual Meeting, virtually or by proxy, of a majority in voting power of the issued and outstanding shares of our stock, including both Common Stock and Series A Stock (on an as-converted basis), entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at such meeting.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes (described below) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not affect the outcome of the election of directors. Abstentions will have the same effect as votes against any matter other than the election of directors.

Under the New York Stock Exchange (“NYSE”) rules, brokers are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals. However, where a proposal is considered “non-routine,” a broker who has not received instructions from its client generally does not have discretion to vote its clients’ uninstructed shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the

2020 Proxy Statement	9

Proxy and Voting Information

missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether a quorum is present, but would not be counted in determining the number of votes present for, or determining the outcome of, the non-routine proposal. Under NYSE rules, only Proposal 5 (Ratification of Independent Accounting Firm) in this Proxy Statement is a routine matter. Therefore, no broker non-votes are expected on Proposal 5. Proposal 1 (Election of Directors), Proposal 2 (Say-on-Pay), Proposal 3 (Approval of the 2019 Plan) and Proposal 4 (Approval of the ESPP) are considered non-routine matters. Accordingly, your broker may not vote your shares with respect to these items if you have not provided instructions and broker non-votes will not affect the outcome of these proposals.

What vote is required to approve each item to be voted on at the Annual Meeting and how does the Board recommend I vote?

Only votes cast “For” a nominee will be counted in the election of directors. Votes that are withheld in respect of one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Abstentions and broker non-votes (described above) are not counted for purposes of the election of directors and will not affect the outcome of such election. You have the right to vote “For” or “Against”, or to “Abstain” from voting in connection with Proposals 2, 3, 4 and 5. The following table summarizes each proposal, the Board’s recommendation, the affirmative vote required for approval and whether broker discretionary voting is allowed.

Proposal Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval	Broker Discretionary Voting Allowed
1	Election of Directors	FOR ALL	Plurality vote	No
2	Advisory approval of the Company’s named executive officers’ compensation	FOR	Majority of votes cast	No
3	Approval of the 2019 Plan	FOR	Majority of votes cast	No
4	Approval of the ESPP	FOR	Majority of votes cast	No
5	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2020	FOR	Majority of votes cast	Yes

Will any other matters be voted on?

We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your proxy will authorize each of Sara R. Bucholtz and Shefali Shah to vote on such matters in her discretion.

How do I vote?

Stockholders of record can vote as follows:

•	by telephone by calling the toll-free number 1-800-690-6903 (have your proxy card in hand when you call);

10	2020 Proxy Statement

Proxy and Voting Information

•	by Internet before the Annual Meeting at www.proxyvote.com (have your proxy card in hand when you access the website);

•	during the Annual Meeting at www.virtualshareholdermeeting.com/AVYA2020 by using the 16-digit control number included with these proxy materials; or

•

by completing, dating, signing and promptly returning the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose. No postage is necessary if the proxy card is mailed in the United States (“US”). Date and sign your name exactly as it appears on your proxy card.

We recommend that you vote by proxy even if you plan to virtually attend the Annual Meeting. As described below, you can revoke your proxy or change your vote at the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. The deadline for voting by telephone or electronically over the Internet is 11:59 p.m., New York City time, on Tuesday, March 3, 2020. Mailed proxy cards with respect to shares held of record should be mailed to allow sufficient time for delivery and tabulation.

If you hold your shares through a bank, broker or other nominee (also known as “street name”), such entity/person will give you separate instructions for voting your shares. “Street name” stockholders who wish to vote virtually at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and those institutions will likely require your instructions to be submitted before the deadline listed above.

Can I change my vote after I return my proxy card?

Yes. Even after you have voted electronically through the Internet, by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by (i) sending written notice of revocation to Sara R. Bucholtz, Corporate Secretary, Avaya Holdings Corp., 4655 Great America Parkway, Santa Clara, CA 95054; (ii) submitting a valid proxy with a subsequent date by the Internet, telephone or mail; or (iii) virtually attending the Annual Meeting and voting. Your virtual attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted. Stockholders who hold shares through a bank, broker or other nominee should consult with that party as to the procedures to be used for revoking a vote.

If I dissent to any matter to be voted on, what are my rights?

None of Delaware law, our Certificate of Incorporation, as amended (including the Certificate of Designation for the Series A Stock), or our Bylaws, as amended, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card from you that does not specify how your shares are to be voted on one or more matters, your shares will be voted “For” the election of each of the director nominees and “For” Proposals No. 2, 3, 4 and 5. If any other mater is properly presented at the Annual Meeting, the individuals named as proxy holders on your proxy card will vote your shares in the manner recommended by the Board on all proposals presented in the Proxy Statement and as they may determine in their best judgment as to any other matters properly presented for vote at the Annual Meeting.

2020 Proxy Statement	11

Proxy and Voting Information

What does it mean if I receive more than one proxy card or voting instruction form?

It means your shares are registered differently or are held in more than one account at the transfer agent and/or with one or more banks, brokers or other nominees. Please vote all your shares.

How will votes be recorded?

Votes will be tabulated by Broadridge, and the results will be certified by one or more Inspectors of Election, who are required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, the Inspectors of Election will make a record of the number of shares voted for or against each nominee and each other matter voted upon, the number of shares abstaining with respect to each nominee or other matter, and the number of shares held of record by banks, brokers or other nominees and present at the Annual Meeting but not voting.

What is “householding” and how does it affect me?

We have adopted the “householding” procedure approved by the Securities and Exchange Commission (“SEC”), which allows us to deliver one set of documents to a household of stockholders instead of delivering a set to each stockholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. We and some banks, brokers or other nominees send household annual reports and proxy statements, delivering a single annual report and proxy statement to multiple stockholders sharing an address unless we have been instructed otherwise.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement in the future, please notify your bank, broker or other nominee if your shares are held in a brokerage account or notify us at the address or telephone number below if you hold registered shares. Alternatively, if, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and proxy statement, please notify your bank, broker or other nominee if your shares are held in a bank or brokerage account or notify us if you hold registered shares.

At any time, you may request a separate copy of our annual report or proxy statement by sending a written request to the Corporate Secretary at Avaya Holdings Corp., 4655 Great America Parkway, Santa Clara, CA 95054, or by calling (908) 953-6000.

Who is paying for this proxy solicitation?

We will pay for the entire costs of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by phone or other means of communications. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

In addition, we have engaged D.F. King, a proxy solicitation firm, to assist us in the solicitation of proxies for a fee of approximately $8,500, plus reasonable out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and to publish the final results in a current report on Form 8-K following the Annual Meeting.

12	2020 Proxy Statement

Corporate Governance

CORPORATE GOVERNANCE

Overview

Our Board is responsible for providing oversight over the Company’s business and affairs, including the Company’s strategic direction, as well as the management and financial and operational execution that can best perpetuate the success of the business and support the long-term interests of our stockholders. To effectively support its responsibilities, the Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Board committees is currently comprised solely of independent directors. These Board committees carry out responsibilities set out in specific committee charters approved by the Board that are consistent with applicable requirements of the NYSE and the SEC. The Board and each committee may from time to time form other committees for specified purposes. The Board and each committee may also, at its discretion, retain outside advisors at the Company’s expense in carrying out its responsibilities.

Our Board is committed to good corporate governance practices and seeks to represent stockholder interests through the exercise of sound judgment. To this end, the Board has adopted Corporate Governance Guidelines (“Guidelines”) that provides the framework for the governance of the Board and Company and a Code of Ethics and Business Conduct (“Code of Conduct”) that represents our commitment to the highest standards of ethics and integrity in the conduct of our business. The Board committee charters, the Guidelines and the Code of Conduct, as well as any amendments we may make to these documents from time to time, may be found in the Investor Relations section of our website under “Corporate Governance” at https://investors.avaya.com/corporate-governance/governance-policies, and, together with our charter and bylaws, serve as our governance and compliance framework. Information on our website, including the information on the Investor Relations section referenced here and below, is not considered part of this Proxy Statement.

Code of Conduct

Our Code of Conduct is designed to help directors and employees worldwide resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors and employees, including, without limitation, the Chief Executive Officer (“CEO”), the Chief Financial Officer, the Chief Accounting Officer, the Corporate Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers a variety of topics, including those required to be addressed by the SEC. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information and compliance with applicable laws and regulations. Directors and employees of the Company receive periodic updates regarding corporate governance policies and are informed when there are any material changes to the Code of Conduct.

We will post amendments to or waivers of the provisions of the Code of Conduct made with respect to any of our directors and executive officers on the Investor Relations section of our website within four business days of effecting any such amendment or waiver. During Fiscal 2019, no amendments to or waivers of the provisions of the Code of Conduct were made with respect to any of our directors or executive officers.

Corporate Responsibility

In addition to upholding high ethical standards in the ways we conduct business, we recognize that our Company has opportunities to bring about positive social, environmental and economic change. We

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Corporate Governance  ›  Overview

call this our corporate responsibility and work with our customers, partners, employees, and community to make a positive impact in the world. Our Corporate Responsibility Policy and annual Corporate Responsibility Report, which details our commitments, goals, and initiatives, are available on our website at https://www.avaya.com/en/about-avaya/corporate-responsibility.

Corporate Responsibility Highlights
Environment

•   Avaya is a member of We Are Still In, the largest climate action group in the US.

•   Avaya tracks and reports its carbon emissions annually to the CDP (formerly known as the Carbon Disclosure Project). In 2015, we set a goal to reduce our Scope 1 and Scope 2 emissions by 15% cumulatively by 2020. We exceeded this goal and achieved a cumulative 40% reduction from 2014 to 2019.

•   Avaya’s ISO 14001 certified Design for Environment (“DfE”) program focuses on continually reducing the environmental impact of our solutions and services; current initiatives include developing energy efficient products and eliminating single-use plastic packaging in our supply chain. Our commitment to demonstrating care for the environment through the DfE program is stated in our R&D Environmental Policy.

•   Our technology helps our customers achieve their environmental goals. For example, the Avaya Equinox videoconferencing platform reduces or eliminates the need for business travel by enabling customers to host engaging and effective meetings remotely. This results in significant Scope 3 carbon emission reductions for our customers, which helps mitigate climate change.

Human Rights and Supply Chain Responsibility

•   Avaya is a member of the Responsible Business Alliance (“RBA”), the world’s largest industry coalition dedicated to upholding social, environmental, and ethical standards in global supply chains, and has adopted the Supplier Code of Conduct.

•   Avaya has policies and programs in place to identify risks and prevent the use of child labor, slavery, and human trafficking in our business operations and supply chain, including our Code of Conduct, Human Rights Statement, and UK Modern Slavery Transparency Act Statement.

•   Avaya has a Conflict Minerals Policy and submits an annual Conflict Minerals Report to the SEC all with the aim of eliminating the social and environmental harm brought from sourcing conflict minerals from the Democratic Republic of Congo.

Diversity and Inclusion

•   Avaya is a member of CEO Action for Diversity and Inclusion™, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace.

•   Avaya’s Diversity and Inclusion Policy states our commitment to promote diversity and foster a culture of inclusion within our company, industry, and communities.

•   In March 2019, we launched our Avaya for Communities program to provide significantly discounted softphone solutions to Economically Disadvantaged Women-Owned Small Businesses in the US.

•   Avaya’s Talent Exchange Program gives employees the opportunity to perform their job in other parts of the world in order to build cultural intelligence and foster a diverse workforce.

•   Avaya has a Supplier Diversity Program to promote a network of diverse strategic supplier alliances to deliver exceptional products and services to our customers.

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Corporate Governance  ›  Overview

Corporate Responsibility Highlights
Community

•   We sponsor a Month of Giving each year in an effort to support fundraising and volunteering efforts by our worldwide employees, partners and customers. We raised nearly $175,000 in 2018 and collected over $100,000 to date in 2019 and, through the collective efforts of our global team, donated thousands of pounds of materials and contributed thousands of hours of volunteering to benefit charities around the world. We supported and partnered with well-respected organizations, including Save the Children, ALS Association, Doctors Without Borders, Save Our Shores, and the National Multiple Sclerosis Society.

•   Avaya launched a Devices for Diversity marketing campaign to support girls who have been denied an education because of their gender and where they were born. For each Avaya multimedia device sold in the first quarter of Fiscal 2019, we made a contribution to Girls Educational Programming through our nonprofit partner, Save the Children.

Prohibition on Hedging or Pledging of Company Stock

Our Insider Trading Policy prohibits Covered Individuals (as defined below) (and such individuals’ immediate family and household members) from entering into hedging transactions involving our securities. “Covered Individuals” refers to our (i) directors, (ii) officers who are designated as being subject to Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) certain other officers and key employees of the Company designated by our General Counsel (which currently includes Senior Vice Presidents, Vice Presidents and Senior Directors, and individuals involved in the preparation of internal and external financial reports and SEC reports). Covered Individuals (and such individuals’ immediate family and household members) are also prohibited under this policy from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan.

Leadership Structure of the Board

Under our bylaws, our Board appoints our corporate officers, including the CEO. Our Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Currently, our bylaws provide that the chairman of the Board may not simultaneously serve as our CEO. The Board believes that the current Board leadership structure is best for Avaya and its stockholders at this time. Our Nominating and Corporate Governance Committee periodically reviews the Company’s governance structure and practices, including the provisions of our certificate of incorporation and our bylaws.

Board Independence

Among other considerations, the Board values independent board oversight as an essential component of strong corporate performance. On at least an annual basis, the Board undertakes a review of the independence of each director and considers whether any director has a material relationship with Avaya. The Board evaluates each director under the independence rules of the NYSE, the Guidelines and the audit committee independence requirements of the SEC.

The NYSE rules require listed company boards to have at least a majority of independent directors. Based on its evaluation, our Board determined that each of Messrs. Scholl, Sutula, Vogel and Watkins

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Corporate Governance  ›  Overview

and Mses. Spradley and Yeaney, representing six of Avaya’s seven current directors, are independent directors as defined under the NYSE rules. Mr. Chirico, who serves as our President and CEO, is the only current member of the Board who is not independent.

Board Composition and Director Qualifications

The Company seeks to align Board composition with the Company’s strategic direction such that Board members bring skills, experience and backgrounds relevant to the strategic and operational issues that they will oversee and approve. Director candidates are typically selected based on their integrity and character, sound and independent judgment, track record of accomplishments in leadership roles, as well as based on their professional, corporate and industry expertise, skills and experience. More specifically, among others, the Nominating and Corporate Governance Committee and the Board considers the following criteria in the selection of director candidates:

•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

•

the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business and to serve on or chair, as appropriate, relevant Board committees;

•	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively;

•	diversity with respect to experience, gender, race, ethnicity and age; and

•

the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors and committees of other public companies on which he or she serves.

Board and Committee Meetings

Our Board met 40 times during Fiscal 2019. During Fiscal 2019, each current Board member attended 75% or more of the meetings of the Board and each of the committees on which he or she served (during the period he or she served on the Board and on such committees.) In addition, our Board met in executive session without management present during many of its meetings, including but not limited to its three regularly scheduled in-person meetings in Fiscal 2019. Our chairman of the Board presides over the executive sessions of the Board. Committees of the Board also meet in executive session as they deem appropriate.

We encourage our directors to attend our annual meetings of stockholders and we anticipate that each director will virtually attend our Annual Meeting.

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Corporate Governance  ›  Board Committees

Board Committees

Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is currently comprised of independent directors. In addition, each member of the Audit Committee is financially literate and two members of the Audit Committee qualify as audit committee financial experts pursuant to SEC rules. The composition and some of the key responsibilities of each of these committees are described below. In addition to the responsibilities listed below, each Board committee conducts an annual performance self-evaluation and an annual review of its committee charter. Each of these committees has authority under its respective charter to access such internal and external resources, including retaining legal, financial or other advisors, as the committee deems necessary or appropriate to fulfill its responsibilities. To view each committee’s full responsibilities, see the specific committee charters under “Corporate Governance” in the Investor Relations section of our website at https://investors.avaya.com/corporate-governance/governance-policies.

Committees and Membership	Key Committee Responsibilities
AUDIT Stanley J. Sutula, III, Chair* Susan L. Spradley Scott D. Vogel* * Qualifies as an audit committee financial expert Meetings in Fiscal 2019: 16

•   Select, and evaluate the performance of, the Company’s independent registered public accounting firm (including its qualifications, performance and independence);

•   Review and discuss with management and our independent registered public accounting firm the content of our financial statements prior to filing our quarterly reports on Form 10-Q, and the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommend to our Board whether the audited financial statements should be included in our annual report on Form 10-K;

•   Oversee the Company’s systems of internal accounting and financial controls and review the activities and qualifications of the Company’s internal audit function;

•   Review and discuss risk management and controls, including policies and guidelines with respect to risk assessment and risk management;

•   Review and approve related party transactions for potential conflicts of interest; and

•   Oversee the processes for handling complaints relating to accounting, internal accounting controls and auditing matters.

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Corporate Governance  ›  Board Committees

Committees and Membership	Key Committee Responsibilities
COMPENSATION Scott D. Vogel, Chair Stephan Scholl Jacqueline E. Yeaney Meetings in Fiscal 2019: 7

•   Approve the compensation of each of the Company’s senior officers who are, as determined from time to time by our Board, subject to the provisions of Section 16 of the Exchange Act (the “Senior Executives” or “Section 16 Officers”), and approve (as appropriate) employment agreements and severance plans;

•   Review the CEO’s individual goals and objectives and set the CEO’s compensation after evaluating his performance;

•   Review, approve and make recommendations to the Board regarding equity-based plans and incentive compensation plans in which the CEO and the other Senior Executives may participate;

•   Approve grants of stock options, restricted stock awards and/or other awards under equity-based plans;

•   Recommend to the Board compensation of the non-employee Board members and committee members;

•   Monitor compliance with the Company’s share ownership guidelines;

•   Develop and periodically review with the Board succession plans with respect to the CEO and other senior executives; and

•   Administer the Company’s clawback policy.

NOMINATING AND CORPORATE GOVERNANCE Susan L. Spradley, Chair Stephan Scholl William D. Watkins Meetings in Fiscal 2019: 2

•   Evaluate the performance, size and composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and working with management in attracting candidates with those qualifications;

•   Identify individuals qualified to become directors and review the qualifications of prospective nominees, including nominees recommended by stockholders, and recommend to the Board candidates for election at the Company’s Annual Meeting of Stockholders and to fill Board vacancies;

•   Recommend to the Board committee chairs and members, as well as changes in number or function of committees;

•   Establish procedures, subject to the Board’s approval, for the annual performance self-evaluation of the Board and its committees; and

•   Develop and oversee a Company orientation program for new directors and an education program for all directors.

Compensation Committee Interlocks and Insider Participation

Each current member of the Compensation Committee is an independent director. No individual who was a member of the Compensation Committee during Fiscal 2019: (i) was an officer or employee of the Company or any of its subsidiaries during Fiscal 2019; (ii) was formerly an officer of the Company or any of its subsidiaries; or (iii) served on the board of directors of any other company any of whose executive officers served on the Company’s Compensation Committee or its Board.

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Corporate Governance  ›  Selection of Board Nominees

Selection of Board Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. To fulfill these responsibilities, the Nominating and Corporate Governance Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management to attract candidates with those qualifications.

To identify new director candidates, the Nominating and Corporate Governance Committee seeks advice and names of candidates from its members, other members of the Board, members of management and other public and private sources. The Nominating and Corporate Governance Committee, in formulating its recommendation of candidates to the Board, considers each candidate’s personal qualifications and how such personal qualifications effectively address the then perceived current needs of the Board and its committees, including the criteria described above under “Board Composition and Director Qualifications.” The selection process includes, among other things, interviews with Board members, the CEO and other members of senior management, as appropriate, and reference checks of identified candidates. The Nominating and Corporate Governance Committee gives the same consideration to director candidates submitted by stockholders. See the procedures described in this Proxy Statement under the heading “Process for Director Nominations and Stockholder Proposals” for more details.

The Nominating and Corporate Governance Committee has sole authority under its charter to retain and terminate, at the Company’s expense, any search firm or advisor to be used to identify director candidates and has sole authority to approve the search firm’s or advisor’s fees and other retention terms. After the Nominating and Corporate Governance Committee completes its evaluation, it presents its recommendations to the Board for consideration and approval.

In May 2018, the Board engaged Heidrick & Struggles International, Inc., a worldwide executive search firm (“Heidrick & Struggles”), to help the Board identify individuals to possibly join the Board to fill the vacancy created by Ronald A. Rittenmeyer’s resignation from the Board, which was effective April 30, 2018. In addition, the Board appointed an ad hoc committee of the Board, comprised of Messrs. Chirico, Scholl and Watkins, to evaluate potential director candidates and recommend candidates to the Nominating and Corporate Governance Committee. This committee considered director candidates identified by Heidrick & Struggles and the directors interviewed certain director candidates based upon the committee’s recommendation. After consideration of a recommendation from the Nominating and Corporate Governance Committee, the Board elected Ms. Yeaney to serve on the Board, effective as of March 18, 2019. Ms. Yeaney was then re-elected by the Company’s stockholders at the Company’s 2019 Annual Meeting.

The Nominating and Corporate Governance Committee evaluated the director nominees and recommended that the Board nominate each director nominee named above for re-election.

RingCentral Board Nominee

In connection with our strategic partnership with RingCentral, Inc. (“RingCentral”) and RingCentral’s acquisition of the Series A Stock, in October 2019 we entered into an Investor Rights Agreement with RingCentral. This agreement entitles RingCentral to nominate one person (the “RingCentral Nominee”) to our Board until such time as RingCentral and its affiliates no longer hold or beneficially own, in the aggregate, shares of Series A Stock that can be converted into more than 4,759,339 shares of our Common Stock assuming conversion of all Series A Stock then held. In addition, the RingCentral

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Corporate Governance  ›  Selection of Board Nominees

Nominee has the option (i) to serve on our Audit and Nominating and Corporate Governance Committees or (ii) to attend (but not vote at) all of Board committee meetings. We anticipate that the RingCentral Nominee will be identified by RingCentral and nominated to our Board at some point after the Annual Meeting. For further information on our relationship with RingCentral, please see the “Certain Relationships and Related Transactions” section in this Proxy Statement.

Board Oversight of Risk Management

While the Board has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks and receives and reviews briefings concerning the Company’s information security and technology risks (including cyber security), financial risks and potential conflicts of interests. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Communications with the Board

Stockholders or interested parties may contact the Board, the Non-Executive Chairman and/or independent directors about corporate governance or other matters related to the Board by writing to the following address (indicating by name or title to whom the correspondence should be directed):

Avaya Holdings Corp. Board of Directors

Attention: Corporate Secretary

4655 Great America Pkwy

Santa Clara, CA 95054

Communications may also be sent by email to bdofdirectors@avaya.com. The Corporate Secretary manages all communications received as set forth above to determine whether the contents represent a message to the Board, its committees or any member, group or committee of the Board.

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Proposal 1 Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

Under our bylaws, our Board shall consist of at least seven directors and not more than nine. All directors will be in one class. Currently our Board has seven members. At each annual meeting of stockholders, the directors will be elected to serve until the earlier of their death, resignation, retirement, disqualification, removal or incapacity or until their successors have been elected and qualified.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated James M. Chirico, Jr., Stephan Scholl, Susan L. Spradley, Stanley J. Sutula, III, Scott D. Vogel, William D. Watkins and Jacqueline E. Yeaney for election as directors, each to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, except in the case of their earlier death, resignation, retirement, disqualification, removal or incapacity. Each nominee is currently serving as a director and has consented to serve for the new term. Should any nominee become unavailable for election, your proxy authorizes the named proxies to vote for such other person, if any, as the Board may recommend.

The following table identifies the experience and qualifications that our director nominees bring to the Board. As described above under “Board Composition and Director Qualifications,” the Nominating and Corporate Governance Committee formulates its recommendation of candidates to the Board after consideration of each candidate’s personal qualifications and how such personal qualifications effectively address the then perceived current needs of the Board and its committees.

Directors

Experience/Skills	Chirico	Scholl	Spradley	Sutula	Vogel	Watkins	Yeaney

Senior Leadership	●	●	●	●	●	●	●

Finance, Accounting or Financial Reporting			●	●	●	●	●

Corporate Governance			●	●	●	●

Executive Compensation			●		●	●

International Experience	●	●	●	●		●	●

Other Public Company Board experience			●		●	●	●

Risk Management	●	●	●	●	●	●

Strategic Planning, Business Development, Business Operations	●	●	●	●	●	●	●

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Proposal 1 Election of Directors

Each director to be elected by stockholders is elected by a plurality of votes, which means that the seven nominees receiving the most “for” votes will be elected. Votes withheld from any nominee will have no effect on the outcome of the election of directors. Votes may not be cast “against” the election of a nominee. Abstentions and broker non-votes will not be counted for any purpose in determining whether a nominee is elected. Directors may be removed, with or without cause, upon the affirmative vote of the holders of at least a majority of our voting stock. Directors need not be stockholders but are subject to certain share ownership requirements as described in the “Compensation Discussion & Analysis” below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” EACH OF THE DIRECTOR NOMINEES NAMED BELOW.

Director Nominees

James M. Chirico, Jr. Director since 2017 Age 62 Committees: N/A

Mr. Chirico has been our President and CEO since October 1, 2017 and a member of our Board since December 15, 2017. Prior to that, from September 1, 2016 through September 30, 2017, he served as our Executive Vice President and Chief Operating Officer and was also named Head of Global Sales in November 2016. Previously he served as our Executive Vice President, Business Operations and Chief Restructuring Officer from June 14, 2010 through August 31, 2016. He served as President, Operations from January 2008 until June 14, 2010 and was appointed Chief Restructuring Officer on February 3, 2009. Prior to joining Avaya, from February 1998 to November 2007, Mr. Chirico held various senior management positions at Seagate Technology, a designer, manufacturer and marketer of hard disc drives, including Executive Vice President, Global Disc Storage Operations, from February 2006 until November 2007, and Senior Vice President and General Manager, Asia Operations, from September 2000 to February 2006. In addition, Mr. Chirico served on the Board of Directors of Caraustar Industries, Inc., an integrated manufacturer of 100% recycled paperboard and converted paperboard products, from 2009 until 2013.

Experience, Qualifications, Attributes and Skills

Mr. Chirico’s role as CEO, the management perspective he brings to Board deliberations and his extensive management experience at Avaya, as well as other companies, led to the conclusion that he should serve as a director of our Company.

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Proposal 1 Election of Directors

Stephan Scholl Director since 2017 Age 49 Committees: ◾ Compensation ◾ Nominating & Corporate Governance

Mr. Scholl joined our Board on December 15, 2017. Mr. Scholl currently sits on the boards of EG Software and 1010 Data and is an advisor to several private equity firms. Prior to that, from April 2012 until July 11, 2018, he served as President of Infor, Inc., a privately held provider of enterprise software products and services. Previously, from 2011 until 2012, he served as President and Chief Executive Officer of Lawson Software, Inc. He helped merge Lawson into Infor in 2012. He joined Infor in 2010 as Executive Vice President of Global Sales and Consulting. Earlier, Mr. Scholl held various leadership roles at Oracle Corporation, including Senior Vice President and General Manager of the Tax and Utilities Business and before that as Senior Vice President of the North America Consulting business. He joined Oracle in 2005 with the company’s acquisition of PeopleSoft.

Experience, Qualifications, Attributes and Skills

Mr. Scholl’s experience in software and services, including with a cloud business, his service as an executive officer of companies including as President and Chief Executive Officer, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

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Proposal 1 Election of Directors

Susan L. Spradley Director since 2017 Age 58 Committees: ◾ Audit ◾ Nominating & Corporate Governance (Chair)

Ms. Spradley joined our Board on December 15, 2017. Ms. Spradley is Chief Executive Officer of Motion Intelligence, Inc., a SaaS company specializing in mobile device location and identification services, a position she has held since December 2017. Ms. Spradley is also the principal of Spradley Consulting LLC, a consulting firm that she founded in February 2017 that offers management consulting and leadership and talent coaching. Previously, she was a partner in the Tap Growth Group, a senior executive consulting firm focused on helping new ventures and Fortune 500 companies drive growth, from August 2017 until June 2019. In addition, she served in senior executive roles at Viavi Solutions (formerly JDSU), a publicly-traded provider of strategic network solutions. She was Executive Vice President and General Manager of Product Line Management and Design from 2015 to January 2017, and before that she was Senior Vice President and General Manager of the Communications Test & Measurement Business Unit from 2013 to 2015. From April 2011 to December 2012, Ms. Spradley was the CEO/Executive Director of US Ignite, a White House and National Science Foundation initiative focused on applications for smart city implementation. Prior to serving at US Ignite, Ms. Spradley was President of the North America region at Nokia Siemens Networks and an Executive Board Member. She served in a variety of roles at Nortel before her work at Nokia Siemens Networks, most recently as President of Global Services. Ms. Spradley currently sits on two public company boards: Qorvo, a global provider of RF systems and semiconductor technologies, a position she has held since January 2017, and NetScout Systems, Inc., a leading provider of service assurance, security and business analytics, a position she has held since April 2018. Additionally, from 2012 through January 2020, Ms. Spradley served as Chairman of the board of directors of US Ignite, a non-profit organization. From October 2011 until November 2012, she served on the board of directors of EXFO Inc.

Experience, Qualifications, Attributes and Skills

Ms. Spradley’s experience in the wireless telecommunications industry, including broad operating experience in sales, product portfolio management, and research and development for multiple global communications-related companies and her extensive public company executive leadership experience, as well as her independence from the Company, led to the conclusion that she should serve as a director of our Company.

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Proposal 1 Election of Directors

Stanley J. Sutula, III Director since 2017 Age 54 Committees: ◾ Audit (Chair)

Mr. Sutula joined our Board on December 15, 2017. Mr. Sutula is currently an Executive Vice President and the Chief Financial Officer of Pitney Bowes Inc., a global technology company that provides commerce solutions in the areas of ecommerce, shipping, mailing and data, and has served in this capacity since February 2017. From January 2015 to January 2017, he was Vice President and Controller of International Business Machines Corporation (IBM), a global company that creates value for clients through integrated solutions and products that leverage data, information technology, deep expertise in industries and business processes, and a broad ecosystem of partners and alliances. From January 2014 to January 2015, he served as Vice President and Treasurer of IBM and from May 2008 to January 2014 he served as Vice President – Finance and Planning (Chief Financial Officer) of IBM’s Global Technology Services business. From 1988 to 2008, he held a number of positions at IBM including several leadership positions in the US and Europe.

Experience, Qualifications, Attributes and Skills

Mr. Sutula’s experience in senior finance positions, including as Chief Financial Officer and Controller, and his experience with software and global management, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

Scott D. Vogel Director since 2017 Age 44 Committees: ◾ Audit ◾ Compensation (Chair)

Mr. Vogel joined our Board on December 15, 2017. Mr. Vogel is currently a Managing Member of Vogel Partners LLC, a private investment firm and has served in that capacity since July 2016. From 2002 through July 2016, he was a Managing Director at Davidson Kempner Capital Management, L.L.C., investing in distressed debt securities. From 1999 to 2001, he worked at MFP Investors, L.L.C. investing in special situations and turnaround opportunities. Prior to MFP Investors, he was an investment banker at Chase Securities. Mr. Vogel has served on numerous boards during his career, including the boards of Arch Coal, Inc. from October 2016 until May 2019 and Key Energy Services, Inc. from December 2016 until April 2019. Currently, he is on the Board of Directors of the following public companies: Contura Energy, Inc. since December 2019, Seadrill Ltd. since July 2018 and Bonanza Creek Energy, Inc. since April 2017. Mr. Vogel is a member of the Olin Alumni Board of Washington University and a member of the Advisory Board of Grameen America.

Experience, Qualifications, Attributes and Skills

Mr. Vogel’s mix of experience with executive management oversight, finance and capital markets, human resources and compensation and strategic planning, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

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Proposal 1 Election of Directors

William D. Watkins Chair of the Board of Directors Director since 2017 Age 67 Committees: ◾ Nominating & Corporate Governance

Mr. Watkins joined our Board and became Chair of the Board on December 15, 2017. Mr. Watkins was most recently Chairman and Chief Executive Officer of Imergy Power Systems, a privately held energy storage solutions company, from January 2015 and September 2013, respectively, until August 2016. Previously, he served as Chairman of the Board at Bridgelux, Inc., from February 2013 to December 2013 and as its Chief Executive Officer from 2010 to February 2013. Prior to that, he served as Chief Executive Officer and Board Member at Seagate Technology, a publicly traded provider of electronic data storage technologies and systems, from 2004 until 2009, and before that he was Seagate’s President and Chief Operating Officer. He joined Seagate in 1996 with the company’s acquisition of Conner Peripherals. Mr. Watkins currently sits on two public company boards: FLEX LTD., an electronics design manufacturer, since April 2009; and Maxim Integrated Products, Inc., a manufacturer of linear and mixed-signal integrated circuits, since August 2008. In January 2019, Mr. Watkins joined the Board of Directors as Chairman at Bright Machines, Inc., a privately held software design manufacturing company. Mr. Watkins previously served as a Board Member at Seagate Technology from 2000 until 2009. He was a Non-Executive Director at MEMC Electronic Materials, Inc. from 2002 until 2004.

Experience, Qualifications, Attributes and Skills

Mr. Watkins’ experience in the technology industry, his operational and management experience, his experience as an executive officer of companies including as Chief Executive Officer, President and Chief Operating Officer, his expertise and familiarity with financial statements, as well as his independence from the Company, led to the conclusion that he should serve as a director of our Company.

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Proposal 1 Election of Directors

Jacqueline E. Yeaney Director since 2019 Age 51 Committees: ◾ Compensation

Ms. Yeaney joined our Board on March 18, 2019. Ms. Yeaney is Executive Vice President, Marketing of Tableau Software, a privately held self-service analytics platform, a position she has held since July 30, 2019. Prior to that Ms. Yeaney was the Senior Vice President and Chief Marketing Officer of Ellucian, a privately held provider of software and services for higher education management, from January 2017 until April 1, 2019. She served as the Executive Vice President, Strategy and Marketing of Red Hat, Inc., a publicly traded provider of open source software solutions, from 2011 to 2016 after serving as a consultant to Red Hat in 2008. Prior to that she served as the chief marketing officer at Premiere Global Services, Inc., EarthLink, Inc. and HomeBanc Mortgage Corporation. Ms. Yeaney was also a Captain in the US Air Force where she held the highest level security clearance. Previously Ms. Yeaney served as a Non-Executive Director at Promethean World Limited from 2014 to 2015.

Experience, Qualifications, Attributes and Skills

Ms. Yeaney’s experience with global public company technology companies, including experience with strategy, marketing and transformation in the cloud and software industries, and her executive leadership experience, as well as her independence from the Company, led to the conclusion that she should serve as a director of our Company.

2020 Proxy Statement	27

Stock Ownership

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table presents information as to the beneficial ownership of our Common Stock as of January 6, 2020 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our directors and director nominees;

•	each named executive officer as set forth in the summary compensation table in this Proxy Statement; and

•	all current executive officers, directors and director nominees as a group.

Percentage ownership of our Common Stock in the table is based on 99,517,295 shares of Common Stock outstanding as of January 6, 2020. Shares of Common Stock that may be acquired within 60 days of January 6, 2020 pursuant to the exercise of options or warrants, and restricted stock units (“RSUs”) that vest, or conversion of Series A Stock are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table. For instance, as of January 6, 2020, RingCentral owns 125,000 shares of our Series A Stock, which could be converted into 7,852,311 shares of our outstanding Common Stock as of such date. In calculating the “Percent of Class Owned” in the table below, we have assumed the conversion of the Series A Stock to Common Stock for RingCentral but have not assumed such conversion with regards to the other beneficial owners.

Beneficial ownership of shares is determined under the SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise noted below, the address of each of the individuals and entities named below is c/o Avaya Holdings Corp., 4655 Great America Parkway, Santa Clara, California 95054.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class Owned
5% Stockholder:
Davidson Kempner Capital Management LP and other Reporting Persons	Common Stock	10,871,113(1)	10.9%
c/o Davidson Kempner Capital Management LP
520 Madison Avenue, 30th Floor New York, NY 10022
The Vanguard Group	Common Stock	9,985,183(2)	10.0%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
JPMorgan Chase & Co.	Common Stock	9,421,223(3)	9.5%
383 Madison Avenue New York, NY 10179

28	2020 Proxy Statement

Stock Ownership   ›  Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Title of Class		Amount and Nature of Beneficial Ownership		Percent of Class Owned
BlackRock, Inc.	Common Stock		7,469,484	(4)	7.5%
55 East 52nd Street New York, New York 10055
RingCentral, Inc.	Common Stock	(5)	7,852,311		7.3%
20 Davis Drive Belmont, CA 94002
Directors:
James M. Chirico, Jr.	Common Stock		862,036	(6)	*
Stephan Scholl	Common Stock		33,733	(7)	*
Susan L. Spradley	Common Stock		33,733	(7)	*
Stanley J. Sutula, III	Common Stock		33,733	(7)	*
Scott D. Vogel	Common Stock		33,733	(7)	*
William D. Watkins	Common Stock		33,733	(7)	*
Jacqueline E. Yeaney	Common Stock		19,731	(8)	*
Named Executive Officers (other than James M. Chirico, Jr.):
Shefali Shah	Common Stock		89,698	(9)	*
Kieran J. McGrath	Common Stock		85,927	(10)	*
Edward Nalbandian	Common Stock		—	(11)	*
Patrick J. O’Malley, III	Common Stock		—	(12)	*
Gaurav Passi	Common Stock		—	(13)	*
All Current Directors and Executive Officers as a Group (11 persons)(6), (7), (8), (9), (10), (14)	Common Stock		1,231,427		1.2%

*	Represents beneficial ownership of less than one percent of the outstanding shares of Common Stock.

(1)

The information was based upon a Schedule 13G/A filed with the SEC on February 11, 2019 by (i) M. H. Davidson & Co. (“CO”); (ii) Davidson Kempner Partners (“DKP”); (iii) Davidson Kempner Institutional Partners, L.P. (“DKIP”); (iv) Davidson Kempner International, Ltd. (“DKIL”); (v) Davidson Kempner Distressed Opportunities Fund LP (“DKDOF”); (vi) Davidson Kempner Distressed Opportunities International Ltd. (“DKDOI”); (vii) DKSOF IV Trading Subsidiary LP (“DKSOF”); (viii) Davidson Kempner Capital Management LP (“DKCM”); and (ix) Messrs. Thomas L. Kempner, Jr. and Anthony A. Yoseloff, and confirmed to the Company on October 24, 2018. CO has shared voting and dispositive power with respect to 206,733 of these shares. DKP has shared voting and dispositive power with respect to 1,213,419 of these shares. DKIP has shared voting and dispositive power with respect to 2,693,630 of these shares. DKIL has shared voting and dispositive power with respect to 2,953,527 of these shares. DKDOF has shared voting and dispositive power with respect to 784,694 of these shares. DKDOI has shared voting and dispositive power with respect to 1,396,916 of these shares. DKSOF has shared voting and

2020 Proxy Statement	29

Stock Ownership  ›  Security Ownership of Certain Beneficial Owners and Management

dispositive power with respect to 1,622,194 of these shares. DKCM, Messrs. Kempner and Yoseloff have shared voting and dispositive power with respect to all of these shares.

(2)

The information was based upon a Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group. The Vanguard Group has sole voting power with respect to 103,295 of these shares, shared voting power with respect to 13,672 of these shares, sole dispositive power with respect to 9,879,988 of these shares and shared dispositive power with respect to 105,195 of these shares. The Vanguard Group’s Schedule 13G indicates that (i) 91,523 of these shares are beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, as a result of its serving as investment manager of collective trust accounts and (ii) 25,444 of these shares are beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, as a result of its serving as investment manager of Australian investment offerings.

(3)

The information was based upon a Schedule 13G filed with the SEC on January 8, 2020 by JPMorgan Chase & Co. JPMorgan Chase & Co. has sole voting power with respect to 3,193,072 of these shares and sole dispositive power with respect to 9,403,355 of these shares. JPMorgan Chase & Co.’s Schedule 13G indicates that the shares beneficially owned are held by its subsidiaries J.P. Morgan Investment Management Inc., JPMorgan Chase Bank, National Association, JPMorgan Asset Management (UK) Limited and J.P. Morgan Trust Company of Delaware.

(4)

The information was based upon a Schedule 13G filed with the SEC on February 11, 2019 by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 7,212,224 of these shares and sole dispositive power with respect to 7,469,484 of these shares. BlackRock, Inc.’s Schedule 13G indicates that each of the following subsidiaries owns at 5% or greater of the shares reported on this Schedule 13G: BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; and BlackRock Investment Management, LLC.

(5)

The information was based upon a Schedule 13D filed with the SEC on November 12, 2019 by RingCentral, Inc. RingCentral, Inc. has sole voting and dispositive power with respect to 125,000 shares of Series A Stock, currently convertible into 7,852,311 shares of Common Stock.

(6)	Includes (i) 324,653 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of January 6, 2020.

(7)

Includes (i) 12,847 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) December 15, 2020, (y) the recipient’s separation of service from the registrant and (z) a “change in control” of the registrant, as defined in the Avaya Holdings Corp. 2017 Equity Incentive Plan; (ii) 4,040 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) February 12, 2022, (y) the recipient’s separation of service from the registrant and (z) a “change in control” of the registrant, as defined in the Avaya Holdings Corp. 2017 Equity Incentive Plan; and (iii) 16,846 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) May 15, 2022, (y) the recipient’s separation of service from the registrant and (z) a “change in control” of the registrant, as defined in the Avaya Holdings Corp. 2017 Equity Incentive Plan. All of the RSUs can only be settled with Common Stock.

30	2020 Proxy Statement

Stock Ownership  ›  Security Ownership of Certain Beneficial Owners and Management

(8)

Includes (i) 2,885 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) March 18, 2022, (y) the recipient’s separation of service from the registrant and (z) a “change in control” of the registrant, as defined in the Avaya Holdings Corp. 2017 Equity Incentive Plan; and (ii) 16,846 shares of Common Stock issuable in respect of RSUs that have vested but have had their settlement deferred until the earliest to occur of: (x) May 15, 2022, (y) the recipient’s separation of service from the registrant and (z) a “change in control” of the registrant, as defined in the Avaya Holdings Corp. 2017 Equity Incentive Plan. These RSUs can only be settled with Common Stock.

(9)

Includes (i) 27,054 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of January 6, 2020 and (ii) 13,426 shares of Common Stock issuable upon the vesting of RSUs within 60 days of January 6, 2020.

(10)	Includes 85,927 shares of Common Stock issuable upon the vesting of RSUs within 60 days of January 6, 2020.

(11)

We are unable to provide a current address or confirm Mr. Nalbandian’s beneficial ownership because Mr. Nalbandian’s service as our Senior Vice President and President, Services ended effective October 1, 2019.

(12)

We are unable to provide a current address or confirm Mr. O’Malley’s beneficial ownership because Mr. O’Malley’s service as our Senior Vice President, Growth Initiatives ended effective October 7, 2019.

(13)	We are unable to provide a current address or confirm Mr. Passi’s beneficial ownership because Mr. Passi’s service as our Senior Vice President and President, Cloud ended effective November 19, 2019.

(14)	All current directors and executive officers includes: the seven directors listed above, Anthony F. Bartolo, Kieran J. McGrath, Shefali Shah and Kevin Speed.

2020 Proxy Statement	31

Director Compensation

DIRECTOR COMPENSATION

Members of the Board who are Company employees do not receive any additional compensation for their service as directors.

Fiscal 2019 Non-Employee Director Compensation Program

In August 2018, upon the recommendation of the Compensation Committee with input from the Committee’s independent consultant, the Board reduced the annual cash retainer for non-employee directors from $100,000 to $75,000 in order to better align with our Compensation Peer Group, and established additional retainers for the Non-Executive Chair and each committee chair. Effective for Fiscal 2019 and thereafter, the program consists of the following:

Annual Cash Retainer	$75,000

Additional Cash Retainers for Leadership Positions	Non-Executive Chair: $75,000 Audit Committee Chair: $25,000 Compensation Committee Chair: $15,000 Nominating & Corporate Governance Committee Chair: $10,000

Meetings fees	$2,000 per Board or committee meeting in excess of 20 aggregate meetings during the fiscal year

Annual Equity Grant	$250,000 in RSUs, which will be granted after each Annual Meeting to those who are elected to the Board at the Annual Meeting

Initial Equity Grant for Any Non-Employee Director Joining the Board of Directors Before the next Annual General Meeting	$250,000 in RSUs, pro-rated to reflect service as a non-employee director for the portion of the fiscal year served until the next Annual Meeting

The annual cash retainer was paid in arrears to the non-employee directors as four quarterly payments of $18,750, beginning March 2019. The additional cash fees for serving as committee chairs were similarly paid in arrears in four quarterly installments, beginning in March 2019. The meeting fees were paid in arrears at the end of the 2019 fiscal year. RSUs granted to non-employee directors in Fiscal 2019 were vested in full on the grant date, while the delivery of the underlying shares is deferred until the earliest to occur of: (i) the third anniversary of the grant date; (ii) the recipient’s separation from the Company; or (iii) a change in control of the Company, as defined in the 2017 Equity Incentive Plan.

Total compensation provided to our non-employee directors for service during Fiscal 2019 was elevated due to (1) the impact of the combination of meeting fees and the extraordinary number of Board meetings required to facilitate the Company’s review of strategic alternatives during the year, and (2) a one-time 25% increase in the equity award value to compensate for the transition from granting equity at the beginning of our fiscal year to the date of the annual meeting and the associated four month delay in grant timing in Fiscal 2019. Total compensation for Fiscal 2020 is expected to be lower than for Fiscal 2019, because the strategic review process concluded in the first quarter of Fiscal 2020 and the transition equity awards were not repeated.

32	2020 Proxy Statement

Director Compensation

Non-Employee Director Compensation Paid in Fiscal 2019

The following table details the total compensation paid to our non-employee directors for Fiscal 2019:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Stephan Scholl	121,250	312,500	433,750

Susan L. Spradley	150,750	312,500	463,250

Stanley J. Sutula, III	164,000	312,500	476,500

Scott D. Vogel	174,500	312,500	487,000

William D. Watkins	177,500	312,500	490,000

Jacqueline E. Yeaney	39,500	312,500	352,000

(1)

Cash compensation for each of Ms. Spradley and Messrs. Scholl, Sutula, Vogel and Watkins consist of one quarterly $25,000 installment of the $100,000 annual cash retainer in effect during Fiscal 2018, plus three quarterly installments of the $75,000 annual cash retainer in effect beginning March 2019. Ms. Yeaney received two quarterly installments of the $75,000 annual cash retainer following her joining the Board in February 2019. Additional cash retainers for leadership positions were paid in three quarterly installments of the annual leadership retainer listed above, with $7,500 to Ms. Spradley for her leadership of the Nominating and Corporate Governance Committee, $18,750 to Mr. Sutula for his leadership of the Audit Committee, $11,250 to Mr. Vogel for his leadership of the Compensation Committee, and $56,250 to Mr. Watkins for his leadership as Non-Executive Chair. The table above also includes meeting fees paid for Fiscal 2019 consisting of $40,000 for Messrs. Watkins and Scholl, $62,000 for Ms. Spradley, $64,000 for Mr. Sutula, $82,000 for Mr. Vogel, and $2,000 for Ms. Yeaney.

(2)

The stock awards listed show the fair market value of two awards to each non-employee director in Fiscal 2019. RSU awards for each of Ms. Spradley and Messrs. Scholl, Sutula, Vogel and Watkins consisting of an annual grant award of $250,000, awarded on May 15, 2019 following their election at the 2019 Annual General Meeting, and a special award of $62,500, awarded on February 12, 2019, intended to cover the period between the initial awards on January 23, 2018 and the awards on May 15, 2019. Ms. Yeaney received two RSU awards as well, an annual grant award of $250,000, awarded on May 15, 2019 following the 2019 Annual General Meeting, and an initial award of $62,500, awarded on February 12, 2019, upon her election to the Board. Amounts shown represent the grant date fair value of each award as calculated in accordance with ASC 718. See Note 17 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for an explanation of the assumptions used in the valuation of these awards.

Fiscal 2020 Non-Employee Director Compensation Program Changes

On November 13, 2019, the Board adopted the 2019 Plan, subject to the approval of our stockholders. The 2019 Plan includes a provision which limits the amount of compensation we can pay non-employee members of our Board in a single fiscal year, without additional stockholder approval. If the 2019 Plan is approved at the Annual Meeting, the maximum total compensation (including awards under the 2019 Plan, determined based on the fair market value of such awards as of the grant date, plus annual retainer fees)) that may be paid to any non-employee director in respect of a single fiscal year would be limited to $750,000. For more information about this change, see “PROPOSAL 3 –APPROVAL OF THE AVAYA HOLDINGS CORP. 2019 EQUITY INCENTIVE PLAN” in this Proxy Statement.

2020 Proxy Statement	33

Director Compensation

Non-Employee Director Share Ownership Guideline

Non-employee directors are expected to own shares equivalent to six times the value of the annual cash retainer for Board service (not the additional cash retainers for leadership positions). Until the guideline is achieved, the director must hold at least 50% of net shares received upon vesting of an award. As of the end of fiscal year 2019, all non-employee directors were in compliance with these ownership guidelines.

34	2020 Proxy Statement

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

Quick Reference Guide

Compensation “Best Practices”

The Compensation Committee has utilized the following key compensation design and governance practices to support alignment between pay and performance:

•

Multiple performance metrics – Short-term bonuses for Fiscal 2019 were based on achievement of Non-GAAP revenue and subject to an Adjusted EBITDA threshold and long-term incentive performance-based equity awards are tied to stock price for the Chief Executive Officer (“CEO”) and based on Adjusted EBITDA and relative total shareholder return (“TSR”) for the other Named Executive Officers (“NEOs”).

•

Balanced approach to long-term incentives – Long-term incentive awards in Fiscal 2019 for (1) our CEO were 100% performance-based and required stock appreciation of more than 50% for the awards to vest and (2) our other continuing NEOs were comprised of a combination of 50% time-based restricted stock units (“RSUs”) and 50% performance-based restricted stock units (“PRSUs”) requiring attainment of annual Adjusted EBITDA levels and subject to a relative TSR modifier that caps award vesting when the absolute TSR is negative, linking executive compensation with increased stockholder value over time.

•

Thresholds, staged goals, and maximum payouts – Annual bonuses and performance equity awards are subject to a minimum threshold level of performance below which no payout is earned and are limited to a specified maximum payout, with staged goals in between.

•	Use of formulaic compensation design with payouts tied to pre-established performance targets.

•	Exercise limited or no discretion to adjust formulaic payouts.

•	Clawback provisions in our compensation plans and agreements.

•	Stock ownership guidelines for executive officers and directors.

•	Limited perquisites.

•

No “Golden Parachute” Tax Reimbursements to provide any tax reimbursement payments (including “gross-ups”) on any tax liability that our NEOs might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code (“Code”).

2020 Proxy Statement	35

Compensation Discussion and Analysis  ›  Stockholder Engagement & Results of Say on Pay Vote

•	A policy prohibiting all hedging and pledging in our securities by “Covered Individuals”, as described later in this section.

Stockholder Engagement & Results of Say on Pay Vote

At our 2019 Annual Meeting, we held a “Say-on-Pay” advisory vote on the executive compensation program of the named executive officers for Fiscal 2018. We were disappointed that only approximately 50% of stockholder votes cast were in favor of our executive compensation program for Fiscal 2018. However, based on dialogue with stockholders, we believe that this outcome is largely a result of the fact that our compensation program for Fiscal 2018 was transitionary due to our balance sheet restructuring and reflected decisions made by the pre-emergence Compensation Committee.

Our Board of Directors and senior management have developed and maintain a robust stockholder engagement program. Throughout the year, we engage with a significant and diverse portion of stockholders on any topics our stockholders wish to raise with us, including our business results and initiatives, matters of strategy, capital allocation, corporate governance and executive compensation. We believe this program of regular stockholder engagement has been productive and provides for an open exchange of ideas and perspectives for both management and our stockholders.

Our Board of Directors and senior management are committed to addressing the stockholder concerns regarding our executive compensation program reflected by the results of the Say-on-Pay advisory vote held at the 2019 Annual Meeting. In response, we implemented an enhanced stockholder engagement program to proactively solicit feedback on executive compensation. We reached out to 25 of our largest stockholders representing more than 70% of our outstanding shares to invite them to discuss their feedback on the compensation program and to provide them with an update on our transformation progress. During the fall of 2019, we had discussions with 9 stockholders representing approximately 30% of our outstanding shares. The Chair of our Compensation Committee and members of senior management participated in these telephonic discussions, which resulted in highly constructive dialogue with our stockholders. Feedback received from our stockholders throughout the year is regularly shared with the Board of Directors and the Compensation Committee when related to our compensation programs and practices.

Stockholders generally supported the overall structure of the program and acknowledged the challenges related to executive rewards, retention and Board and management continuity when emerging from Chapter 11. Meanwhile, there was a clear and consistent message that appropriate action was expected to align the compensation levels of our CEO and other executive officers with market practice for a reasonably defined peer group, and to align real pay delivery with financial and strategic performance that drives future stockholder value creation. As we value the feedback provided by these stockholders, the Compensation Committee took action to specifically address their concerns while still maintaining a compensation program focused on retaining and motivating our valued executives.

36	2020 Proxy Statement

Compensation Discussion and Analysis  ›  Stockholder Engagement & Results of Say on Pay Vote

The Compensation Committee believes that the compensation changes described in the table below reflect our Board’s ongoing commitment to stockholder engagement and responsiveness.

Stockholder Feedback	Compensation Committee Response

Concern regarding alignment of NEO compensation structure with Company performance and stockholder value creation, in particular use of guaranteed bonuses and time-based vesting incentive equity awards in Fiscal 2018

The short-and long-term incentive programs for our NEOs in Fiscal 2019 are substantially performance-based:

•   No annual cash bonus awards were guaranteed and awards based upon attainment of Fiscal 2019 revenue and subject to a minimum level of Adjusted EBITDA – no bonuses were awarded in Fiscal 2019 as Company performance was below the threshold level

•   100% of the incentive equity award to our CEO was subject to performance-based vesting requiring stock appreciation of more than 50% for the award to vest and 50% of the incentive equity awards to the other NEOs were subject to performance-based vesting tied to attainment of annual Adjusted EBITDA over three-year performance period against levels set at the time grant and subject to further adjustment based on total shareholder return over the three-year performance period

Concern regarding size of Fiscal 2018 CEO incentive equity awards

In recognition of the size of the Fiscal 2018 incentive equity awards made to our CEO, the value of the Fiscal 2019 incentive equity award was approximately 90% lower than the value of the Fiscal 2018 incentive equity awards and the Fiscal 2019 award was 100% performance-based as noted above

Concern regarding the excise tax gross-up provision in the CEO’s employment agreement, established in connection with our emergence from Chapter 11

On January 3, 2020, at the CEO’s request, we and the CEO amended the CEO’s employment agreement to eliminate the excise tax gross-up provision and we do not intend to provide for any similar provisions in the future

The Compensation Committee believes these changes have enhanced our executive compensation practices and help align executive compensation with our Company’s business and strategic objectives, as well as support long-term stockholder value creation. The Compensation Committee continues to evaluate its approach to executive compensation, specifically for our CEO. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the named executive officers. We welcome input from our stockholders on our compensation policies and compensation program at any time.

2020 Proxy Statement	37

Compensation Discussion and Analysis  ›  Fiscal 2019 Named Executive Officers

Fiscal 2019 Named Executive Officers

This Compensation Discussion and Analysis (the “CD&A”) explains the key elements of the compensation of our NEOs and describes the objectives and principles underlying our Company’s executive compensation program for Fiscal 2019. For Fiscal 2019, our NEOs were:

Name	Title
James M. Chirico, Jr.	President and CEO
Kieran McGrath	Senior Vice President and Chief Financial Officer
Shefali Shah	Senior Vice President, General Counsel and Chief Administrative Officer
Edward Nalbandian (1)	Former Senior Vice President and President, Services
Patrick J. O’Malley, III (2)	Former Senior Vice President, Growth Initiatives, and former Senior Vice President and Chief Financial Officer
Gaurav Passi (3)	Former Senior Vice President and President, Cloud

(1)	Mr. Nalbandian retired from the Company, effective October 1, 2019

(2)	Mr. O’Malley resigned from the Company, effective October 7, 2019

(3)	Mr. Passi separated from the Company, effective November 19, 2019

Key Elements of Our Executive Compensation Program

Base Salaries

There were no changes to the base salaries from Fiscal 2018 for the continuing NEOs. Base salaries for executives hired in Fiscal 2019 were set as a part of the arm’s length negotiation of the applicable employment arrangements, taking into consideration our executive compensation principles and competitive market practices. The Fiscal 2019 base salaries for the NEOs are set forth below:

Named Executive Officer	Fiscal 2019 Base Salary ($)
James M. Chirico, Jr.	1,250,000
Kieran McGrath (1)	650,000
Shefali Shah	600,000
Edward Nalbandian	500,000
Patrick J. O’Malley III	650,000
Gaurav Passi (2)	500,000

(1)	Mr. McGrath was hired in Fiscal 2019 on January 31, 2019.

(2)	Mr. Passi was hired in Fiscal 2019 on November 5, 2018.

Short-Term Incentives

Annual cash bonus opportunities for each NEO in respect of Fiscal 2019 were 100% based on achievement of performance goals. The Company’s Board-approved Fiscal 2019 financial plan served as the basis for the Executive Annual Incentive Plan (“AIP”), our annual cash incentive plan, as approved by the Compensation Committee. The AIP was designed to drive the Company’s objective of revenue growth in Fiscal 2019. The funding for the AIP was determined based on Fiscal 2019

38	2020 Proxy Statement

Compensation Discussion and Analysis  ›  Key Elements of Our Executive Compensation Program

non-GAAP revenue as measured against pre-established threshold, target and maximum levels, and further subject to achievement of a minimum of $750 million in Fiscal 2019 Adjusted EBITDA,* representing an increase to the Fiscal 2018 Adjusted EBITDA of $746 million. The funding metrics for the Fiscal 2019 AIP are shown in the tables below:

Non-GAAP Revenue Corporate Financial Goals
Threshold	$3,000 million
Target	$3,125 million
Max	$3,200 million
Actual:	$2,908 million

Minimum Level of Fiscal 2019 Adjusted EBITDA	Actual
$750 million	$706 million

*Non-GAAP revenue and Adjusted EBITDA are financial performance metrics that are not calculated and presented in accordance with GAAP. See the “Reconciliation of GAAP to non-GAAP (Adjusted) Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

Our CEO’s bonus payout opportunity under the AIP was based 100% on the corporate financial goals, and the bonus payout opportunities to other NEOs were based 80% on the corporate financial goals and 20% on achievement of pre-established, individual performance objectives (MBOs), based on the CEO’s recommendations to the Compensation Committee. For Fiscal 2019, two of the MBOs were common among all senior vice presidents of the Company and were based upon achievement of certain operational-based goals during Fiscal 2019. The other two MBOs for the senior vice presidents who were NEOs, other than the Gaurav Passi, Senior Vice President, Cloud (whose specific objectives were the same as the common objectives and established when he joined the company in Fiscal 2019) were based on specific objectives critical to the executive’s individual role, including enhancing internal controls over financial reporting, enhancing efficiencies in the corporate support structure, overseeing the launch of new strategic projects, and operationalizing identified revenue growth drivers.

Our CEO’s target bonus opportunity under the AIP was 200% of base salary and maximum bonus opportunity was 250% of base salary pursuant to the terms of his Executive Employment Agreement (each as in effect prior to the amendment thereto effective on January 3, 2020 and described later in this CD&A) and the target and maximum bonus opportunities for Messrs. McGrath, Nalbandian and Passi and Ms. Shah were 100% of base salary, prorated as applicable for time in service in that position, and 200% of that bonus target, respectively. The target and maximum bonus opportunity for Mr. O’Malley were 100% and 200% of base salary, respectively until February 15, 2019, when he was appointed as Senior Vice President, Growth Initiatives, at which time his target and maximum bonus opportunity were revised to 80% and 160% of base salary, respectively.

As shown in the table above, Company did not achieve threshold Non-GAAP revenue or the minimum Adjusted EBITDA level under the AIP in Fiscal 2019. As a result, no payouts were made under the AIP in respect of Fiscal 2019.

New Hire Sign-on Bonuses

In connection with their hire, each of Messrs. McGrath and Passi received a one-time sign-on bonus of $650,000 and $250,000, respectively.

2020 Proxy Statement	39

Compensation Discussion and Analysis  ›  Key Elements of Our Executive Compensation Program

Equity Awards

For Fiscal 2019, the Compensation Committee designed and implemented a performance-based equity award program pursuant to the Avaya Holdings Corp. 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”). In Fiscal 2019, 100% of Mr. Chirico’s equity award was performance-based and the equity awards to the other NEOs continuing from Fiscal 2018 (i.e., other than Messrs. McGrath and Passi) were 50% performance-based and 50% time-based in the form of RSUs. In connection with their hire in Fiscal 2019, Messrs. McGrath and Passi each received only time-based RSUs. The time-based RSUs vest one-third on the first anniversary of the grant date and then in equal, quarterly installments over the next two years, subject to continued employment.

In Fiscal 2019, the NEOs received RSU and PRSU equity awards in respect of the underlying shares of the Company’s common stock with grant date fair values detailed below that have been approximated and therefore differ slightly from those set forth in the Summary Compensation Table. It is important to note that the values shown below represent target opportunities, meaning that these amounts represent the “target” levels of compensation that may be earned in the future based on the value of the underlying shares, and are not actual earned amounts. The amounts actually earned (if any) will be determined on the date(s) on which the awards actually vest, based on continued employment and performance against the performance goals (if applicable) as described below. For more information on grants to the NEOs during Fiscal 2019, see “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2019.”

Named Executive Officer	RSU Award Opportunity as of Grant Date ($)	Common Stock Underlying RSU Award (#)	PRSU Award Opportunity as of Grant Date ($)	Common Stock Underlying PRSU Award (#)	Total Equity Award Opportunity as of Grant Date ($)	Common Stock Underlying Total Equity Award (#)
James M. Chirico, Jr.	—	—	3,000,000	274,223	3,000,000	274,223
Kieran McGrath	4,000,000	257,731	—	—	4,000,000	257,731
Shefali Shah	625,000	40,270	625,000	40,270	1,250,000	80,540
Edward Nalbandian	375,000	24,162	375,000	24,162	750,000	48,324
Patrick O’Malley, III	375,000	24,162	375,000	24,162	750,000	48,324
Gaurav Passi	2,000,000	126,262	—	—	2,000,000	126,262

The Fiscal 2019 PRSU award to our CEO will be earned if the average closing price of the Company’s common stock equals or exceeds $23.50 for 60 consecutive days within three years of the grant date (representing appreciation in the stock price of more than 50% from the date of grant), subject to Mr. Chirico’s continued employment.

The PRSU awards to the other NEOs (other than Messrs. McGrath and Passi) will be earned if Adjusted EBITDA is achieved against pre-established threshold, target, and maximum levels established for each of the three separate fiscal years included in the total performance period (i.e., fiscal years 2019, 2020 and 2021). The applicable threshold, target and maximum levels for each fiscal year were established at the beginning of the total three-year performance period. With respect to each

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Compensation Discussion and Analysis  ›  Key Elements of Our Executive Compensation Program

fiscal year within the total three-year performance period, PRSUs are eligible to be earned in respect of performance achieved as follows: 0% below threshold, 75% at threshold, 100% at target, and 150% at maximum level, with points in between being linearly interpolated; provided, that the Compensation Committee has the discretion to equitably adjust Adjusted EBITDA for any performance year to reflect the impact of special or non-recurring events not known as of the grant date in order to prevent the enlargement or dilution of benefits under the award. At the end of the total three-year performance period, the percentage of PRSUs eligible to vest may be adjusted up or down by 25% based on a relative TSR modifier using the Russell 2000 Index in effect on the date of grant for achievement in the top or bottom quartile, respectively, and no change for achievement in the second or third quartile. If at the end of the total three-year performance period the Company’s absolute TSR is negative, then no more than the target number of PRSUs granted will be eligible to vest. Earned PRSUs, both for our CEO and the other NEOs, will not be settled until the end of the applicable three-year performance period, subject to satisfaction of service-based vesting requirements set forth in the applicable award agreement.

At the end of Fiscal 2019, our CEO PRSU stock price goal had not yet been achieved. Fiscal 2019 Adjusted EBITDA was $706 million, which was below the “threshold” level of Adjusted EBITDA established for the other PRSU awards in respect of Fiscal 2019, which was $712 million (with a target level of $750 million (representing an increase from the Fiscal 2018 Adjusted EBITDA of $746 million) and maximum level of $791 million). As such, no PRSUs granted in Fiscal 2019 vested during Fiscal 2019.

Fiscal 2020 Compensation Actions

The Compensation Committee approved the Fiscal 2020 executive compensation structure for certain of the NEOs in the first quarter of Fiscal 2020. For Fiscal 2020, there were no changes made to base salaries or target bonus opportunities for the NEOs, other than with respect to the CEO, whose target bonus opportunity was adjusted from 200% of base salary to 150% of base salary and whose maximum bonus opportunity was adjusted from 250% of base salary to 300% of base salary upon effectiveness of the amendment to the Executive Employment Agreement on January 3, 2020. These changes were made to more closely align our CEO’s target bonus opportunity with those of our peer group.

Consistent with the Company’s continuing objective of achieving profitable revenue growth, the Compensation Committee approved a short-term incentive plan for Fiscal 2020 with funding determined 70% by Fiscal 2020 Non-GAAP revenue against established threshold, target and maximum levels and 30% by Fiscal 2020 Adjusted EBITDA against established threshold, target and maximum levels (the “Fiscal 2020 AIP”). The CEO’s Fiscal 2020 award will be based 50% on corporate financial goals under the Fiscal 2020 AIP and 50% upon attainment of the Company’s Fiscal 2020 Cloud and Alliance Partners Revenue against established threshold, target and maximum levels. The Fiscal 2020 awards for the other NEOs will be based 100% on achievement of corporate financial performance goals.

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Compensation Discussion and Analysis  ›  Key Elements of Our Executive Compensation Program

Annual equity grants were also approved, which consist of a mix of time-based and performance-based RSUs with a grant date value that was in line with annual equity awards by our Compensation Peer Group. The following NEOs received equity awards with approximate grant date fair values as detailed below.

Named Executive Officer (1)	Fiscal 2020 RSU Award ($)	Fiscal 2020 PRSU Award ($)	Total Fiscal 2020 Equity Award ($)
James M. Chirico, Jr	3,250,000	3,250,000	6,500,000
Kieran McGrath	875,000	875,000	1,750,000
Shefali Shah	625,000	625,000	1,250,000

(1)	The other NEOs did not receive equity grants in the first quarter of Fiscal 2020.

Messrs. Chirico and McGrath and Ms. Shah received equity grants consisting of 50% time-based RSUs and 50% PRSUs, which awards have substantially the same design as the Fiscal 2019 awards.

Determination of NEO Compensation

Our executive compensation principles reflect the following core beliefs:

•	Pay-for-performance

•	Annual incentives tied to the successful achievement of challenging pre-established financial and non-financial operating goals that support our annual business plans

•

Long-term incentives that provide opportunities for executives to earn equity compensation for multi-year employment retention and achieving challenging financial and strategic goals that drive our longer-term stockholder value, while aligning the interests of senior executives with stockholders through Company ownership

The Company’s executive compensation program is governed by the Compensation Committee with the support of management and the Compensation Committee’s independent compensation consultant. The chart below sets forth the key characteristics of the program for Fiscal 2019, many of which represent “best practices” from a compensation and governance perspective.

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Executive Compensation Practices

What We Do		What We Don’t Do
+	We Do have a pay-for-performance philosophy, which ties compensation to pre-established performance goals	-	We Don’t allow discounting, reloading or repricing of stock options without stockholder approval
+	We Do use multiple performance metrics for annual incentive programs	-	We Don’t have “single trigger” vesting of outstanding equity-based awards based solely on a CIC
+	We Do use an independent compensation consultant	-	We Don’t maintain compensation policies or practices that encourage unreasonable risk taking
+	We Do have reasonable severance and change in control (“CIC”) protections that require involuntary termination (i.e., are “double trigger” protections)	-	We Don’t have employment agreements with our NEOs other than our CEO
+	We Do have a clawback policy and policies prohibiting hedging/pledging of the Company’s stock	-	We Don’t guarantee portions of annual incentive bonuses
+	We Do have robust stock ownership guidelines for our NEOs	-	We Don’t offer excessive perquisites

Summarized below are roles and responsibilities of the parties that participate in development of the Company’s executive compensation program.

Compensation Committee

The Compensation Committee is responsible for overseeing our executive compensation program with responsibilities set forth in its charter, including:

•	Developing our executive compensation philosophy;

•	Approving base salaries, short and long-term programs and opportunities for senior executives;

•	Assessing performance and approving earned incentives for senior executives;

•	Approving long-term incentive grants, including performance goals and award terms;

•	Approving severance programs for senior executives and executive participation;

•	Approving policies and practices that mitigate compensation-related risks to the Company; and

•	Producing a compensation committee report to be included in the Company’s annual proxy statement or annual report on Form 10-K.

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Compensation Discussion and Analysis  ›  Determination of NEO Compensation

Management

Our CEO reviews the performance of the other NEOs and makes recommendations to the Compensation Committee on their base salary and short- and long-term opportunities. Our CEO does not provide input regarding his own compensation. Our human resources team also supports the Compensation Committee in the design, implementation and administration of our compensation program.

Independent Compensation Consultants

Pursuant to its charter, the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and is directly responsible for the appointment, compensation arrangements and oversight of the work of any such person. Any such engagement may only be made after taking into consideration of all factors relevant to that person’s independence from management and the Company, as outlined the applicable NYSE rules. For Fiscal 2019, the Compensation Committee engaged an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), after assessing its independence in accordance with applicable NYSE rules. FW Cook does not provide any other services to us and its work in support of the Compensation Committee did not raise any conflicts of interest or independence concerns. FW Cook provides the Compensation Committee with competitive market data, assistance on evaluation of the peer group composition, input to incentive program design and information on relevant market trends.

Competitive Market Information

Talent for senior-level management positions and key roles in the organization can be acquired across a spectrum of high-tech and software companies. As such, we utilize competitive compensation information from both high-tech and software company compensation surveys, as well as from a group of companies of similar size and/or complexity (the “Compensation Peer Group”), in the following ways:

•	As an input in developing base-salary ranges, short- and long-term equity award ranges

•	To evaluate share utilization by reviewing overhang levels and annual run rates

•	To evaluate the form and mix of equity awarded to NEOs

•	To evaluate share ownership guidelines

•	To assess the competitiveness of total direct compensation awarded to NEOs

•	As an input in designing compensation plans, benefits and perquisites

In addition to the Compensation Peer Group, the Compensation Committee also reviews pay data from the Radford Global Compensation Survey, with a focus on technology companies of a comparable revenue size to our Company. The survey data provides a significant sample size, includes information for management positions below senior executives, and is used to supplement the pay data from the Compensation Peer Group. While the Compensation Committee examines executive compensation data from surveys and the Compensation Peer Group, competitive compensation information is not the sole factor in its decision-making process.

Compensation Peer Group

The Compensation Peer Group for Fiscal 2019 was approved by the Compensation Committee in May 2018. In May 2019, the Compensation Committee conducted an assessment of our Compensation Peer Group with guidance from FW Cook. For Fiscal 2020, three companies were removed and two were added. The peer group changes were made to address peer group M&A activity (removal of CA, Inc. and Red Hat, Inc.), refining industry criteria (removal of Juniper Networks, a

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Compensation Discussion and Analysis  ›  Determination of NEO Compensation

hardware-focused company) and maintaining a balanced sample (addition of RingCentral and Twilio). The revised Compensation Peer Group of fifteen companies has been used for Fiscal 2020 planning.

The following table shows the chronology of these peer group changes:

Fiscal 2019 Compensation Peer Group (16)	Peers Removed in May 2019 (3)	Fiscal 2020 Compensation Peer Group (15)

Akamai Technologies, Inc.	CA, Inc.	Akamai Technologies, Inc.

Autodesk, Inc.	Juniper Networks	Autodesk, Inc.

BlackBerry	Red Hat, Inc.	BlackBerry

CA, Inc.		Citrix Systems, Inc.

Citrix Systems, Inc.		LogMein

Juniper Networks, Inc.		NCR

LogMeIn		NetApp, Inc.

NCR	Peers Added in May 2019 (2)	Nuance Communications

NetApp, Inc.	RingCentral	Open Text Corp.

Nuance Communications	Twilio	RingCentral

Open Text Corp.		Symantec Corp.

Red Hat, Inc.		Synopsys, Inc.

Symantec Corp.		Teradata Corp.

Synopsys, Inc.		Twilio

Teradata Corp.		Verint Systems

Verint Systems

Other Benefits

Our NEOs are eligible to participate in benefit plans of the Company that are made available to the Company’s employees generally, including a 401(k) plan. Under the 401(k) plan, the Company matched 50% of employee contributions up to 5% of eligible pay.

Perquisites

Other than the limited perquisites noted below, the Company generally does not grant perquisites to the NEOs that are different from the perquisites available to all Company employees. NEOs are entitled to the following three perquisites:

•	An annual stipend ($20,000 paid to our CEO and $15,000 to the other NEOs) to offset financial counseling fees incurred by such NEO.

•	Starting January 2019, an executive physical program was implemented for NEOs, to ensure management team continuity and planning.

•	Mr. McGrath receives a housing allowance to help defray the costs associated with regular travel from his office location to his residence.

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Compensation Discussion and Analysis  ›  Determination of NEO Compensation

The Committee reviews executive benefits and perquisites on an annual basis.

Share Ownership Guidelines

In Fiscal 2018, the Compensation Committee approved share ownership guidelines for our NEOs, which are designed to align their long-term financial interests with those of our stockholders by increasing stock ownership levels. The NEO share ownership guidelines are as follows:

Role	Value of Common Stock to be Owned
CEO	6 times base salary
Other NEOs	2 times base salary

If an NEO is not in compliance with his or her ownership guideline, such NEO must retain at least 50% of the net shares received as the result of the exercise, vesting or payment of any equity award after any selling or withholding of stock to pay taxes associated with vesting until the ownership guideline is met. As of the end of Fiscal 2019, all NEOs were in compliance with their applicable ownership guideline. The Compensation Committee is responsible for the administration of the share ownership guidelines, including granting any exceptions and addressing any failure to meet or show sustained progress to meet the ownership guidelines.

Prohibition on Hedging or Pledging of Company Stock

Our Insider Trading Policy prohibits Covered Individuals (and such individuals’ immediate family and household members) from entering into hedging transactions involving our securities. “Covered Individuals” means our (i) directors, (ii) officers who are designated as being subject to Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) certain other officers and key employees of the Company designated by our General Counsel (which currently includes Senior Vice Presidents, Vice Presidents and Senior Directors, and individuals involved in the preparation of internal and external financial reports and SEC reports). Covered Individuals (and such individuals’ immediate family and household members) are also prohibited from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan.

Clawback Policy

The Board has adopted a compensation recoupment policy that provides the Board discretion to recover incentive compensation paid to current and former executives in the event of an accounting restatement triggered by our material noncompliance with any financial reporting requirement under the securities laws.

Executive Severance Plans

Each of the Involuntary Separation Plan for Senior Executives (“Separation Plan”) and the Change in Control Severance Plan (“CIC Plan”), which are described later in this CD&A and were approved by the Compensation Committee in Fiscal 2018, are intended to provide transitional assistance to certain senior executives whose employment is involuntarily terminated by us. All currently employed NEOs other than our CEO are participants in the CIC Plan and the Separation Plan. Our CEO’s Executive Employment Agreement contains change in control provisions described later in this CD&A.

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Compensation Discussion and Analysis  ›  Determination of NEO Compensation

The following table highlights the key plan provisions (certain terms used in the following table are defined in the respective plan):

Element	CEO Employment Agreement (CIC Related)	CEO Employment Agreement (Non-CIC Related)	CIC Plan Provisions	Separation Plan Provisions

Cash Severance (multiple of sum of base salary and target bonus opportunity)	3.0x	2.0x	1.5x	1.0x

In-cycle bonus	Pro-rata target bonus	None	Pro-rata target bonus	None

Benefits Continuation	18 months	18 months	18 months	12 months

Equity acceleration

Emergence Awards (as defined herein) will fully vest upon qualifying termination in connection with a CIC (double trigger).

With respect to Fiscal 2019 PRSUs, pursuant to the applicable award agreement, if a CIC occurs prior to the end of the performance period and either (i) the stock price goal has been achieved or (ii) the value of the consideration received by the Company’s stockholders (on a per share basis) equals or exceeds the stock price goal, then the PRSUs will be treated in accordance with the change in control provisions under the 2017 Equity Incentive Plan (e.g., may be assumed, substituted or accelerated in connection with the change in control, in the discretion of the Compensation Committee). Otherwise, the PRSUs will be cancelled in connection with a CIC.

With respect to Emergence Awards, acceleration pursuant to the applicable award agreement(s), as described below.

With respect to Fiscal 2019 PRSUs, pursuant to the applicable award agreement, if a termination occurs prior to the end of the performance period by the Company without “cause” or resignation for “good reason” then, to the extent the applicable stock price goal has been achieved prior to the termination date, PRSUs will vest on a pro-rated basis.

Full vesting upon qualifying termination in connection with a CIC (double trigger), with any applicable performance goals being deemed achieved at “target” level.

Treatment of performance-based awards granted after February 11th will instead be governed by the terms of the applicable award agreement.

Acceleration pursuant to the applicable award agreement(s) as described below

All award agreements beginning May 2018 do not contain acceleration provisions, outside of any “double trigger” vesting provisions.

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Compensation Discussion and Analysis  ›  Determination of NEO Compensation

Treatment of Equity Awards upon Certain Terminations of Employment

Mr. Chirico

Time-Based Awards

The award agreements applicable to Mr. Chirico’s RSUs and stock options granted when the Company emerged from Chapter 11 restructuring (“Emergence Awards”), which were negotiated among certain Company creditors, the Company and Mr. Chirico and approved by the Chapter 11 bankruptcy court, provide for the following accelerated vesting provisions in the event he is terminated without “cause”, upon death or disability, or if he resigns for “good reason” (an “Equity Award Qualifying Termination”) following December 15, 2018: either: (i) an additional portion of the awards will vest such that 75% of the total number of the Emergence Awards granted under the applicable award agreement become vested, or (ii) a pro-rata portion of the then-current vesting tranche of the Emergence Awards (as provided for under the original vesting schedule), will vest, based on the number of days of his employment from the most recent vesting date prior to the date of his termination until the next vesting date following the date of such termination, plus the Emergence Awards that would have vested pursuant to the original vesting schedule in the first twelve (12) months immediately following the date of such termination, whichever of (i) or (ii) results in greater total vesting.

As described in the chart above, if Mr. Chirico is terminated in connection with a CIC, all of his outstanding Emergence Awards will vest.

Fiscal 2019 Performance-Based Award

The award agreement applicable to Mr. Chirico’s PRSU award provides that he must be employed through the end of the Total Performance Period to vest in any PRSUs that have been earned based on achievement of the applicable stock price goal. However, if he is terminated prior to the end of the Total Performance Period by the Company without “cause” or resigns for “good reason” then, to the extent the applicable stock price goal has been achieved prior to the termination date, Mr. Chirico will vest in a pro-rated portion of the PRSUs. If a change of control occurs prior to the end of the Total Performance Period and either (i) the stock price goal has been achieved or (ii) the value of the consideration received by the Company’s stockholders (on a per share basis) equals or exceeds the stock price goal, then the PRSUs will be treated in accordance with the change in control provisions under the 2017 Equity Incentive Plan (e.g., may be assumed, substituted or accelerated in connection with the change in control, in the discretion of the Compensation Committee). Otherwise, the PRSUs will be cancelled in connection with a change of control.

Other NEOs

Pursuant to the award agreements applicable to their Emergence Awards, upon an Equity Award Qualifying Termination, the Emergence Awards held by Mr. O’Malley and Ms. Shah will vest as to the number of awards that would have otherwise vested in the 12 months following the termination date had he or she not been terminated.

Pursuant to the award agreements applicable to his RSUs and stock options granted to by Mr. Nalbandian upon his hire in Fiscal 2018, upon an Equity Award Qualifying Termination, Mr. Nalbandian vests only to the extent our CEO determines to vest the balance of the outstanding and unvested awards held as of the termination date, which determination will be made following Mr. Nalbandian’s termination of employment and in consultation with the Board. The vesting of Mr. Nalbandian’s unvested awards was not accelerated when he retired from the Company in October 2019.

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Award agreements applicable to RSUs granted to Messrs. McGrath and Passi, as well as those granted in Fiscal 2019 to other NEOs, do not provide for acceleration of awards in connection with a termination of employment outside of a change of control context.

Upon the occurrence of a change of control, outstanding awards will be treated in accordance with the 2017 Equity Incentive Plan.

Deductibility of Compensation Expenses

Under Section 162(m) of the Code, compensation paid to a publicly held company’s “covered employees” (as defined in Section 162(m) of the Code) that exceeds $1 million is generally not tax deductible. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million deduction limit, but this exception was repealed pursuant to the Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017 (although transition relief may be available for certain non-binding contracts in place as of November 2, 2017).

In the past, the Compensation Committee considered the impact of Section 162(m) of the Code when designing and implementing incentive compensation plans, however, the Compensation Committee believes that the deductibility of compensation should not govern the design features of our executive compensation arrangements. As a result, compensation that is paid to our “covered employees” (as defined under Section 162(m)) exceeding $1 million is not expected to be deductible for federal income tax purposes.

RISK ASSESSMENT IN COMPENSATION PROGRAMS

The Compensation Committee periodically reviews our compensation programs for features that might encourage inappropriate risk-taking. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. We believe our compensation programs encourage and reward prudent business judgment without encouraging undue risk.

In October 2019, the Compensation Committee reviewed the comprehensive global risk assessment of our compensation policies and practices conducted by management in Fiscal 2019. The risk assessment included a global inventory of incentive plans and programs and considered factors such as the plan metrics, number of participants, maximum payments and risk mitigation factors. Based on the review, the Compensation Committee believes our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the CD&A above with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE:

Scott Vogel, Chair

Stephan Scholl

Jacqueline E. Yeaney

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Compensation Discussion and Analysis  ›  Executive Compensation Tables

EXECUTIVE COMPENSATION TABLES

Fiscal 2019 Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incent. Plan Comp. ($)(3)	All Other Comp. ($)(4)	Total ($)
James M. Chirico, Jr.	2019	$1,250,000	—	$3,065,813	—	—	$46,240	$4,362,053
President and	2018	$1,250,000	$5,250,000	$22,147,896	$3,866,629	$312,500	$44,875	$32,871,900
Chief Executive Officer	2017	$750,000				$1,651,363	$33,383	$2,434,746
Kieran McGrath	2019	$435,689	$650,000	$3,999,985	—	—	$41,169	$5,126,843
SVP and Chief Financial Officer
Shefali Shah	2019	$600,000		$1,193,200	—	—	$30,375	$1,823,575
SVP, General Counsel and CAO	2018	$473,810	$1,100,000	$1,845,654	$322,221	$235,068	$25,080	$4,001,833
Edward Nalbandian	2019	$473,085		$715,920	—	—	$28,845	$1,217,850
Former SVP and President, Services	2018	$291,667	$591,667	$1,823,250	$298,200	$85,103	$12,178	$3,102,065
Patrick J. O’Malley III	2019	$650,000		$715,920	—	—	$38,085	$1,404,005
Former SVP Growth Initiatives and Former Chief Financial Officer	2018	$611,632	$975,000	$3,691,324	$644,442	$304,521	$32,280	$6,259,199
Gaurav Passi	2019	$454,545	$250,000	$1,999,990	—	—	$24,230	$2,728,765
Former SVP and President, Cloud

(1)

For Fiscal 2019, amounts shown include sign-on bonus for Mr. McGrath ($650,000) and Mr. Passi ($250,000). For Fiscal 2018, for Mr. Chirico, includes sign-on bonus ($2,500,000), one-time emergence bonus ($250,000) and guaranteed AIP award ($2,500,000); for Mr. O’Malley, includes sign-on bonus ($300,000), one-time emergence bonus ($25,000) and guaranteed AIP award ($650,000); for Ms. Shah, includes sign-on bonus ($500,000) and guaranteed AIP award ($600,000).

(2)

For Fiscal 2019, amounts represent equity grants of RSUs and PRSUs. For Mr. Chirico, the grant consists solely of PRSUs. For Messrs. McGrath and Passi, the grants consist solely of RSUs. For Messrs. Nalbandian and O’Malley and Ms. Shah, the grants consist of 50% RSUs and 50% PRSUs. For Fiscal 2019, the stock awards were granted on February 11, 2019 for Messrs. Chirico, McGrath, Nalbandian, and O’Malley and Ms. Shah, and on November 13, 2018 for Mr. Passi. Amounts shown represent the aggregate grant date fair value of each award as calculated in accordance with ASC 718. The aggregate grant date value for awards subject to performance conditions are shown based on the probable outcome of the applicable performance criteria as of the grant date, which was “target” level achievement. Assuming maximum level of achievement, the grant date fair value of the PRSUs for each of Messrs. Nalbandian and O’Malley and Ms. Shah would have been approximately $511,839, $511,839 and $852,315, respectively. See Note 17 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for an explanation of the assumptions used in the valuation of stock awards. For Messrs. Chirico and O’Malley, and Ms. Shah, the stock and option awards in Fiscal 2018 were granted on December 15, 2017 as part of the emergence grants. For Fiscal 2018, Mr. Nalbandian’s awards were part of his employment offer.

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(3)	Non-equity incentive compensation reflects amounts earned for the applicable year under each of the following programs:

Name	Year	Short-Term Cash Awards(a)	Cash Long- Term Incentive(b)	Key Employee Incentive Plan(c)	Total($)
James M. Chirico, Jr.	2019				$0
	2018	$312,500			$312,500
	2017		$460,938	$1,190,425	$1,651,363
Kieran McGrath	2019				$0
Shefali Shah	2019				$0
	2018	$235,068			$235,068
Edward Nalbandian	2019				$0
	2018	$85,103			$85,103
Patrick J. O’Malley III	2019				$0
	2018	$304,521			$304,521
Gaurav Passi	2019				$0

(a)

Fiscal 2019 AIP metrics were not met and, as a result, no awards were earned in respect of Fiscal 2019 performance. For Messrs. Chirico, Nalbandian and O’Malley, and Ms. Shah, amounts shown under Fiscal 2018 represent awards under the Fiscal 2018 EAIP in excess of the guaranteed bonus amounts calculated for time in position.

(b)	For Mr. Chirico, the amount shown under fiscal 2017 represents vesting of cash long term incentive awards granted in fiscal 2014 and fiscal 2015.

(c)	For Mr. Chirico, the amount shown under fiscal 2017 represents Key Employee Incentive Plan (“KEIP”) awards approved by the pre-emergence compensation committee and the Chapter 11 bankruptcy court.

(4)

The following table separately quantifies “all other compensation” amounts for Fiscal 2019 and excludes $267,752 (less withholdings) distributed in accordance with the general unsecured claims procedure in the Company’s Plan of Reorganization to Mr. Chirico in October 2018 in respect of a pre-petition claim relating to prior periods of service and funded from the general unsecured creditor claim pool established upon the Company’s emergence from bankruptcy in December 2017. This disbursement was made in respect of outstanding amounts owed Mr. Chirico as of the Company’s filing of its bankruptcy petition on January 19, 2017 for service in respect of prior periods.

Name	Financial Counseling	Life Insurance Premiums	Life Insurance Imputed Income	HSA Earned	401(k) Company Match	Housing Allowance	Total
James M. Chirico, Jr	$20,000	$2,400	$15,840	$1,000	$7,000		$46,240
Kieran McGrath		$1,800	$9,240	$750	$5,379	$24,000	$41,169
Shefali Shah	$15,000	$2,400	$3,600	$500	$8,875		$30,375
Edward Nalbandian	$15,000	$2,400	$10,320	$1,125			$28,845
Patrick J. O’Malley III	$15,000	$2,400	$10,320	$1,000	$9,365		$38,085
Gaurav Passi	$15,000	$2,200	$3,000	$1,000	$3,030		$24,230

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Compensation Discussion and Analysis  ›  Fiscal 2019 Grants of Plan-Based Awards

Fiscal 2019 Grants of Plan-Based Awards

Fiscal 2019 Summary Compensation Table Fiscal 2019 Summary Compensation Table

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Estimated Future Payouts under Equity Incentive Plan Awards(3)			Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)			Threshold ($)	Target ($)	Maximum ($)

James M. Chirico, Jr.	10/1/2018	(1)	$1,075,000	$2,500,000	$3,125,000

	2/11/2019							3,065,813	3,065,813	3,065,813		$3,065,813

Kieran McGrath	1/31/2019	(1)	$149,067	$433,333	$866,667

	2/11/2019					257,731		—	—	—		$3,999,985

Shefali Shah	10/1/2018	(1)	$206,400	$600,000	$1,200,000

	2/11/2019					40,270						$624,990

	2/11/2019							426,157	568,210	852,315		$568,210

Edward Nalbandian	10/1/2018	(1)	$172,000	$500,000	$1,000,000

	2/11/2019					24,162						$374,994

	2/11/2019							255,694	340,926	511,389		$340,926

Patrick J. O’Malley III	10/1/2018	(1)	$195,650	$568,750	$1,137,500

	2/11/2019					24,162						$374,994

	2/11/2019							255,694	340,926	511,389		$340,926

Gaurav Passi	11/5/2018	(1)	$155,036	$450,685	$901,370

	11/13/2018					126,262		—	—	—		$1,999,990

(1)

Represents the Fiscal 2019 threshold, target and maximum amounts payable under the AIP, which is discussed above under Key Elements of our Executive Compensation Program. Actual awards are dependent on actual results against non-GAAP revenue for the CEO and on actual results against non-GAAP revenue and pre-established MBOs for the other NEOs. Amounts in the Threshold column for the CEO reflect a potential award for threshold level achievement of non-GAAP revenue, which is 43% of the award opportunity at target. Amounts in the Threshold column for the other NEOs reflect potential awards for threshold level achievement of non-GAAP revenue and no achievement of MBOs.

(2)	For Messrs. McGrath, Passi, Nalbandian and O’Malley, and Ms. Shah, these RSU awards vest 33.33% on the first anniversary of the grant date, and quarterly thereafter.

(3)	Amounts shown represent grant date fair value of each performance-based award based on threshold, target and maximum achievement, respectively, during the applicable three-year performance period.

(4)

Amounts shown represent the aggregate grant date fair value of each award as calculated in accordance with ASC 718. The aggregate grant date value for awards subject to performance conditions are shown based on the probable outcome of the applicable performance criteria as of the grant date, which was “target” level achievement. Assuming maximum level of achievement, the grant date fair value of the PRSUs for each of Messrs. Nalbandian and O’Malley and Ms. Shah would have been approximately $511,839, $511,839 and $852,315,

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Compensation Discussion and Analysis  ›  Fiscal 2019 Grants of Plan-Based Awards

respectively. See Note 17 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for an explanation of the assumptions used in the valuation of stock awards.

Outstanding Equity Awards at year-end Fiscal 2019

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)(3)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested(4)	Market Value of Shares or Units of Stock that have not vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that have not vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have not vested ($)(7)
James M. Chirico, Jr.	284,071	202,910	$19.46	12/15/2027
					608,728	$6,227,287	—	$—
							274,223	$2,805,301
Kieran McGrath	—	—	—	—
					257,731	$2,636,588	—	$—
Shefali Shah	23,672	16,910	$19.46	12/15/2027
					50,729	$518,958	—	$—
					40,270	$411,962
							40,270	$411,962
Edward Nalbandian(8)	13,998	14,002	$21.45	3/7/2028
					42,502	$434,795	—	$—
					24,162	$247,177
							24,162	$247,177
Patrick J. O’Malley III(8)	47,344	33,820	$19.46	12/15/2027
					101,455	$1,037,885	—	$—
					24,162	$247,177
							24,162	$247,177
Gaurav Passi(8)	—	—	—	—
					126,262	$1,291,660	—	$—

(1)	Represents the exercisable portion of stock options granted and outstanding.

(2)	Represents the unvested and un-exercisable portion of stock options granted and outstanding

(3)	The stock option awards are scheduled to vest as follows:

Name	Number of Securities Underlying Options	Grant Date	Vesting Description
James M. Chirico, Jr.	486,981	12/15/2017	33.33% on 1st anniversary; 8.33% last day of each quarter thereafter
Kieran McGrath
Shefali Shah	40,582	12/15/2017	33.33% on 1st anniversary; 8.33% last day of each quarter thereafter
Edward Nalbandian	28,000	3/7/2018	16.67% on 6 month anniversary; 16.67% on 1st anniversary; 8.33% last day of each quarter thereafter
Patrick J. O’Malley III	81,164	12/15/2017	33.33% on 1st anniversary; 8.33% last day of each quarter thereafter
Gaurav Passi

2020 Proxy Statement	53

Compensation Discussion and Analysis  ›  Outstanding Equity Awards at year-end Fiscal 2019

(4)	The RSU awards are scheduled to vest as follows:

Name	RSU Award	Grant Date	RSUs Vested	RSUs Cancelled	RSUs Unvested	Vesting Description
James M. Chirico, Jr.	1,460,943	12/15/2017	852,215		608,728	33.33% on 1st anniversary; 8.33% last day of each quarter thereafter
Kieran McGrath	257,731	2/11/2019			257,731	33.34% 1st anniversary then 8.33% quarterly; full vesting 3 years after grant
Shefali Shah	121,745	12/15/2017	71,016		50,729	33.33% on 1st anniversary; 8.33% last day of each quarter thereafter
Shefali Shah	40,270	2/11/2019			40,270	33.34% 1st anniversary then 8.33% quarterly; full vesting 3 years after grant
Edward Nalbandian	85,000	3/7/2018	42,498		42,502	16.67% on 6 month anniversary; 16.67% on 1st anniversary; 8.33% last day of each quarter thereafter
Edward Nalbandian	24,162	2/11/2019			24,162	33.34% 1st anniversary then 8.33% quarterly; full vesting 3 years after grant
Patrick J. O’Malley III	243,491	12/15/2017	142,036		101,455	33.33% on 1st anniversary; 8.33% last day of each quarter thereafter
Patrick J. O’Malley III	24,162	2/11/2019			24,162	33.34% 1st anniversary then 8.33% quarterly; full vesting 3 years after grant
Gaurav Passi	126,262	11/13/2018			126,262	33.34% 1st anniversary then 8.33% quarterly; full vesting 3 years after grant

(5)	Determined using the closing price of a share of the Company’s common stock on September 30, 2019, the last day of the fiscal year, which was $10.23 per share.

(6)	The PRSU awards are scheduled to vest as follows:

Name	PRSU Award	Grant Date	PRSUs Vested	PRSUs Cancelled	PRSUs Unvested	Vesting Description

James M. Chirico, Jr.	274,223	2/11/2019	0	0	274,223	Vesting, if any, is eligible to occur February 11, 2022 or earlier, subject to achievement of the applicable performance conditions

Kieran McGrath	0				—

Shefali Shah	40,270	2/11/2019	0	0	40,270	All eligible units for the award, if any, will vest on February 15, 2022, subject to achievement of the applicable performance conditions

Edward Nalbandian	24,162	2/11/2019	0	0	24,162	All eligible units for the award, if any, will vest on February 15, 2022, subject to achievement of the applicable performance conditions

Patrick J. O’Malley III	24,162	2/11/2019	0	0	24,162	All eligible units for the award, if any, will vest on February 15, 2022, subject to achievement of the applicable performance conditions

Gaurav Passi	0

(7)	Determined using the closing price of a share of the Company’s common stock on September 30, 2019, the last day of the fiscal year, which was $10.23 per share.

(8)

When the Company’s employment of each of Messrs. Nalbandian and O’Malley terminated in October 2019, all of their unexercisable or unvested awards shown in this table were forfeited. 42,095 shares of Mr. Passi’s unexercised or unvested awards shown in this table vested on November 15, 2019; the remainder of Mr. Passi’s unexercised or unvested awards shown in this table were forfeited upon the termination of his employment on November 19, 2019.

54	2020 Proxy Statement

Compensation Discussion and Analysis  ›  Stock Vested

Stock Vested

The following table sets forth information regarding stock award vestings for our NEOs during Fiscal 2019:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value realized on Vesting ($)(1)
James M. Chirico, Jr.	852,215	$13,314,033
Kieran McGrath	—	—
Shefali Shah	71,016	$1,109,475
Edward Nalbandian	42,498	$364,987
Patrick J. O’Malley III	142,036	$2,219,006
Gaurav Passi	—	—

(1)	The amounts included in the table have been determined using the Company’s closing market price on the date immediately preceding the applicable vesting date.

Potential Payments upon Termination or CIC

Separation Plan

The Separation Plan was adopted to provide transitional assistance to certain senior executives whose employment is terminated by the Company for any reason other than for “cause” (as defined under the Separation Plan) (a “Qualifying Separation”). If a participant experiences a Qualifying Separation, the participant will be entitled to receive a payment equal to 100% of the sum of his or her (i) then current annual base salary plus (ii) annual target cash bonus under the AIP or any successor plan, along with certain subsidized medical benefits for 12 months. The participant must execute and not revoke an effective release of claims in order to receive his or her severance benefits.

CIC Plan

The CIC Plan was designed to facilitate certain executives’ continued dedication to the Company notwithstanding the potential occurrence of a CIC of the Company and to encourage such executives’ full attention and dedication to the Company in the event of a CIC.

The CIC Plan provides that if a participant’s employment is terminated by the Company without “cause” (other than due to the Participant’s death or disability) or by the Participant for “good reason,” (each of “cause” and “good reason” as defined in the CIC Plan) in each case either (i) during a “Potential CIC Period” (as defined in the CIC Plan, but generally a period following the entry into an agreement, the consummation of which would result in a CIC (as defined in the CIC Plan) or following a time when the Committee determines that a Potential CIC has occurred) or (ii) within one year following a CIC of the Company, the participant will be entitled to receive certain payments and benefits.

The CIC Plan provides that upon any such termination each participant will receive (i) an amount equal to the participant’s applicable multiple (the “Multiple”) multiplied by the sum of his or her annual base salary and target annual bonus; (ii) a pro-rata amount of the participant’s target annual bonus, calculated based on the number of days during the applicable performance period the participant was

2020 Proxy Statement	55

Compensation Discussion and Analysis  ›  Potential Payments upon Termination or CIC employed by the Company during the performance period in which the Participant’s employment was terminated; and (iii) full vesting of any outstanding time-based Company equity awards. Additionally, the CIC Plan provides that participants who are covered under the Avaya Inc. Medical Expense Plan for Salaried Employees on the date their employment terminates will receive, for a specified number of months (the “COBRA Multiple”) or until comparable coverage is available from a successor employer, an amount equal to the Company’s portion of the participant’s COBRA premiums. The Compensation Committee determined that the Multiple and COBRA Multiple for each Participant is 1.5 and 18 months, respectively. The participant must execute and not revoke an effective release of claims in order to receive his or her severance benefits.

Executive Employment Agreement

Other than Mr. Chirico, none of our NEOs are party to employment agreements with us.

On October 1, 2017, Mr. Chirico was appointed President and Chief Executive Officer of the Company and he became a member of our Board on December 15, 2017. Pursuant to the Executive Employment Agreement entered into on November 13, 2017 and amended on January 3, 2020, Mr. Chirico’s base salary is $1,250,000, to be annually reviewed for increase (but not decrease) by the Compensation Committee. Mr. Chirico’s target bonus will be equal to 150% of his base salary (the “Target Bonus”), based on meeting reasonably attainable quantitative performance goals to be established by the Compensation Committee in good faith after discussion with Mr. Chirico. Mr. Chirico’s actual bonus payout may range up to (but cannot exceed) 300% of his base salary. Pursuant to the Executive Employment Agreement. Mr. Chirico received a one-time cash payment of $2,500,000 (the “Sign-On Bonus”) within ten days after December 15, 2017, which was the date the Company successfully emerged from Chapter 11 (the “Emergence Date”), 50% of which he would have been required to repay (on an after-tax basis) in the event he was terminated by the Company for “cause” or resigns without “good reason” (each as defined below) after October 1, 2018 and prior to October 1, 2019. Additionally, upon the Emergence Date, Mr. Chirico was entitled to receive an incentive equity award consisting of RSUs (75% of the award) and stock options (25% of the award), with a fair market value of approximately $30 million as of the Emergence Date (33.3% of the Emergence Date award pool), pursuant to the 2017 Equity Incentive Plan, which plan was approved by the Bankruptcy Court in conjunction with the Company’s emergence from Chapter 11. One-third of this award vested on the first anniversary of the Emergence Date and the remainder will vest 8.33% at the end of each quarter thereafter, so that the award will be fully vested on December 31, 2020.

Upon a termination of Mr. Chirico’s employment other than for “cause” (not due to death or disability) or due to his resignation for “good reason” (each as defined below) (each, a “Qualifying Termination”), subject to his timely execution and non-revocation of a release of claims, Mr. Chirico is entitled to receive (i) a lump sum amount equal to two (the “Multiplier”) times the sum of his base salary and Target Bonus; (ii) any earned but unpaid bonus for the completed performance period preceding the Qualifying Termination; and (iii) up to 18 months’ of Company-paid COBRA benefits. If the Qualifying Termination (or a termination for death or disability) occurs within the six-month period preceding or the 24-month period following a CIC of the Company, the Multiplier is increased to three, and Mr. Chirico is also entitled to full vesting of all of his outstanding long-term incentive awards, whether cash-based or equity-based, with any exercisable awards to remain outstanding until the expiration of their term. Upon request of Mr. Chirico, the Company and Mr. Chirico amended the Executive Employment Agreement to eliminate a Code Section 280G “gross-up” provision, and add a provision to provide that in the event any of the amounts provided for under the Executive Employment Agreement to Mr. Chirico would constitute “parachute payments” within the meaning of Code Section 280G and could be subject to the related excise tax, Mr. Chirico would be entitled to receive either full payment of benefits under the Executive Employment Agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of

56	2020 Proxy Statement

Compensation Discussion and Analysis  ›  Potential Payments upon Termination or CIC after-tax benefits to Mr. Chirico. The Executive Employment Agreement, as amended, does not require us to provide any tax gross-up payments.

Pursuant to the Executive Employment Agreement, “cause” means any of Mr. Chirico’s: (i) material breach of his duties and responsibilities as a senior officer of the Company (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate, and which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company or its affiliated companies and subsidiaries; (ii) conviction of (including a plea of guilty or nolo contendere to) a felony; (iii) commission of fraud involving the Company or its subsidiaries; (iv) material violation of a material provision of the Company’s Code of Conduct or any statutory or common law duty of loyalty to the Company or its subsidiaries; or (v) material violation of the Executive Employment Agreement.

Pursuant to the Executive Employment Agreement, “good reason” means the occurrence, without Mr. Chirico’s express written consent (which may be withheld for any reason or no reason), of any of the following events or conditions: (i) a material reduction by the Company in Mr. Chirico’s base salary; (ii) a material breach of the Executive Employment Agreement which shall include a material reduction or material negative change by the Company in the type or level of compensation and benefits (other than base salary) to which Mr. Chirico is entitled under the Executive Employment Agreement, other than any such reduction or change that is part of and consistent with a general reduction or change applicable to all senior officers of the Company; (iii) a material failure by the Company to pay or provide to Mr. Chirico any compensation or benefits to which he is entitled; (iv) a change in Mr. Chirico’s status, positions, titles, offices or responsibilities that constitutes a material and adverse change or the assignment to Mr. Chirico of any duties or responsibilities that are materially and adversely inconsistent with his status, positions, titles, offices or responsibilities as in effect immediately before such assignment; (v) the Company changing the location of Mr. Chirico’s principal working location to a location more than 50 miles from such location as in effect immediately prior to the Emergence Date; or (vi) any material breach by the Company of the Executive Employment Agreement or any other agreement between the Company and Mr. Chirico incorporated by reference in the Executive Employment Agreement. In order to terminate for Good Reason, (A) Mr. Chirico must provide notice to the Company within 60 days of the initial occurrence of the alleged event or condition; (B) the Company must fail to cure such alleged event or condition within 30 days of such notice; and (C) Mr. Chirico must resign within 6 months of the initial occurrence of the alleged event or condition.

The Company shall pay directly or reimburse Mr. Chirico for his reasonable legal fees and expenses incurred in connection with the negotiation and implementation of the foregoing employment arrangements and any related documents (including without limitation any documentation relating to the incentive equity grants he will receive).

Pursuant to the Executive Employment Agreement, Mr. Chirico is subject to the following restrictive covenants: (i) non-competition and non-solicitation of customers, employees, independent contractors and others during the employment term and for one-year post-employment; (ii) assignment of inventions to the Company; (iii) perpetual non-disparagement; and (iv) perpetual confidentiality.

Potential Payments upon Involuntary Termination without CIC

The table set forth below reflects the amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon an involuntary termination that does not occur in connection with a CIC. The amounts shown assume a termination effective as of September 30, 2019 2019 and, with respect to the CEO, reflect the terms of the Executive Employment Agreement without taking into account the Amendment No. 1 to the

2020 Proxy Statement	57

Compensation Discussion and Analysis  ›  Potential Payments upon Involuntary Termination without CIC

Employment Agreement dated as of January 3, 2020. The actual amounts that would be payable can be determined only at the time of the NEO’s termination.

Name	Annual Base Salary	Annual Target Bonus	Total Severance Pay(1)	Benefits(2)	Outplacement Services(3)	Accelerated Equity(4)	Total
James M. Chirico, Jr.	$1,250,000	$2,500,000	$7,500,000	$31,665	$7,000	$4,981,826	$12,520,491
Kieran McGrath	$650,000	$650,000	$1,300,000	$21,108	$7,000		$1,328,108
Shefali Shah	$600,000	$600,000	$1,200,000	$21,108	$7,000	$415,164	$1,643,272
Edward Nalbandian	$500,000	$500,000	$1,000,000	$21,108	$7,000		$1,028,108
Patrick J. O’Malley III	$650,000	$520,000	$1,170,000	$21,108	$7,000	$830,308	$2,028,416
Gaurav Passi	$500,000	$500,000	$1,000,000	$21,108	$7,000		$1,028,108

(1)

For Mr. Chirico, amount shown under “Total Severance Pay” represents two times the sum of his base salary and target annual bonus for the year of termination, payable in a lump sum. For all other NEOs, represents the sum of the NEO’s base salary plus target annual bonus for the year of termination.

(2)

For Mr. Chirico, represents the estimated value of providing certain COBRA continuation payments for a period of 18 months following his termination date; for all other NEOs, represents continuation payments for a period of 12 months following the NEO’s termination date.

(3)	For all NEOs, “Outplacement Services” represents the value of outplacement services that would be made available to the executive for a certain period of time following termination of employment.

(4)

For all NEOs, represents the value attributable to the vesting of outstanding equity awards that would be accelerated upon an involuntary termination of employment without “cause” (assuming that any performance-based awards were deemed to have been achieved at “target” level), based on the fair market value of a share of the Company’s common stock on September 30, 2019 and their applicable award agreements. For Mr. Nalbandian’s awards granted in Fiscal 2018, the value shown is $0, because our CEO did not exercise his discretion to accelerate Mr. Nalbandian’s awards upon his termination of employment.

Potential Payments upon Involuntary Termination with CIC

The table set forth below reflects the amount of compensation that would have been payable to the NEOs in the event of termination of employment, including certain benefits upon an involuntary termination related to a CIC. The amounts shown assume a termination effective as of September 30, 2019 and, with respect to the CEO, reflect the terms of the Executive Employment Agreement without taking into account the Amendment No. 1 to the Employment Agreement dated as of January 3, 2020. The actual amounts that would be payable can be determined only at the time of the NEO’s termination.

Name	Annual Base Salary	Annual Target Bonus	Total Severance Pay(1)	Benefits(2)	Accelerated Equity(3)	Total
James M. Chirico, Jr.	$1,250,000	$2,500,000	$11,250,000	$31,665	$6,227,287	$17,508,952
Kieran McGrath	$650,000	$650,000	$2,383,333	$31,665	$2,636,588	$5,051,586
Shefali Shah	$600,000	$600,000	$2,400,000	$31,665	$1,342,882	$3,774,547
Edward Nalbandian	$500,000	$500,000	$2,000,000	$31,665	$929,149	$2,960,814
Patrick J. O’Malley III	$650,000	$520,000	$2,323,750	$31,665	$1,532,239	$3,887,654
Gaurav Passi	$500,000	$500,000	$1,950,685	$31,665	$1,291,660	$3,274,010

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Compensation Discussion and Analysis  ›  Potential Payments upon Involuntary Termination with CIC

(1)

For Mr. Chirico, amount shown under “Total Severance Pay” represents the sum of three times the sum of his base salary plus target annual bonus for the year of termination, plus the pro-rated target bonus for the year of termination, payable in a lump sum. For all other NEOs, represents the sum of 1.5 times the sum of the NEO’s base salary plus target annual bonus for the year of termination, plus the pro-rated target bonus for the year of termination, payable in a lump sum.

(2)	For all NEOs, represents the estimated value of providing certain COBRA continuation payments for a period of 18 months following the NEO’s termination date.

(3)

For all NEOs, represents the acceleration value attributable to the accelerated vesting of outstanding equity awards (assuming that any performance-based awards granted to the NEOs other than the CEO were deemed to have been achieved at “target” level), based on the fair market value of a share of the Company’s common stock on September 30, 2019.

The amounts shown in the chart above do not take into account any reductions in payment that may be applied in order to avoid any excise taxes under Section 280G and Section 4999 of the Code.

PAY RATIO DISCLOSURE

The pay ratio information is provided pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K. Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The pay ratio was not used to make management decisions and the Board does not use this pay ratio to determine executive compensation adjustments.

Methodology to Determine Median Employee

Based on a review of our internal records, we do not believe that there have been any changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio calculation this year as compared to last year. As permitted under the applicable SEC rules, we used the same median employee identified for Fiscal 2018 to calculate this year’s pay ratio.

Last year, to determine the median employee, we evaluated our 8,475 employees (other than our CEO and student employees) as of September 30, 2018 (the “Determination Date”). These 8,475 employees consisted of all our full-time, part-time employees (other than our CEO and student employees) as of the Determination Date, of which 2,821 were US employees and 5,654 were non-US employees. The median employee was selected using the total cash compensation approach, consisting of base salary and target short-term incentive levels for Fiscal 2018.

Median Employee to CEO Pay Ratio

To calculate the CEO pay ratio for Fiscal 2019, we calculated annual total compensation for the median employee using the same methodology we used to calculate our NEOs “total” compensation as described in the Fiscal 2019 Summary Compensation Table. Based on this methodology, the median employee’s annual total compensation was $88,065. As reported for Mr. Chirico for Fiscal 2019 under the Fiscal 2019 Summary Compensation Table above, Mr. Chirico’s annual total compensation was $4,296,240. Based on this information, for Fiscal 2019, the ratio of the annual total compensation of Mr. Chirico to the median annual total compensation of all other employees was estimated to be 49:1.

2020 Proxy Statement	59

Proposal 2 Advisory Approval of the Company’s Named Executive Officers’ Compensation (“say-on-pay”)

PROPOSAL 2 – ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION (“SAY-ON-PAY”)

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with an advisory vote on executive compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding, advisory vote on the compensation paid to our NEOs as disclosed pursuant to Item 402 of Regulation S-K, in the “Compensation Discussion and Analysis” in this Proxy Statement. This say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the policies and procedures described in this Proxy Statement.

We are committed to utilizing a mix of incentive compensation programs that will reward success in achieving the Company’s financial objectives and growing value for stockholders, and continuing to refine these incentives to maximize Company performance. The Compensation Committee has overseen the development of a compensation program designed to achieve pay-for-performance and alignment with stockholder interests, as described more fully in the “Compensation Discussion and Analysis” section above. The compensation program was designed in a manner that we believe is reasonable, competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our executives.

At our 2019 Annual Meeting, our stockholders approved, on an advisory basis, (i) our executive compensation paid to named executive officers in in Fiscal 2018 and (ii) holding future say-on-pay votes every year. Based on such vote results, the Board determined to hold a say-on-pay vote every year until the next required advisory vote on the frequency of holding future say-on-pay votes. In addition, as described in the “Compensation Discussion and Analysis – Stockholder Engagement & Results of Say on Pay Vote” section of this Proxy Statement, we engaged with stockholders representing approximately 30% of our outstanding shares and responded to certain compensation-related concerns raised by these stockholders.

The Board invites you to review carefully the “Compensation Discussion and Analysis” and the tabular and other disclosures on executive compensation in this Proxy Statement. Based upon that review, the Board recommends that the stockholders approve, on an advisory basis, the compensation of the NEOs, as discussed and disclosed in the “Compensation Discussion and Analysis,” the compensation tables, and any related narrative disclosure contained in this Proxy Statement. The Board recommends that stockholders vote, on an advisory basis, in favor of the following “Say-on-Pay” resolution:

“RESOLVED, that the stockholders of Avaya Holdings Corp. approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion included in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee. However, we value the views of our stockholders and the Compensation Committee expects to carefully review and take into account the outcome of the vote when designing and considering future executive compensation arrangements.

The proxy holders named on the accompanying proxy card will vote in favor of the advisory “say-on-pay” vote unless a stockholder directs otherwise.

The affirmative vote of a majority of the votes cast (virtually or by proxy) at the Annual Meeting is required to approve, on a non-binding and advisory basis, the compensation paid by the Company to

60	2020 Proxy Statement

Proposal 2 Advisory Approval of the Company’s Named Executive Officers’ Compensation (“say-on-pay”)

the NEOs as described in this Proxy Statement. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this proposal has been approved. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL

OF THE COMPENSATION PAID TO THE COMPANY’S NEOS, AS DISCLOSED IN THIS PROXY

STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

2020 Proxy Statement	61

Proposal 3 Approval of the Avaya Holdings Corp. 2019 Equity Incentive Plan

PROPOSAL 3 – APPROVAL OF THE AVAYA HOLDINGS CORP. 2019 EQUITY INCENTIVE PLAN

We are seeking stockholder approval of the Avaya Holdings Corp. 2019 Equity Incentive Plan (the “2019 Plan”). On November 13, 2019, the Board adopted the 2019 Plan, subject to the approval of our stockholders.

We currently have one active equity compensation plan available for general use in compensating employees, consultants and non-employee directors: the Avaya Holdings 2017 Equity Incentive Plan (the “2017 Plan”). On November 13, 2019, the Board adopted the 2019 Omnibus Inducement Equity Plan (the “Inducement Plan”), which reserved up to 1,700,000 shares of our Common Stock for awards to be made to certain prospective employees pursuant to the “inducement grant” exemption under the NYSE Listing Rules.

The 2019 Plan provides for the issuance of up to 18,800,000 shares of Common Stock (the “Share Reserve”), plus any shares that again become available for awards in accordance with the 2017 Plan. Awards that were made following October 31, 2019 under the 2017 Plan or the Inducement Plan will be counted against the Share Reserve based on the “fungible share ratio” described below. Following October 31, 2019 and prior to the date of this Proxy Statement, the Company granted 251,539 shares under the Inducement Plan (163,666 options and 87,873 time-based restricted stock units) and 1,376,697 shares under the 2017 Plan (all time-based and performance-based restricted stock units). As of January 2, 2020, the available shares for grant under the 2019 Plan would be 16,146,566 if the 2019 Plan is approved by our stockholders. See further information under the section “Key Equity Plan Data.”

Under the 2019 Plan, grants of restricted stock units (or other so-called “full value” awards) count against the 2019 Plan’s share capacity at a higher rate than grants of stock options and stock appreciation rights. Specifically, each full value share awarded counts as 1.7 shares against the 2019 Plan’s capacity, while stock options and stock appreciation rights count as 1 share against the 2019 Plan’s capacity. This is referred to a “fungible share ratio”. Shares that again become available for awards under the 2017 Plan that are awarded under the 2019 Plan in the future will count against the 2019 Plan’s share capacity based on the fungible share ratio.

If the 2019 Plan is approved by our stockholders, no future equity awards will be made pursuant to the 2017 Plan or the Inducement Plan. Although no new awards may be granted under the 2017 Plan or the Inducement Plan if the 2019 Plan is approved, all previously granted awards under the 2017 Plan and Inducement Plan would continue to be governed by the terms of the applicable plan. In the event our shareholders do not approve the 2019 Plan, the 2019 Plan will not become effective and shares will be issuable thereunder. The 2019 Plan, if approved, will expire in 2029.

Because the Company did not have sufficient shares available under the 2017 Plan to make ordinary course annual equity awards to the population of employees who would normally receive equity awards, the Compensation Committee granted certain employees cash-based restricted stock unit awards in November 2019. These awards will be settled in cash unless the Compensation Committee determines otherwise and there is sufficient share capacity available under a stockholder-approved equity plan of the Company at the time of settlement. Only employees at levels below Senior Vice President received these awards.

Key Equity Plan Data

As of January 2, 2020:

•

There were 100,260,622 shares of our Common Stock issued and outstanding (not including shares of Common Stock issuable upon conversion of shares of our Series A Stock, convertible notes or exercise or vesting of any outstanding equity-based awards.)

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Proposal 3  ›  Key Equity Plan Data

•	There were a total of 1,028,766 stock options outstanding, with a weighted average exercise price of $18.26 and a weighted average remaining term of 7.64 years.

•

There were a total of 3,946,263 time-based restricted stock units outstanding and 1,327,630 performance stock units outstanding, assuming maximum achievement. This includes 1,082,322 cash-settled time-based restricted stock units previously awarded by the Compensation Committee in December 2019. Pursuant to the terms of the applicable award agreements, the Compensation Committee has the discretion to settle these awards in shares of the Company’s common stock if the Company has sufficient share capacity under a stockholder-approved equity compensation plan of the Company at the time the awards are settled.

•

There were a total of 232,787 shares of our Common Stock available for future awards under the 2017 Plan. If the 2019 Plan is approved by our stockholders, then no future awards will be granted from the 2017 Plan.

Based on the equity award activity through January 2, 2020, including grants made from the 2017 Plan and the Inducement Plan, the number of shares available for grant under the 2019 Plan as of January 2, 2020 would be 16,146,566 shares if the 2019 Plan is approved by stockholders.

2019 Plan Share Reserve	Awards Granted	Share Reserve
Initial Share Reserve		18,800,000
Inducement Plan Awards made after October 31, 2019
Stock Options	163,666	(163,666)
Time-based RSUs	87,873	(149,384)
2017 Plan Awards made after October 31, 2019
Time-based and Performance-based RSUs	1,376,697	(2,340,384)
Remaining shares available for grant under the 2019 Plan if this proposal is approved (as of January 2, 2020)		16,146,566 *

*   The number of shares available for grant under the 2019 Plan would further be reduced by 1,839,947 shares if the Compensation Committee exercises its discretion to settle the outstanding cash-settled RSUs in shares of the Company’s common stock.

•

We manage our long-term dilution by limiting the number of equity awards that are granted annually, commonly referred to as burn rate. “Burn rate” measures the number of shares under outstanding equity awards granted during a given year (assuming maximum achievement and disregarding cancellations), as a percentage of basic weighted-average Common Stock outstanding for that fiscal year. Burn rate differs from dilution, as it does not account for equity awards that have been cancelled. Over the past two fiscal years, our burn rate was 4.8% and 2.1% (for the fiscal years ended September 30, 2018 and September 30, 2019, respectively).

Burn Rate (000’s)

	(A)	(B)	(A) + (B) = (C)	(D)	(C) / (D)
Fiscal Year	Options Granted	Restricted Stock Unites Granted	Total Shares Granted	Weighted Average Common Shares Outstanding	Burn Rate (Unadjusted)
2019	0	2,289	2,289	110,800	2.1%
2018	1,225	4,048	5,303	109,900	4.8%

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Proposal 3  ›  Key Equity Plan Data

•

Over the past two fiscal years, our average annual dilution was 4.0% and 3.6% (for the fiscal years ended September 30, 2018 and September 30, 2019, respectively). Dilution is generally defined as the total equity awards granted (assuming maximum achievement) less cancellations, divided by total common shares outstanding at the end of the fiscal year.

•

Over the past two fiscal years, our “overhang rate” was 6.4% and 4.5% at fiscal year-end (for the fiscal years September 30, 2018 and September 30, 2019, respectively). Our overhang rate measures the total number of shares under all outstanding plan awards (assuming maximum achievement), plus the number of shares authorized for future plan awards, as a percentage of the common shares outstanding on the date of calculation. It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the 2019 Plan is approved by our stockholders, our overhang rate would be 22.7%, based on the Common Stock outstanding as of as of January 2, 2020.

For purposes of the above calculations, the number of common shares outstanding does not include shares of Common Stock issuable upon conversion of shares of our Series A Stock or convertible notes, or exercise or vesting of any outstanding equity-based awards.

Why We Believe You Should Vote for this Proposal

We believe our future success depends on our ability to attract, motivate, and retain high quality employees, directors, and consultants, and that the ability to continue to provide stock-based awards is critical to achieving this success as we compete for talent in an industry in which equity compensation is market practice and is expected by many existing personnel and prospective candidates.

The Board believes that equity-based compensation plans such as the 2019 Plan serve many important purposes, such as (i) allowing the Company to use a vehicle other than cash to compensate its employees and other key personnel and (ii) benefitting the interests of our stockholders by effectively linking employee compensation to the performance of our Common Stock price. By maintaining a long-term incentive plan such as the 2019 Plan, the Compensation Committee will be able to design and implement executive compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, align the goals and objectives of our employees with the interests of our stockholders and promote a focus on long-term value creation.

We believe we would be at a severe competitive disadvantage if we cannot use stock-based awards to recruit and compensate our personnel. If the 2019 Plan is not approved, we expect that we would exhaust the remaining available shares under the 2017 Plan in less than a year. This would increase our cash compensation expense, utilize cash that could otherwise be used to grow our business, make acquisitions, repay debt, or for other corporate purposes, and reduce the alignment between our employees and our stockholders.

Plan Highlights

Below are select highlights from the 2019 Plan that we feel reflect our commitment to adhering to the best practices set forth by industry standards. We ask that you consider these highlights when casting your vote on Proposal 3.

Independent Plan Administrator. The Compensation Committee, which is composed of independent directors, administers the 2019 Plan, and retains full discretion to determine the number and amount of awards to be granted under the 2019 Plan, subject to the terms of the 2017 Plan.

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Reasonable Plan Limits. Subject to adjustment as described in the 2019 Plan, total awards under the 2019 Plan are limited to 18,800,000 shares of our Common Stock, plus the number of shares that again become available for awards under the terms of the 2017 Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

The 2019 Plan also provides that, subject to adjustment as described in the 2019 Plan:

•	The maximum number of shares with respect to which awards may be granted to any participant in respect of any fiscal year is equal to 5,000,000.

•

No non-employee member of our Board will be paid compensation (including awards under the 2019 Plan, determined based on the fair market value of such awards as of the grant date, as well as any retainer fees) totaling more than $750,000 in respect of any single fiscal year (the “Non-Employee Director Compensation Limit”).

Full Value Awards Weighted More Heavily. The settlement of one share pursuant to a full value award is deemed to reduce the authorized share pool under the 2019 Plan by 1.7 shares.

Stockholder Approval of Material Amendments. The 2019 Plan requires us to seek stockholder approval for any material amendments to the 2019 Plan, such as increasing the Non-Employee Director Compensation Limit and materially increasing the number of shares available under the 2019 Plan.

Prohibition on Repricing. 2019 Plan prohibits the repricing of outstanding stock options without stockholder approval (outside of certain corporate transactions or permitted adjustment events described in the 2019 Plan). Further, no outstanding stock option may be canceled in exchange for cash or other property at a time when the per share exercise price of such option exceeds the fair market value of such stock option or canceled in exchange for a grant of a new stock option with an exercise price that is less than the exercise price applicable to the surrendered stock option, in each case, without stockholder approval (outside of certain corporate transactions or permitted adjustment events described in the 2019 Plan).

No Liberal Recycling Provisions. The 2019 Plan provides that the following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the exercise price; (2) shares withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are reacquired by the Company with proceeds realized by the Company in connection with the exercise of a stock option.

Minimum Vesting Requirements. Other than with respect to up to 5% of the number of shares reserved for issuance under the 2019 Plan and subject to certain other exceptions set forth in the 2019 Plan, awards granted under the 2019 Plan will be subject to a minimum vesting period of one year from the date of grant.

Prohibition of Dividends or Dividend Equivalents on Unvested Awards. The 2019 Plan prohibits the current payment of dividends or dividend equivalents with respect to shares underlying unvested awards prior to the achievement of the applicable vesting conditions. Any such dividends or dividend equivalents will be deferred until and contingent upon the achievement of the underlying vesting conditions.

2020 Proxy Statement	65

Proposal 3  ›  Non-Employee Director Compensation Limit

Non-Employee Director Compensation Limit

If the 2019 Plan is approved, the maximum total compensation (including awards under the 2019 Plan, determined based on the fair market value of such awards as of the grant date, plus annual retainer fees) that may be paid to any non-employee director in respect of a single fiscal year would be limited to $750,000. This provision, which is part of the 2019 Plan, limits the amount of compensation the Board may pay its non-employee members in respect of a single fiscal year without additional stockholder approval.

In connection with approving the 2019 Plan, stockholders are being asked to ratify the Non-Employee Director Compensation Limit. By voting “FOR” approval of the 2019 Plan, you will be deemed to have also ratified the Non-Employee Director Compensation Limit.

Summary of the 2019 Plan

Set forth below is a summary of the principal features of the 2019 Plan. Except as specifically highlighted in this Proposal 3, the principal features of the 2019 Plan are substantially similar to the principal features of the 2017 Plan. This summary is qualified in its entirety by reference to the terms of the 2019 Plan, a copy of which is included in this Proxy Statement as Annex B.

Purpose

The purpose of the 2019 Plan is to attract and retain employees, directors, and consultants of the Company and its subsidiaries and to motivate such individuals, provide them with incentives and enable them to participate in our growth and success.

The 2019 Plan authorizes our Board to provide equity-based compensation or other incentive-based compensation in the form of (1) stock options, including incentive stock options (“ISOs”) entitling the participant to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (2) restricted stock; (3) performance awards; (4) other stock-based awards (“Other Stock-Based Awards”); and (5) cash-based awards (“Other Cash-Based Awards”). Each type of award is described below under “Types of Awards Under the 2019 Plan.”

All awards under the 2019 Plan will be evidenced by an award agreement setting forth the award’s terms and conditions.

The 2019 Plan is designed to comply with the requirements of applicable federal and state securities laws, and the Code.

Shares Available Under the 2019 Plan

The Board has authorized the issuance of up to 18,800,000 shares of Common Stock (the “Share Reserve”), plus any shares that again become available for awards in accordance with the 2017 Plan. Awards that were made following October 31, 2019 under the 2017 Plan or the Inducement Plan will be counted against the Share Reserve based on the “fungible share ratio” described below. Following October 31, 2019 and prior to the date of this Proxy Statement, the Company granted 251,539 shares under the Inducement Plan and 1,376,697 shares under the 2017 Plan.

Under the 2019 Plan, grants of restricted stock units (or other so-called “full value” awards) count against the 2019 Plan’s share capacity at a higher rate than grants of stock options and stock appreciation rights. Specifically, each full value share awarded counts as 1.7 shares against the 2019 Plan’s capacity, while stock options and stock appreciation rights count as 1 share against the 2019

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Proposal 3  ›  Shares Available Under the 2019 Plan

Plan’s capacity. This is referred to a “fungible share ratio”. Shares that again become available for awards under the 2017 Plan that are awarded in the future under the 2019 Plan will count against the 2019 Plan’s share capacity based on the fungible share ratio.

If the 2019 Plan is approved by our stockholders, no future equity awards will be made pursuant to the 2017 Plan or the Inducement Plan. Although no new awards may be granted under the 2017 Plan or the Inducement Plan if the 2019 Plan is approved, all previously granted awards under the 2017 Plan and Inducement Plan would continue to be governed by the terms of the applicable plan. In the event our shareholders do not approve the 2019 Plan, the 2019 Plan will not become effective and shares will be issuable thereunder. The 2019 Plan, if approved, will expire in 2029.

Subject to adjustment set forth in the 2019 Plan, no more than 15,300,000 shares under the 2019 Plan may be issued upon the exercise of ISOs. The number of shares with respect to awards (including options and SARs) that may be granted under the 2019 Plan to any individual participant in respect of any fiscal year may not exceed 5,000,000 shares. Further, awards to non-employee directors will be subject to the Non-Employee Director Compensation Limit.

Each of the foregoing limitations is subject to potential adjustment as described in the 2019 Plan.

Awards under the 2019 Plan that are settled in cash will not be counted against the 2019 Plan’s share capacity.

If any shares of Common Stock covered by any awards granted under the 2019 Plan are forfeited, cancelled or exchanged or if an award terminates or expires without a distribution of shares of Common Stock to the participant, those shares will again be available for awards under the 2019 Plan. Notwithstanding the foregoing, the following shares will not be added back to the aggregate plan limit: (1) shares tendered in payment of the exercise price; (2) shares withheld by the Company to satisfy the tax withholding obligation; and (3) shares that are reacquired by the Company with proceeds realized by the Company in connection with the exercise of a stock option.

Shares of our Common Stock issued or delivered under awards granted under the 2019 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against the 2019 Plan’s share capacity. Additionally, shares available under certain plans that we or certain of our affiliates may assume in connection with corporate transactions from another entity may be available for certain awards under the 2019 Plan, under circumstances further described in the 2019 Plan, but will not count against the aggregate share limit.

Plan Administration

The 2019 Plan will be administered by the Compensation Committee, composed of at least two directors, each of whom is required to be a “non-employee director” (within the meaning of Rule 16b-3 as promulgated and interpreted by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and, if determined by the Board to be applicable, an “outside director” (within the meaning of Section 162(m) of the Code). The Compensation Committee is authorized to interpret the 2019 Plan and related agreements and other documents.

The Compensation Committee generally may select eligible individuals to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the

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Proposal 3  ›  Plan Administration

terms and conditions of awards. The Compensation Committee’s determinations and interpretations under the 2019 Plan will be binding on all interested parties.

Eligibility

Current employees and certain consultants of the Company and certain of its subsidiaries, as well as current non-employee members of the Board, are eligible to participate in the 2019 Plan, to the extent chose by the Compensation Committee for participation. Prospective employees and consultants who have accepted offers of employment or consultancy from a Company Entity, as well as prospective non-employee directors who have accepted an offer to serve on the Board, are eligible to participate in the 2019 Plan; provided, that the grant of such award is conditioned on the individual actually becoming an employee, consultant, or non-employee director, as applicable. Currently, all of our approximately 8,190 employees (including our five Section 16 officers), our six non-employee directors and our consultants, are eligible to participate in the 2019 Plan.

No Repricing Without Stockholder Approval

2019 Plan prohibits the repricing of outstanding stock options without stockholder approval (outside of certain corporate transactions or permitted adjustment events described in the 2019 Plan). Further, no outstanding stock option may be canceled in exchange for cash or other property at a time when the per share exercise price of such option exceeds the fair market value of such stock option or canceled in exchange for a grant of a new stock option with an exercise price that is less than the exercise price applicable to the surrendered stock option, in each case, without stockholder approval (outside of certain corporate transactions or permitted adjustment events described in the 2019 Plan).

Types of Awards Under the 2019 Plan

Stock Options. Stock options may be granted that entitle the participant to purchase shares of our Common Stock at a price not less than fair market value per share at the date of grant. The exercise price is payable (1) in cash or in check; (2) by the transfer to us of shares of Common Stock owned by the participant having a value at the time of exercise equal to the total stock option exercise price; (3) through the Company’s withholding of shares otherwise issuable upon exercise of an option pursuant to a “net exercise” arrangement; or (4) by other methods approved by the Compensation Committee.

No stock option may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with us or any of our subsidiaries that is necessary before the stock options will become exercisable.

Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units granted under the 2019 Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and restricted stock units may vest and/or be forfeited to us, as may be determined by the Compensation Committee in its sole discretion. Shares of restricted stock or restricted stock units may not be sold, assigned, transferred, pledged, or otherwise encumbered, nor will dividends be paid on such shares of restricted stock or restricted stock units, during the restriction period set by the Compensation Committee. Under the 2019 Plan, restricted stock units may be granted in the form of Other Stock-Based Awards or Other Cash-Based Awards.

Performance Awards. The Compensation Committee has the authority under the 2019 Plan to grant performance awards. These awards consist of a right which is (i) denominated in cash or shares of our

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Proposal 3  ›  Types of Awards Under the 2019 Plan

Common Stock; (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of performance goals during performance periods as may be established by the Compensation Committee; and (iii) payable at such time and in such form as determined by the Compensation Committee. Each performance award will be subject to one or more specified performance goals that must be met within a specified period determined by the Compensation Committee (the “performance period”) to earn the performance award. The Compensation Committee will determine the amount of any performance award, the length of any performance period, and the amount and kind of any payment or transfer to be made pursuant to any performance award.

Other Stock-Based Awards. The Compensation Committee may grant to a participant Other Stock-Based Awards, which will consist of rights which are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, our shares of Common Stock (including securities convertible into shares). These awards must comply, to the extent deemed desirable by the Compensation Committee, with Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, and other applicable laws. The Compensation Committee will determine the terms and conditions of these awards, including the price, if any, at which shares of our Common Stock may be purchased pursuant to any Other Stock-Based Award granted under the 2019 Plan.

Other Cash-Based Awards. The Compensation Committee may grant to a participant Other Cash-Based Awards. The Compensation Committee will determine the terms and conditions of these awards, including the vesting conditions, if any, for such awards.

Performance Goals

The 2019 Plan allows the Compensation Committee to establish measurable “Performance Goals” for purposes of establishing Performance Awards under the 2019 Plan. The Performance Goals established for such awards may be based on any one or more of the following, or based on any other goals, metrics or objects determined by the Compensation Committee in its sole discretion: (i) Non-GAAP performance measures included in any of the Company’s SEC filings; (ii) net interest income, total other income, total costs and expenses, income before taxes, net income, revenue and/or earnings per share; (iii) debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee in its sole discretion; (iv) market share; (v) generation performance, customer churn, ending customer count, customer satisfaction, average days sales outstanding, energizing events issues/success, customer complaints/success, systems availability and downtime, contribution margin, and safety and environmental improvements; (vi) operating margin, return on equity, return on assets, and/or return on invested capital; (vii) total shareholder return, the fair market value of a share of Common Stock, or the growth in value of an investment in the shares of Common Stock assuming the reinvestment of dividends.

The Compensation Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Performance Goal as provided for under the Plan.

Minimum Vesting

Notwithstanding anything in the 2019 Plan to the contrary, awards granted under the 2019 Plan (other than cash-based awards) are not permitted to vest any earlier than the first anniversary of the date on which the award is granted; provided, that the following awards will not be subject to the foregoing minimum vesting requirement: any (i) “Substitute Awards” under the 2019 Plan in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar

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Proposal 3  ›  Minimum Vesting

transaction entered into by the Company; (ii) shares of Common Stock delivered in lieu of fully vested cash awards; (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) any additional awards the Compensation Committee may grant, up to a maximum of five percent of the Share Reserve (subject to adjustment as permitted under the 2019 Plan); and, provided, further, that the foregoing restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a Change in Control, in the terms of the award agreement or otherwise.

Amendments

The Board may, at any time, and from time to time, amend, suspend or terminate the 2019 Plan, and the Compensation Committee may amend the 2019 Plan to the extent such amendment is: (i) ministerial or administrative in nature and does not result in a material change to the cost of the 2019 Plan or (ii) required by law; provided, that (A) no such amendment, suspension or termination will occur without stockholder approval if such approval is necessary to comply with applicable legal or regulatory requirements, or if such amendment would increase the Non-Employee Director Compensation Limit and (B), unless otherwise required by law or specifically provided in the 2019 Plan, the rights of a participant, with respect to awards granted prior to any amendment (whether by the Board or the Compensation Committee), suspension or termination, may not be adversely impaired without the express written consent of such participant. Notwithstanding anything in the 2019 Plan to the contrary, the Board may amend the 2019 Plan or any award agreement at any time without a participant’s consent only to comply with applicable law, including Section 409A of the Code, and the Compensation Committee may amend the terms of any award granted under the 2019 Plan, but, except for adjustments set forth in the 2019 Plan pertaining to certain corporate events and transactions or as otherwise specifically provided in the Plan, no such amendment or other action by the Compensation Committee may impair the rights of any holder without the holder’s express written consent.

Dividend Equivalents

Notwithstanding anything in the 2019 Plan to the contrary, no dividends or dividend equivalents are permitted to be paid on any award prior to vesting. In the sole discretion of the Compensation Committee, an award (other than options or stock appreciation rights) may provide the participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities or other property, on a deferred basis; provided, that such dividends or dividend equivalents will be subject to the same vesting conditions as the Award to which such dividends or dividend equivalents relate.

Adjustments

The existence of the 2019 Plan and the awards granted thereunder do not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any affiliate (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any affiliate or (vi) any other corporate act or proceeding.

Excepting transactions covered by the foregoing paragraph, if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the

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Proposal 3  ›  Adjustments

Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive, either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of the 2019 Plan, (A) the aggregate number or kind of securities that thereafter may be issued under the 2019 Plan and the other limits contained in the 2019 Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to awards granted under the 2019 Plan (including as a result of the assumption of the 2019 Plan and the obligations hereunder by a successor entity, as applicable), and/or (C) the purchase price of any award, will be appropriately adjusted by the Compensation Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

If there should occur any change in the capital structure of the Company other than those covered by the two immediately preceding paragraphs, including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company that affects the shares of Common Stock, then the Committee will adjust any Award and make such other equitable or proportional adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

Change in Control

The 2019 Plan provides that, in the event of a “change in control” (as defined in the 2019 Plan), and except as otherwise provided by the Compensation Committee in an award agreement or otherwise, a Participant’s outstanding awards may be treated in accordance with one or more of the following methods, as determined by the Committee in its sole discretion: (i) Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control; (ii) the Committee may accelerate the exercisability of, lapse of restrictions on, Awards or provide for a period of time for exercise prior to the occurrence of such event; (iii) any one or more outstanding awards may be cancelled and the Compensation Committee may cause to be paid to the holders thereof, in cash, shares, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the Compensation Committee (it being understood that, in such event, any stock option or stock appreciation right having a per share exercise price equal to, or in excess of, the fair market value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); or (iv) the Compensation Committee may terminate all outstanding and unexercised awards that provides for a participant-elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such participant shall have the right to exercise in full all of such participant’s awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise will be contingent on the occurrence of the Change in Control.

Award agreements generally provide that to the extent outstanding awards are assumed, converted, or replaced in the event of a change in control, if a participant’s employment or service with us or a subsidiary is terminated without cause or a participant terminates his or her employment or service with us or a subsidiary for good reason during the two year period following a change in control, all outstanding awards held by the participant that may be exercised will become fully exercisable and all restrictions will lapse and the awards will become vested and non-forfeitable.

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Proposal 3  ›  Withholding Taxes

Withholding Taxes

To the extent that we are required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2019 Plan, and subject to Section 409A of the Code, we have the right to withhold from any award or from any compensation or other amount owing to a participant the amount (in cash, shares of Common Stock, other securities, other awards under the 2019 Plan or other property) of applicable withholding taxes and to take other action as may be necessary to satisfy all obligations for payment of such taxes. Subject to the foregoing, and contingent upon the Company’s consent, a participant may satisfy the withholding liability by delivering shares of Common Stock owned by the participant with a fair market value equal to the withholding liability or have us withhold from the shares of Common Stock otherwise deliverable pursuant to an award, a number of shares of Common Stock equal to the withholding liability, or by such other methods as may be approved by the Compensation Committee.

Compliance with Section 409A of the Internal Revenue Code

To the extent applicable, it is intended that the 2019 Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2019 Plan and any grants made under the 2019 Plan will be administered in a manner consistent with this intent.

Termination

No grant will be made under the 2019 Plan more than 10 years after the date on which the 2019 Plan is first approved by our stockholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2019 Plan.

Federal Income Tax Consequences Relating to Awards

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2019 Plan based on federal income tax laws in effect on January 1, 2020. This summary is not intended to be complete and does not describe state, local or foreign tax consequences. It is not intended to be tax guidance to participants in the 2019 Plan.

Tax Consequences to Participants

Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of our Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

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Proposal 3  ›  Federal Income Tax Consequences Relating to Awards

If shares of our Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares of our Common Stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our Common Stock on the date that such shares are transferred to the participant in settlement of the award (reduced by any amount paid by the participant for such RSUs, if any), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon payment in respect of any performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares of our Common Stock received in respect thereof.

Tax Consequences to Us or Our Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We have filed a Registration Statement on Form S-8 relating to the issuance of shares of our Common Stock under the 2019 Plan with the SEC pursuant to the Securities Act of 1933, as amended; however, no shares of our Common Stock may be issued under the 2019 Plan unless and until approval of the 2019 Plan by our stockholders has been obtained.

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New Plan Benefits

As discussed earlier in this proposal, the Compensation Committee previously awarded cash-settled time-based restricted stock units to certain key employees of the Company as set forth below. Pursuant to the applicable award agreements, the Compensation Committee will have the discretion to settle these awards in shares of the Company’s common stock if the Company has sufficient share capacity under a stockholder-approved equity compensation plan of the Company at the time of settlement. If the 2019 Plan is approved and there are shares available for issuance under the 2019 Plan at the time these awards (or any portion thereof) are settled, the Compensation Committee may determine to settle the awards (or any portion of the awards) using shares reserved for issuance under the 2019 Plan.

Name & Position	Dollar Value ($)	Number of Units (#)
James M. Chirico, Jr., President, Chief Executive Officer and Director	—	—
Kieran J. McGrath, Executive Vice President and Chief Financial Officer	—	—
Shefali Shah, Executive Vice President, Chief Administrative Officer and General Counsel	—	—
Executive Group	200,000	16,906
Non-Executive Officer Employee Group	12,615,000	1,065,416

Equity Compensation Plan Information

The following table sets forth, as of September 30, 2019, the number of securities outstanding under each of our equity compensation plans, the weighted-average exercise price for our outstanding stock options and the number of securities available for grant under such plans.

Shares in thousands	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)(1)	(c)
Equity compensation plans approved by security holders:
Avaya Holdings Corp. 2017 Equity Incentive Plan	3,996	$19.59	1,002
Equity compensation plans not approved by security holders:
None	—	—	—

(1)	Restricted Stock Units are not included in the calculation of the weighted-average exercise price of outstanding options, warrants and rights.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AVAYA HOLDINGS CORP. 2019 EQUITY INCENTIVE PLAN

BY VOTING “FOR” APPROVAL OF THE AVAYA HOLDINGS CORP. 2019 EQUITY INCENTIVE PLAN, YOU WILL BE DEEMED TO HAVE ALSO RATIFIED THE NON-EMPLOYEE DIRECTOR COMPENSATION LIMIT.

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Proposal 4 Approval of the Avaya Holdings Corp. 2020 Employee Stock Purchase Plan

PROPOSAL 4 – APPROVAL OF THE

AVAYA HOLDINGS CORP. 2020 EMPLOYEE STOCK PURCHASE PLAN

Introduction

On January 8, 2020, on the recommendation of the Compensation Committee, the Board unanimously adopted the Avaya Holdings Corp. 2020 Employee Stock Purchase Plan (the “ESPP”), subject to the approval of the stockholders of the Company. The ESPP is a broad-based plan that provides an opportunity for eligible employees of the Company and its designated subsidiaries and affiliates to purchase shares of the Company’s Common Stock (referred to herein as “shares”) through periodic payroll deductions at a discount from the then-current market price. The ESPP does not provide for discretionary grants. If approved by the Company’s stockholders, a total of 5,500,000 shares will be made available for purchase under the ESPP.

Stockholder Approval Requirement

The affirmative vote of the holders of a majority in voting power of the votes cast by stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the ESPP. Stockholders are requested in this Proposal 4 to approve the ESPP in substantially the form attached hereto as Annex C. If stockholders do not approve this Proposal 4, then the ESPP, which became effective when adopted by the Board, will terminate if stockholder approval is not obtained by the first anniversary of the date of such adoption.

Approval of the ESPP by the stockholders will enable the Company to offer a current market-competitive, broad-based stock purchase plan to employees of the Company and its subsidiaries and affiliates on a global basis. The Board believes that the ESPP is in the best interest of the Company and its stockholders because it will help us to attract, retain and reward eligible employees and strengthen the mutuality of interest between such employees and the Company’s stockholders.

Key Features of the ESPP

The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the full text of the ESPP. A copy of the ESPP is attached to this Proxy Statement as Annex C, and is incorporated herein by reference. For purposes of this Proposal 4, “Committee” means the Compensation Committee of our Board or such other properly delegated committee appointed by the Board or Committee to administer the ESPP, and “Administrator” means the Committee or, subject to applicable law, a subcommittee of the Committee or one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the ESPP.

Purpose of the ESPP

The purpose of the ESPP is to provide an opportunity for eligible employees of the Company and any parent, subsidiary or affiliate of the Company that has been designated by the Administrator (each, a “Designated Company”) to purchase shares of the Company at a discount through voluntary contributions from such employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such employees and the Company’s stockholders.

The rights granted under the ESPP are intended to be treated as either (i) purchase rights granted under an “employee stock purchase plan,” as that term is defined in Section 423 of the Internal

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Proposal 4  ›  Purpose of the ESPP

Revenue Code of the United States (the “Code”) (i.e., rights granted under a “Section 423 Offering”), or (ii) purchase rights granted under an employee stock purchase plan that is not subject to the requirements of Section 423 of the Code (i.e., rights granted under a “Non-423 Offering”). The Administrator has discretion to grant purchase rights under either a Section 423 Offering or a Non-423 Offering.

Shares Subject to ESPP and Adjustments upon Changes in Capitalization

A total of 5,500,000 of the Company’s shares will be initially authorized and reserved for issuance under the ESPP. Such shares may be authorized but unissued shares of Common Stock, treasury shares or shares of Common Stock purchased on the open market.

In the event of any change affecting the number, class, value, or terms of the shares of Common Stock of the Company, resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, will, in such manner as it may deem equitable, adjust the number and class of shares that may be delivered under the ESPP (including numerical limits), the purchase price per share and the number of shares covered by each purchase right under the ESPP that has not yet been exercised.

Administration

The ESPP will be administered by the Committee. The Committee will have, among other authority, the authority to interpret, reconcile any inconsistency in, correct any default in and apply the terms of the ESPP, to determine eligibility and adjudicate disputed claims under the ESPP, to determine the terms and conditions of purchase rights under the ESPP, and to make any other determination and take any other action desirable for the administration of the ESPP. For purchase rights granted under a Section 423 Offering, the Committee is authorized to adopt such rules and regulations for administering the ESPP as it may deem necessary to comply with the requirements of Section 423 of the Code. To the extent not prohibited by applicable laws, the Committee may delegate its authority to a subcommittee, the Administrator or other persons or groups of persons, including to assist with the day-to-day administration of the ESPP.

Non-US Sub-Plans

The Administrator will also have the authority to adopt such sub-plans as are necessary or appropriate to permit the participation in the ESPP by employees who are foreign nationals or employed outside of the US. Such sub-plans may vary the terms of the ESPP, other than with respect to the number of shares reserved for issuance under the ESPP, to accommodate the requirements of local laws, customs and procedures for non-US jurisdictions. For this purpose, the Administrator is authorized to adopt sub-plans for non-US jurisdictions that vary the terms of the ESPP regarding, without limitation, eligibility to participate, the definition of eligible pay, the dates and duration of offering periods or other periods, the method of determining the purchase price and the discount at which shares may be purchased, any minimum or maximum amount of contributions a participant may make in an offering period or other specified period under the applicable sub-plan, the handling of payroll deductions and the methods for making contributions by means other than payroll deductions, the treatment of purchase rights upon a change in control or a change in capitalization of the Company, the

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establishment of bank, building society or trust accounts to hold contributions, the payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances.

Eligibility

Generally, any individual in an employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes is eligible to participate in the ESPP and may participate by submitting an enrollment form or appropriate online form to the Company under procedures specified by the Administrator. As of January 3, 2020, approximately 8,190 employees, including all executive officers, were eligible to participate in the ESPP.

However, the Administrator, in its discretion, may determine on a uniform basis for an offering that employees will not be eligible to participate if they: (i) have not completed at least two years of service since their last hire date (or such lesser period determined by the Administrator), (ii) customarily work not more than 20 hours per week (or such lesser number of hours determined by the Administrator), (iii) customarily work not more than five months per calendar year (or such lesser number of months determined by the Administrator), (iv) are highly compensated employees within the meaning of Section 414(q) of the Code, or (v) are highly compensated employees within the meaning of Section 414(q) of the Code with compensation above a certain level or who are officers subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

No employee is eligible for the grant of any purchase rights under the ESPP if, immediately after such grant, the employee would own shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary or parent of the Company (including any shares which such employee may purchase under all outstanding purchase rights), nor will any employee be granted purchase rights to buy more than $25,000 worth of shares (determined based on the fair market value of the shares on the date the purchase rights are granted) under the ESPP in any calendar year such purchase rights are outstanding.

Eligible employees who are citizens or residents of a jurisdiction outside the US may be excluded from participation in the ESPP if their participation is prohibited under local laws or if complying with local laws would cause the ESPP or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, eligible employees may be excluded from participation in the ESPP or an offering if the Administrator has determined that participation of such eligible employees is not advisable or practicable for any reason.

Offering Periods

The ESPP will be implemented by consecutive offering periods with a new offering period commencing on the first trading day of the relevant offering period and terminating on the last trading day of the relevant offering period. Unless and until the Administrator determines otherwise in its discretion, each offering period will consist of one approximately six-month purchase period, which will run simultaneously with the offering period. Unless otherwise determined by the Administrator, offering periods will run from June 1st (or the first trading day thereafter) through November 30th (or the last trading day prior to such date) and from December 1st (or the first trading day thereafter) through May 31st (or the last trading day prior to such date).

The Administrator has the authority to establish additional or alternative sequential or overlapping offering periods, a different number of purchase periods within an offering period, or a different duration

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Proposal 4  ›  Offering Periods

for one or more offering periods or purchase periods or different commencement or ending dates for such offering periods with respect to future offerings without stockholder approval, provided that no offering period may have a duration that exceeds 27 months. Additionally, to the extent that the Administrator establishes overlapping offering periods with more than one purchase period in each offering period, the Administrator will have discretion to structure an offering period so that if the fair market value of a share on the first trading day of the offering period in which a participant is currently enrolled is higher than the fair market value of a share on the first trading day of any subsequent offering period, the Company will automatically enroll the participant in the subsequent offering period and will terminate his or her participation in the original offering period.

Payroll Deductions

Except as otherwise provided by the Administrator, up to a maximum of 10% of a participant’s “eligible pay” (as defined in the ESPP) may be contributed by payroll deductions or other payments that the Administrator may permit a participant to make toward the purchase of shares during each purchase period. Once an eligible employee elects to participate in an offering period, then the participant will automatically participate in subsequent offering periods at the same contribution rate as was in effect in the prior offering period unless the participant elects to increase or decrease the contribution rate or withdraw, or is deemed to withdraw, from this ESPP. A participant who is automatically enrolled in a subsequent offering period is not required to file any additional documentation in order to continue participation; provided, however, that participation in the subsequent offering period will be governed by the terms and conditions of the ESPP in effect at the beginning of such offering period, subject to the participant’s right to withdraw from the ESPP. A participant may elect to increase or decrease the rate of such contributions during any subsequent enrollment period by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator. Any such new rate of contribution will become effective on the first day of the first purchase period following the completion of such form. Unless otherwise determined by the Administrator, during a purchase period, a participant may not increase contributions and may decrease the rate of contributions only one time. However, a participant may reduce the rate of contributions to zero percent at any time during a purchase period. Any change to a participant’s rate of contributions during a purchase period will become effective as soon as possible after completing an amended enrollment form (either through the Company’s online enrollment process or by submitting the appropriate form to the Administrator).

Purchase Price

Unless otherwise determined by the Administrator prior to the commencement of an offering period and subject to adjustment in the event of certain changes in our capitalization, the purchase price per share at which shares are sold in an offering period under the ESPP will be 85% of the lesser of (i) the fair market value of the shares on the first trading day of the offering period, or (ii) the fair market value of the shares on the purchase date (i.e., the last trading day of the purchase period). For this purpose, “fair market value” generally means the closing sales price of a share of the Company’s Common Stock on the trading day immediately prior to the applicable date. The Administrator has authority to establish a different purchase price for any Section 423 Offering or Non-423 Offering, provided that the purchase price applicable to a Section 423 Offering complies with the provisions of Section 423 of the Code. As of January 13, 2020, the closing price of a share of the Company’s Common Stock on the New York Stock Exchange was $12.25.

Purchase of Shares

Each purchase right will be automatically exercised on the applicable purchase date, and shares will be purchased on behalf of each participant by applying the participant’s contributions for the applicable

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Proposal 4  ›  Purchase of Shares

purchase period to the purchase of shares, which may include fractional shares in the Administrator’s sole discretion, at the purchase price in effect for that purchase date.

The maximum number of shares purchasable per participant during any single offering period may not exceed 12,500 shares (or such other limit as may be imposed by the Administrator), subject to adjustment in the event of certain changes in our capitalization.

To the extent that purchase of fractional shares is not authorized by the Administrator in connection with an offering, any amount remaining in a participant’s account that was not applied to the purchase of shares because it was insufficient to purchase a whole share will be carried forward for the purchase of shares during the following offering period. However, any amounts not applied to the purchase of shares during an offering period for any reason other than as described above will not be carried forward to any subsequent offering periods, and will instead by refunded, without interest, as soon as practicable after the purchase date, except as otherwise determined by the Administrator or required by applicable law.

Transferability

Purchase rights granted under the ESPP are not transferable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

Withdrawals

A participant may withdraw from an offering period and receive a refund of contributions by submitting the appropriate form online through the Company’s designated plan broker or to the Administrator within the time period prescribed by the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the purchase date or by such other deadline as may be prescribed by the Administrator. Upon receipt of such notice, deductions of contributions on behalf of the participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such participant will not be eligible to participate in the ESPP until the next enrollment period. Amounts credited to the account of any participant who withdraws from an offering period, according to the procedures set forth in the ESPP, within the time period prescribed by the Administrator will be refunded, without interest, as soon as practicable, except as otherwise determined by the Administrator or required by applicable law.

Termination of Employment

If a participant ceases to be an eligible employee prior to a purchase date, contributions for the participant will be discontinued and any amounts credited to the participant’s account will be refunded, without interest, as soon as practicable, except as otherwise provided by the Administrator or required by applicable law.

Subject to the discretion of the Administrator, if a participant is granted a paid leave of absence, the participant’s payroll deductions will continue and amounts credited to the participant’s account may be used to purchase shares as provided under the ESPP. If a participant is granted an unpaid leave of absence, the participant’s payroll deductions will be discontinued and no other contributions will be permitted (unless otherwise determined by the Administrator or required by applicable law), but any amounts credited to the participant’s account may be used to purchase shares on the next applicable purchase date. Where the period of leave exceeds three months and the participant’s right to

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Proposal 4  ›  Termination of Employment

reemployment is not guaranteed by statute or by contract, for purposes of the ESPP, the employment relationship will generally be deemed to have terminated three months and one day following the commencement of such leave.

Unless otherwise determined by the Administrator or required by applicable law, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company will not be treated as having terminated employment for purposes of participating in the ESPP or an offering. However, if a participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remain non-qualified under the Non-423 Offering. The Administrator may establish additional or different rules to govern transfers of employment for purposes of participation in the ESPP or an offering, consistent with the applicable requirements of Section 423 of the Code.

Change in Control

In the event of a “Change in Control” (as defined in the ESPP), each outstanding purchase right will be equitably adjusted and assumed or an equivalent purchase right substituted by the successor company or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute the purchase right or is not a publicly traded corporation, the offering period then in progress will be shortened by setting a new purchase date before the date of the proposed Change in Control, as of which date the offering period will end.

Amendment and Termination of ESPP

The ESPP became effective upon its adoption by the Board, subject to approval by the stockholders of the Company.

The Board or the Committee may amend the ESPP at any time, provided that if stockholder approval is required pursuant to the Code, securities laws or regulations, or the rules or regulations of the securities exchange on which the Company’s shares are listed or traded, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required. The Board may suspend the ESPP or discontinue the ESPP at any time, including shortening an offering period in connection with a spin-off or similar corporate event. Upon termination of the ESPP, all contributions will cease, all amounts credited to a participant’s account will be equitably applied to the purchase of whole shares then available for sale, and any remaining amounts will be promptly refunded, without interest (unless required by applicable law), to the participants.

US Federal Income Tax Information

The following summary briefly describes the general US federal income tax consequences of purchase rights under the ESPP for participants who are tax resident in the US, current as of January 1, 2020, but is not a detailed or complete description of all US federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors regarding the taxation of purchase rights under the ESPP. The discussion below concerning tax deductions that may become available to the Company under US federal tax law is not intended to imply that the Company will necessarily

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Proposal 4  ›  US Federal Income Tax Information

obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in countries other than the US does not generally correspond to US federal tax laws, and is not covered by the summary below.

US Federal Income Tax Information for Section 423 Offerings

Rights to purchase shares granted under a Section 423 Offering are intended to qualify for favorable federal income tax treatment available to purchase rights granted under an employee stock purchase plan that qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. If the shares are disposed of within two years from the purchase right grant date (i.e., the beginning of the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the shares on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the shares purchased under the ESPP are sold (or otherwise disposed of) more than two years after the purchase right grant date and more than one year after the shares are transferred to the participant, then the lesser of (i) the excess of the sale price of the shares at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the shares as of the purchase right grant date over the purchase price (determined as of the first day of the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to any applicable limitations under the Code. In other cases, no deduction is allowed.

US Federal Income Tax Information for Non-423 Offerings

If the purchase right is granted under a Non-423 Offering, then the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income recognized by the participant as a result of such disposition, subject to any applicable limitations under the Code. For US participants, FICA/FUTA taxes will generally be due in relation to ordinary income earned as a result of participation in a Non-423 Offering.

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Proposal 4  ›  New Plan Benefits

New Plan Benefits

The benefits to be received pursuant to the ESPP by the Company’s officers and employees are not currently determinable as they will depend on the purchase price of our shares in offering periods after the implementation of the ESPP, the market value of our Common Stock on various future dates, the amount of contributions that eligible officers and employees elect to make under the ESPP and similar factors. As of the date of this Proxy Statement, no officer or employee has been granted any purchase rights under the proposed ESPP.

* * * * * * * * *

The proxy holders named on the accompanying proxy card will vote in favor of the approval of the ESPP unless a stockholder directs otherwise.

The affirmative vote of the holders of a majority in voting power of shares entitled to vote (virtually or by proxy) at the Annual Meeting is required to approve the ESPP. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF

THE AVAYA HOLDINGS CORP. 2020 EMPLOYEE STOCK PURCHASE PLAN.

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Certain Relationships and Related Transactions

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Strategic Partnership with RingCentral, Inc.

On October 3, 2019, the Company entered into a strategic partnership with RingCentral, Inc. (“RingCentral”). In connection with the strategic partnership, the Company and RingCentral entered into (i) an Investment Agreement (the “Investment Agreement”), pursuant to which RingCentral purchased $125 million aggregate principal amount of the Company’s Series A Stock and (ii) a Framework Agreement (the “Framework Agreement”), each as described below.

Investment Agreement

The Investment Agreement provided for the sale by the Company to RingCentral, in a private placement under the Securities Act of 1933, as amended, 125,000 shares of Series A Stock, for an aggregate purchase price of $125 million. The Series A Stock issued to RingCentral pursuant to the Investment Agreement is convertible into shares of Common Stock, at an initial conversion price of $16.00 per share. The Company completed the issuance and sale of the Series A Stock (the “Closing”) on October 31, 2019.

Framework Agreement, Super Master Agent Agreement and Development Agreement

The Framework Agreement governs the terms of the commercial arrangement between Avaya Inc. and RingCentral. Pursuant to the Framework Agreement, the parties entered into a Super Master Agent Agreement dated as of October 31, 2019, between Avaya Inc. and RingCentral (the “Super Master Agent Agreement”), pursuant to which Avaya will act as an agent to Avaya’s channel partners with respect to the sale of Avaya Cloud Office by RingCentral (“ACO”) and make direct sales of ACO. RingCentral will pay a commission to Avaya, including for the benefit of Avaya’s channel partners, for each such sale. In addition, for each qualified unit of ACO sold during the term of the Framework Agreement, RingCentral will pay Avaya certain commissions. Among other things, the Framework Agreement requires Avaya to (subject to certain exceptions) market and sell ACO as its exclusive UCaaS solution (as defined by “Subject Functionality” in the Framework Agreement). In addition, under certain circumstances, the Company may be required to issue shares of Series A Stock or shares of Common Stock to RingCentral in satisfaction of its obligations under the Framework Agreement. Further, RingCentral paid Avaya an advance of $375 million, predominantly for future commissions, as well as for certain licensing rights (the “Consideration Advance”). The Consideration Advance was paid primarily in RingCentral stock. On November 12, 2019, Avaya sold 1,750,000 shares of RingCentral stock included in the Consideration Advance for proceeds of approximately $294 million, and as of the date of this Proxy Statement, held less than 1% of RingCentral outstanding common stock. The Framework Agreement has a multiyear term and can be terminated earlier by either party in the event (i) the other party fails to cure a material breach or (ii) the other party undergoes a change in control.

Pursuant to the Framework Agreement, on October 3, 2019, Avaya Management L.P., Avaya Inc. and RingCentral entered into a Development Agreement, pursuant to which Avaya and RingCentral will collaborate to develop ACO as a new branded service. The Development Agreement permits Avaya and RingCentral to enter into product description documents which will specify the development work to be completed by each of Avaya and RingCentral. The Development Agreement will terminate when the Framework Agreement and Super Master Agent Agreement are terminated. Additionally, the Development Agreement may be terminated by Avaya or RingCentral in the event that the other

2020 Proxy Statement	83

Certain Relationships and Related Transactions  ›  Certain Relationships and Related Transactions

(a) fails to cure a material breach or (b) experiences an Insolvency Event (as defined in the Framework Agreement).

Investor Rights Agreement

In connection with the Closing, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with RingCentral. Pursuant to the terms of the Investor Rights Agreement, among other things, from and after the Closing, until the first date on which RingCentral and its affiliates no longer hold or beneficially own, in the aggregate, a number of shares of Common Stock (calculated assuming conversion of the Series A Stock to Common Stock) that is equal to or greater than 4,759,339 shares (subject to certain adjustments) (the “Investor Ownership Threshold”), RingCentral is entitled to nominate one person (the “RingCentral Nominee”) to the Board. In addition, for so long as the Investor Ownership Threshold is met, RingCentral shall vote all of its shares in favor of each director nominee nominated by the Nominating and Corporate Governance Committee and against the removal of any director nominated by such committee. Furthermore, for as long as the RingCentral Nominee sits on the Board, RingCentral is subject to customary standstill provisions, has a consent right over certain actions taken by the Company, and has customary preemptive rights. The Investor Rights Agreement also provides for customary demand and piggyback registration rights for RingCentral and its transferees beginning six months after the Closing, and contains customary transfer restrictions.

Registration Rights Agreement

In connection with the Closing, the Company entered into a Registration Rights Agreement with RingCentral, pursuant to which RingCentral agreed to file a registration statement providing for the resale, from time to time, by the Company of shares of common stock of RingCentral issued to the Company under the Framework Agreement.

2017 Registration Rights Agreement

In connection with our emergence from Chapter 11, we entered into a registration rights agreement with certain of our creditors and their affiliates who became Company stockholders upon our emergence from bankruptcy, pursuant to which we provide them certain “demand” registration rights and customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act of 1933, as amended.

Arrangements Involving the Company’s Current Directors

James M. Chirico, Jr. is a director and he is Chief Executive Officer and President of the Company. The Company also employs his daughter, Mackenzie Chirico, whose salary and commissions in Fiscal 2019 were approximately $122,000.

Stanley J. Sutula, III is a director and he is Executive Vice President and Chief Financial Officer of Pitney Bowes Inc., a business-to-business provider of equipment, software and services. During Fiscal 2019, sales of the Company’s products and services to Pitney Bowes Inc. were approximately $242,000 and the Company purchased de minimis amounts of goods and services from Pitney Bowes Inc.

84	2020 Proxy Statement

Certain Relationships and Related Transactions  ›  Certain Relationships and Related Transactions

Jacqueline E. Yeaney is a director and she was the Senior Vice President and Chief Marketing Officer of Ellucian, a privately-held provider of software and services for higher education management, from January 2017 until April 1, 2019. During Fiscal 2019, sales of the Company’s products and services to Ellucian were approximately $172,000.

Arrangements Involving the Company’s Current Executive Officers

Kieran J. McGrath is Senior Vice President and Chief Financial Officer of the Company. Prior to joining the Company in January 2019, he was the Executive Vice President and Chief Financial Officer of CA Technologies during Fiscal 2019. Kevin Speed is Vice President, Controller and Chief Accounting Officer. Prior to joining the Company in February 2019, Mr. Speed was Senior Vice President, General Auditor of CA Technologies during Fiscal 2019. During Fiscal 2019, the Company purchased goods and services from CA Technologies of approximately $618,000.

Arrangements Involving Other Stockholders which Beneficially Own More than 5% of Any Class of Stock

We have entered into arrangements on ordinary business terms and at an arm’s length basis with certain of our stockholders or their affiliates. Arrangements involving stockholders or their affiliates that beneficially own more than 5% of any class of our stock and in which total payments for all of these arrangements exceeded $120,000 in Fiscal 2019 are described below.

•	In Fiscal 2019 the Company received approximately $3,541,000 from The Vanguard Group from ordinary course sales of the Company’s products and services; and

•

In Fiscal 2019 the Company received approximately $12,392,000 from JPMorgan Chase & Co. from ordinary course sales of the Company’s products and services and the Company paid approximately $44,000 to JPMorgan Chase & Co. for purchases of services.

Related Party Transaction Policy

In December 2017, our Board adopted written procedures for the review, approval and/or ratification of all transactions between the Company and certain “related persons,” such as our executive officers, directors and owners of more than 5% of our voting securities.

The procedures give our Audit Committee the power to approve or disapprove existing and potential related party transactions involving our directors and our Section 16 Officers. Upon becoming aware of an existing or potential related party transaction, the Audit Committee is required to conduct a full inquiry into the facts and circumstances concerning that transaction and to determine the appropriate actions, if any, for the Company to take. In reviewing a transaction, the Audit Committee considers relevant facts and circumstances, including, but not limited to, whether the transaction is in the best interests of the Company and its stockholders, whether the terms are consistent with a transaction available on an arms-length basis and whether the transaction is in the Company’s ordinary course of business. At the discretion of the Audit Committee, consideration of a related party transaction may be submitted to the Board. A director who is the subject of a potential related party transaction is not permitted to vote in the decision-making process of the Audit Committee or Board, as applicable, relating to what actions, if any, shall be taken by us in light of that transaction.

All related party transactions identified above that occurred during Fiscal 2019 or that are currently proposed which required approval and/or ratification through the procedures described above were subject to such review procedures.

2020 Proxy Statement	85

Executive Officers

EXECUTIVE OFFICERS

The officers are elected by and serve at the discretion of the Board. Below is biographical information regarding our current Section 16 Officers. Biographical information about Mr. Chirico is in this Proxy Statement under the heading “PROPOSAL 1 – ELECTION OF DIRECTORS.”

Name	Age	Position(s)
James M. Chirico, Jr.	62	President, Chief Executive Officer and Director
Anthony F. Bartolo	49	Executive Vice President and Chief Product Officer
Kieran J. McGrath	60	Executive Vice President and Chief Financial Officer
Shefali Shah	48	Executive Vice President, Chief Administrative Officer and General Counsel
Kevin Speed	45	Vice President, Controller and Chief Accounting Officer

Mr. Bartolo has been our Executive Vice President, Chief Product Officer since December 9, 2019. Prior to joining the Company, Mr. Bartolo served as the Executive Vice President, Chief Product Officer of Tata Communications Limited, a leading global digital infrastructure provider, from February 2013 until December 2019. Previously, Mr. Bartolo worked as a Vice President and General Manager at Avaya from December 2008 through August 2012. Prior to that, Mr. Bartolo held various management positions at Symbol Technologies Limited and Nortel Networks Limited in North America, as well as at other companies in Asia and Europe.

Mr. McGrath has been our Executive Vice President, Chief Financial Officer since December 9, 2019, after having served as our Senior Vice President, Chief Financial Officer from February 15, 2019 until December 8, 2019. Mr. McGrath joined the Company on January 31, 2019 as Senior Vice President, Finance. Prior to joining the Company, Mr. McGrath served as the Executive Vice President and Chief Financial Officer of CA Technologies, a global leader in software solutions that simplify complex enterprise environments, from November 2016 until November 2018 when that company became a subsidiary of Broadcom Inc. Prior to that, he served as CA Technologies’ Senior Vice President and interim Chief Financial Officer from July 2016 to November 2016, and as Senior Vice President and Corporate Controller upon joining the company in September 2014 until July 2016. Prior to that, Mr. McGrath was Vice President, Finance at International Business Machines Corporation, a cognitive solutions and cloud platform company, where he held various senior executive finance positions across the company, including leading the finance department for IBM’s Software Group, from January 2009 until August 2014.

Ms. Shah has been our Executive Vice President, Chief Administrative Officer and General Counsel since December 9, 2019, after having served as our Senior Vice President, Chief Administrative Officer and General Counsel from December 18, 2017 until December 8, 2019. Previously she served as Senior Vice President, General Counsel and Corporate Secretary of Era Group Inc. from March 2014 until December 2017 and Acting General Counsel and Corporate Secretary from February 2013 through February 2014. From June 2006 to February 2013, Ms. Shah held several positions with Comverse Technology, Inc., including Senior Vice President, General Counsel and Corporate Secretary. Prior thereto, she was an associate at Weil Gotshal & Manges LLP from September 2002 to May 2006 and Hutchins, Wheeler & Dittmar, P.C. from September 1996 to September 2002.

Mr. Speed has been our Vice President, Controller and Chief Accounting Officer since June 6, 2019. Prior to that he served as the Company’s Vice President and Corporate Controller from February 11,

86	2020 Proxy Statement

Executive Officers

2019 through June 5, 2019. Before joining the Company, Mr. Speed served as the Senior Vice President, General Auditor of CA Technologies, a global leader in software solutions that simplify complex enterprise environments, from January 2016 to November 2018 when the company became a subsidiary of Broadcom Inc. Mr. Speed remained a CA Technologies employee until February 8, 2019. While serving as CA Technologies’ Senior Vice President, General Auditor he also served as CA Technologies’ Executive Sponsor, Finance Rotation Program from January 2016 until November 2018. Prior to that he was CA Technologies’ Vice President, Corporate Business Development from April 2015 to January 2016 and he served in various roles in Corporate Accounting and Corporate Financial Planning and Analysis from the time he joined the company in October 2006 through April 2015. Prior to joining CA Technologies, Mr. Speed was a Senior Manager in the KPMG LLP metro New York office and a Manager in the Arthur Andersen LLP metro New York office.

2020 Proxy Statement	87

Proposal 5 Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for Fiscal 2020 and is seeking ratification of such selection by our stockholders at the Annual Meeting. PwC has audited our financial statements since 2000. The Audit Committee and PwC do not believe that PwC’s tenure as the Company’s auditor has diminished its independence, candor, or objectivity. The Audit Committee further believes PwC’s familiarity with the Company’s business and operations allows it to conduct better, more efficient, and more effective audits. At the same time, the Audit Committee remains mindful of the risks of PwC’s long tenure and carefully monitors PwC’s performance, fee structure and any issues bearing on the independence of the firm. Representatives of PwC are expected to virtually attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority in voting power of shares entitled to vote (virtually or by proxy) at the Annual Meeting is required to approve the ratification of the selection of PwC as our independent registered public accounting firm. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Since this proposal is considered “routine” under the NYSE rules, no broker non-votes are expected on this proposal.

Pre-Approval Policies and Procedures

Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. Our Audit Committee may delegate authority to one or more members of the Audit Committee to provide such pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. This policy is set forth in the charter of the Audit Committee and available under “Corporate Governance” in the Investor Relations section of our website at https://investors.avaya.com/corporate-governance/governance-policies. The referenced information on the Investor Relations section of our website is not a part of this Proxy Statement.

88	2020 Proxy Statement

Proposal 5  ›  Principal Accountant Fees and Services

Principal Accountant Fees and Services

The following table provides information regarding the fees for the audit and other services provided by PricewaterhouseCoopers LLP for the fiscal years ended September 30, 2019 and 2018:

	Fiscal Years Ended September 30,
(In thousands)	2019	2018
Audit Fees	$14,119	$17,709
Audit-Related Fees	1,004	1,315
Tax Fees	1,109	1,102
All Other Fees	502	4,588

Total Fees	$16,734	$24,714

Audit Fees

Audit fees consist of fees for professional services rendered for the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements. Audit fees also include services that are typically provided by the independent registered public accounting firm in connection with statutory audit and regulatory filings.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees under this category include due diligence services and consultation and review in connection with the adoption of new accounting policies.

Tax Fees

Tax fees consist of fees for services to support the compliance with and filing of direct and indirect tax returns for our international subsidiaries and certain due diligence and consulting services.

All Other Fees

All other fees consist of fees for other permitted services including, but not limited to, advisory services.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

SEPTEMBER 30, 2020.

2020 Proxy Statement	89

Audit Committee Report

AUDIT COMMITTEE REPORT

In connection with the Company’s consolidated financial statements for the year ended September 30, 2019, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with the Company’s independent registered public accounting firm, PwC, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

•

received the written disclosures and the letter from PwC as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with PwC that firm’s independence.

Based on the review and discussions with the Company’s management and the independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2019 Annual Report, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:

Stanley J. Sutula, III, Chair

Susan L. Spradley

Scott Vogel

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

90	2020 Proxy Statement

Process for Director Nominations and Stockholder Proposals

PROCESS FOR DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending qualified candidates for election to the Board. The Nominating and Corporate Governance Committee will consider director candidates submitted by stockholders. Any stockholder wishing to submit a candidate for consideration should send the Corporate Secretary, at 4655 Great America Parkway, Santa Clara, California 95054, the information detailed in section 3.2 of our bylaws, which includes, among other things, the following:

–

Stockholder’s name, address, number of Common Shares (including any derivative interest related to Company shares and/or any short position in the Company’s securities) owned by the stockholder and any person controlling, or acting in concert with, that stockholder, any proxy, contract or other arrangement pursuant to which such stockholder or any person controlling, or acting in concert with, that stockholder, has a right to vote any Common Shares;

–

Candidate’s name, age, business address, residence address and number of Common Shares (including any derivative interest related to Company shares and/or any short position in the Company’s securities) owned by the candidate;

–

A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

–

A supporting statement which describes the candidate’s reasons for seeking election to the Board, and documents the candidate’s ability to satisfy the director qualifications criteria described above under the heading “Board Composition and Director Qualifications”;

–	A description of any arrangements or understandings between or among the stockholder, the candidate and/or any person controlling, or acting in concert with, that stockholder; and

–	A signed statement from the candidate confirming his/her willingness to serve on the Board, if elected.

The Corporate Secretary will promptly forward such materials to the Chair of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Corporate Secretary also will keep copies of such materials for future reference by the Nominating and Corporate Governance Committee when filling Board positions.

To be timely, a stockholder’s notice must be received by the Corporate Secretary (i) in the case of the 2021 annual meeting of stockholders, not later than the close of business on October 19, 2020, which is the ninetieth (90th) day before the anniversary of the mailing date of this year’s proxy statement, nor earlier than the opening of business on September 19, 2020, which is the one hundred twentieth (120th) day before such anniversary date. If the annual meeting is called for a date that is more than thirty (30) days earlier or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the one hundred twentieth (120th) day before the meeting and not later than the later of (A) the close of business on the ninetieth (90th) day before the meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the annual meeting is first made by

2020 Proxy Statement	91

Process for Director Nominations and Stockholder Proposals

the Company. For a special meeting of stockholders called for the purpose of electing directors, such notice must be received not earlier than the opening of business on the one hundred twentieth (120th ) day before the meeting and not later than the later of (A) the close of business on the ninetieth (90th) day before the meeting or (B) the close of business on the tenth (10th) day following the day on which public announcement of the date of the special meeting is first made by the Company.

Under its charter, the Nominating and Corporate Governance Committee must review with the Board, at least annually, the requisite qualifications, independence, skills and characteristics of Board candidates, members and the Board as a whole. When assessing potential new directors, the Nominating and Corporate Governance Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes candidates should generally meet the criteria listed above under the heading “Board Composition and Director Qualifications.”

Stockholder Proposals For Inclusion in Our Proxy Materials

If you wish to submit a proposal for inclusion in next year’s proxy statement, we must receive the proposal on or before September 19, 2020, which is one hundred twenty (120) calendar days prior to the anniversary of this year’s mailing date, and it must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act. Upon timely receipt of any such proposal, we will determine whether to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Any proposals should be submitted, in writing, to the Corporate Secretary, Avaya Holdings Corp., 4655 Great America Parkway, Santa Clara, California 95054.

Other Matters to be Brought Before the 2021 Annual Meeting of Stockholders

Our bylaws also establish an advance notice procedure with regard to stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our bylaws, notice of such stockholder proposal for the 2021 annual meeting of stockholders must be delivered to the Corporate Secretary at the above address not earlier than the opening of business on September 19, 2020, which is one hundred twenty (120) calendar days prior to the anniversary of this year’s mailing date, and not later than the close of business on October 19, 2020, which is ninety (90) calendar days prior to the anniversary of this year’s mailing date.

If the date of the 2021 annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of our 2020 Annual Meeting, then the notice of a stockholder proposal must be delivered no earlier than the opening of business on the one hundred twentieth (120th) day prior to the meeting and not later than the close of business on the later of (i) the 90th day prior to the meeting or (ii) the 10th day after the Company first makes a public announcement of the meeting date.

All stockholder proposals submitted under our bylaws must comply with the requirements of the bylaws. The presiding officer of the Annual Meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with our bylaws.

92	2020 Proxy Statement

Additional Filings

ADDITIONAL FILINGS

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed at the Investor Relations section of our website at https://investors.avaya.com/financial-info/sec-filings and are available from the SEC at its website at www.sec.gov. Information on our website, including the information on the Investor Relations section referenced here and below, is not considered part of this Proxy Statement.

In accordance with SEC rules, the information contained in the Report of the Audit Committee and the Report of the Compensation Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

We encourage stockholders to voluntarily elect to receive our future proxy and annual report materials electronically. We believe in working to keep our environment cleaner and healthier and such elections will help us reduce our impact on the environment.

•	If you are a registered stockholder, please visit www.proxyvote.com for simple instructions (have your proxy card in hand when you access the website).

•	Beneficial stockholders can opt for e-delivery at www.proxyvote.com (have your proxy card in hand when you access the website) or by contacting their nominee.

ANNUAL REPORT

Our consolidated financial statements for Fiscal 2019 are included in our Annual Report on Form 10-K that accompanies this Proxy Statement. This Proxy Statement and our Annual Report are posted on the Investor Relations section of our website at https://investors.avaya.com/financial-info/sec-filings and are available from the SEC at its website at www.sec.gov.

OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. Should other matters be properly introduced at the 2020 Annual Meeting, those persons named in the enclosed proxy will have discretionary authority to act on such matters and will vote the proxy in accordance with their best judgment.

By Order of the Board of Directors,

Shefali Shah

Executive Vice President, Chief Administrative Officer and General Counsel

January 17, 2020

2020 Proxy Statement	93

Annex A

ANNEX A

RECONCILIATION OF GAAP TO NON-GAAP (ADJUSTED) FINANCIAL MEASURES

The information furnished in this Proxy Statement includes non-GAAP financial measures that differs from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Although GAAP requires that we report on our results for the periods October 1, 2017 through December 15, 2017 (the “Predecessor” period) and December 16, 2017 through September 30, 2018 (the “Successor” period) separately, management reviews the Company’s operating results for the twelve months ended September 30, 2018 by combining the results of these periods because such presentation provides the most meaningful comparison of our results. The Company cannot adequately benchmark the operating results of the 280-day period ended September 30, 2018 against any of the previous or succeeding periods reported in its condensed consolidated financial statements and does not believe that reviewing the results of this period in isolation would be useful in identifying any trends regarding the Company’s overall performance. Management believes that the key performance metrics such as revenue, gross margin and operating income, among others, when combined for the twelve months ended September 30, 2018 provide meaningful comparisons to other periods and are useful in identifying current business trends.

EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in the applicable table below.

We believe that using supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.

Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

We also present the measures non-GAAP revenue and non-GAAP gross margin as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.

The following tables present Successor, Predecessor and combined results and reconcile revenue, gross margin and net income to non-GAAP revenue, non-GAAP gross margin and non-GAAP Adjusted EBITDA.

2020 Proxy Statement	Annex A - 1

Annex A

Avaya Holdings Corp.

Supplemental Schedules of Non-GAAP Reconciliations

(Unaudited; in millions)

		Successor	Predecessor
(In millions)	Fiscal year ended September 30, 2019	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Combined Fiscal 2018	Fiscal year ended September 30, 2017	Fiscal year ended September 30, 2016
GAAP Revenue	$2,887	$2,247	$604	$2,851	$3,272	$3,702
Adj. for fresh start accounting	21	206	—	206	—	—

Non-GAAP Revenue	$2,908	$2,453	$604	$3,057	$3,272	$3,702

		Successor	Predecessor
(In millions)	Fiscal year ended September 30, 2019	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Non-GAAP Combined Fiscal 2018	Fiscal year ended September 30, 2017	Fiscal year ended September 30, 2016
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$1,575	$1,143	$362	$1,505	$2,008	$2,258
Items excluded:
Adj. for fresh start accounting	37			264	—	—
Amortization of technology intangible assets	174			138	20	30
Loss on disposal of Long lived assets	—			4	—	—
Non-cash share- based compensation	—			1	—	1
Resolution of certain legal matters	—			—	—	2

Non-GAAP Gross Profit	$1,786			$1,912	$2,028	$2,291

GAAP Gross Margin	54.6%	50.9%	59.9%	52.8%	61.4%	61.0%

Non-GAAP Gross Margin	61.4%			62.5%	62.0%	61.9%

Annex A - 2	2020 Proxy Statement

Annex A

Avaya Holdings Corp.

Supplemental Schedules of Non-GAAP Reconciliations

(Unaudited; in millions)

		Successor	Predecessor
(In millions)	Fiscal year ended September 30, 2019	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Combined Fiscal 2018	Fiscal year ended September 30, 2017	Fiscal year ended September 30, 2016
Net (loss) income	$(671)	$287	$2,977	$3,264	$(182)	$(730)
Interest expense	237	169	14	183	246	471
Interest income	(14)	(5)	(2)	(7)	(4)	(1)
Provision for (benefit from) income taxes	2	(546)	459	(87)	(16)	11
Depreciation and amortization	443	384	31	415	326	374

EBITDA	$(3)	$289	$3,479	$3,768	$370	$125
Impact of fresh start accounting adjustments	5	196	—	196	—	—
Restructuring charges, net	22	81	14	95	30	105
Advisory fees	11	18	3	21	85	43
Acquisition-related costs	9	15	—	15	1	2
Reorganization items, net	—	—	(3,416)	(3,416)	98	—
Third-party sales transformation costs	—	—	—	—	—	5
Non-cash share-based compensation	25	19	—	19	11	19
Impairment charges	659	—	—	—	120	542
Loss on sale/disposal of long-lived assets, net	—	4	1	5	—	1
Gain on sale of Networking business	—	—	—	—	(2)	—
Resolution of certain legal matters	—	—	37	37	64	106
Change in fair value of Preferred Series B embedded derivative	—	—	—	—	—	(73)
Change in fair value of Emergence Date Warrants	(29)	17	—	17	—	—
Securities registration fees	—	—	—	—	—	1
Loss (gain) on foreign currency transactions	8	(28)	—	(28)	(2)	(10)
Pension/OPEB/nonretirement postemployment retirement benefits and long-term disability costs	—	—	17	17	90	63
(Gain) loss on investments	(1)	—	—	—	—	11
Other	—	—	—	—	1	—

Adjusted EBITDA	$706	$611	$135	$746	$866	$940

Adjusted EBITDA Margin	24.3%			24.4%	26.5%	25.4%

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Annex B

ANNEX B

AVAYA HOLDINGS CORP.

2019 EQUITY INCENTIVE PLAN

(AS AMENDED)

ARTICLE I

PURPOSE

The purpose of this Avaya Holdings Corp. 2019 Equity Incentive Plan (as amended) is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company Entities to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1        “2017 Plan” means the Avaya Holdings Corp. 2017 Equity Incentive Plan.

2.2        “2019 Omnibus Inducement Equity Plan” means the equity plan pursuant to which the shares of Common Stock under the Inducement Pool have been reserved for issuance prior to the Stockholder Approval Date.

2.3        “Affiliate” means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

2.4        “Award” means any award under the Plan of any Stock Option, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written Award Agreement approved by the Committee and executed by the Company and the Participant.

2.5        “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.6        “Board” means the Board of Directors of the Company.

2.7        “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of

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Consultancy, the following: (a) in the case where there is no employment, consulting or similar agreement in effect between a Company Entity and the Participant at the time of Termination (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s: (i) continued failure to perform the Participant’s duties with a Company Entity (which, if curable, is not cured within ten (10) days after written notice thereof is provided to the Participant); (ii) continued failure to follow and comply with the written policies of any Company Entity, as in effect from time to time (which, if curable, is not cured within ten (10) days after written notice thereof is provided to the Participant); (iii) commission of an act or omission involving fraud, theft, or dishonesty resulting in economic or financial injury to any Company Entity; (iv) engagement in illegal conduct or gross misconduct; (v) material breach of any agreement with any Company Entity; (vi) commission of, indictment for, conviction of, or a plea of guilty or nolo contendere to any felony or other crime involving moral turpitude; or (vii) conduct that brings, or is reasonably likely to bring, any Company Entity into public disgrace or disrepute and that results in economic or financial injury to any Company Entity; or (b) in the case where there is an employment, consulting or similar agreement in effect between a Company Entity and the Participant at the time of Termination that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a Termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.8        “Change in Control” has the meaning set forth in Section 10.2.

2.9         “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation and other official guidance and regulations promulgated thereunder.

2.10        “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof (as applicable, the “Compensation Committee”). If no Compensation Committee or subcommittee thereof exists, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.11        “Common Stock” means the common stock, $0.01 par value per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which such Common Stock may be exchanged).

2.12        “Company” means Avaya Holdings Corp., a Delaware corporation, and its successors by operation of law.

2.13        “Company Entities” means, collectively, the Company and its Subsidiaries (each, individually, a “Company Entity”).

2.14        “Consultant” means any natural person who is an advisor or consultant to a Company Entity and who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.

2.15        “Disability” means: (a) in the case where there is an employment, consulting or similar agreement in effect between a Company Entity and the Participant at the time of Termination that defines “disability” (or words of like import), “disability” as defined under such agreement or (b) in

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the case where there is no employment, consulting or similar agreement in effect between a Company Entity and the Participant at the time of Termination (or where there is such an agreement but it does not define “disability” (or words of like import)), a condition entitling the Participant to receive benefits under a long-term disability plan of a Company Entity in which such Participant is eligible to participate, or, in the absence of such a plan, a permanent and total disability as defined in Section 22(e)(3) of the Code. In the absence of a plan, a Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is “disabled” under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16        “Effective Date” means the effective date of the Plan as defined in Article XIV.

2.17        “Eligible Employees” means each employee of a Company Entity.

2.18        “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who, in each case, is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.19        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.20        “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date: (a) if the Common Stock is traded, listed or otherwise reported or quoted on a national securities exchange, the closing sales price reported for the Common Stock on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted on the applicable date (or, if there is no such sale on that date, then on the last preceding date on which a sale was reported); or (b) if the Common Stock is not traded, listed or otherwise reported or quoted on a national securities exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code and any other applicable laws, rules or regulations.

Notwithstanding the foregoing, for purposes of determining Fair Market Value in connection with the vesting and/or settlement of any Award, “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, (i) if the Common Stock is traded, listed or otherwise reported or quoted on a national securities exchange, the closing sales price reported for the Common Stock on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted on the date immediately preceding the vesting or settlement date, as applicable (or, if there is no such sale on that date, then on the last preceding date on which a sale was reported); or (b) if the Common Stock is not traded, listed or otherwise reported or quoted on a national securities exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account the requirements of Section 409A of the Code and any other applicable laws, rules or regulations.

2.21        “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8 of the United States Securities and Exchange Commission.

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2.22        “Good Reason” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment, the following: (a) in the case where there is no employment or similar agreement in effect between a Company Entity and the Participant at the time of Termination of Employment (or where there is such an agreement but it does not define “good reason” (or words of like import)), the occurrence, without the Participant’s consent, of either of the following events: (i) any material diminution of the Participant’s title, duties, responsibilities or authorities; or (ii) any material breach by a Company Entity of any of its material obligations to the Participant. Prior to resigning for Good Reason, the Participant shall give written notice to the employing Company Entity of the facts and circumstances claimed to provide a basis for such resignation not more than sixty (60) days following the Participant’s knowledge of such facts and circumstances, and the Company Entity shall have thirty (30) days after receipt of such notice to cure (and if so cured, the Participant shall not be permitted to resign for Good Reason in respect thereof) and the Participant shall resign within ten (10) business days following the relevant Company Entity’s failure to cure; or (b) in the case where there is an employment or similar agreement in effect between a Company Entity and the Participant at the time of Termination that defines “good reason” (or words of like import), “good reason” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “good reason” only applies on occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a Termination of Employment thereafter.

2.23        “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of a Company Entity under the Plan and intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24        “Inducement Pool” means a maximum of 1,700,000 shares of Common Stock reserved for issuance under the 2019 Omnibus Inducement Equity Plan pursuant to the “employment inducement award” exemption set forth in Section 303A.08 of the NYSE Listing Rules.

2.25        “Lead Underwriter” has the meaning set forth in Section 13.20.

2.26        “Lock-Up Period” has the meaning set forth in Section 13.20.

2.27         “Non-Employee Director” means a member of the Board who is not an employee of any Company Entity.

2.28        “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not intended to qualify as an Incentive Stock Option.

2.29         “Other Cash-Based Award” means an Award granted pursuant to Section 9.3 of the Plan and payable and/or denominated in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.30        “Other Stock-Based Award” means an Award under Article IX of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on or denominated in, Common Stock at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.31        “Participant” means an Eligible Individual who has been selected by the Committee to participate in the Plan and to whom an Award has been granted pursuant to the Plan.

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2.32        “Performance Award” means an Award granted to a Participant pursuant to Article VIII of the Plan contingent upon achieving certain Performance Goals.

2.33        “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

2.34        “Performance Period” means the designated period during which the Performance Goals are to be satisfied with respect to the Award to which the Performance Goals relate.

2.35        “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof, or any other entity or organization.

2.36        “Plan” means this Avaya Holdings Corp. 2019 Equity Incentive Plan, as amended from time to time.

2.37        “Prior Plans” means the 2019 Omnibus Inducement Equity Plan and the 2017 Plan.

2.38         “Proceeding” has the meaning set forth in Section 13.11.

2.39         “Reorganization” has the meaning set forth in Section 4.2(b)(ii).

2.40        “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VII of the Plan.

2.41        “Restriction Period” has the meaning set forth in Section 7.3(a) with respect to Restricted Stock.

2.42        “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.43        “Qualifying Director” means a person who is (i) a member of the Board, (ii) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (iii) only to the extent determined by the Committee to be applicable, an “outside director” within the meaning of Section 162(m) of the Code.

2.44        “Section 162(m) of the Code” means Section 162(m) of the Code and any applicable Treasury Regulations thereunder.

2.45        “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulations and other official guidance thereunder.

2.46        “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

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2.47        “Stockholder Approval Date” means the date on which the Plan is approved by the stockholders of the Company.

2.48        “Stock Appreciation Right” or “SAR” means an Other Stock-Based Award that is designated as a stock appreciation right, pursuant to the terms and conditions of the Award Agreement pursuant to which such Award is granted.

2.49        “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI of the Plan.

2.50        “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.51        “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of any Company Entity.

2.52        “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.53        “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to a Company Entity; or (b) when an entity (other than the Company) which is retaining a Participant as a Consultant ceases to be a Company Entity, unless the Participant otherwise is, or thereupon becomes, a Consultant to another Company Entity at the time the entity ceases to be a Company Entity. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.54        “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company.

2.55        “Termination of Employment” means (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from all Company Entities; or (b) when an entity (other than the Company) which is employing a Participant ceases to be a Company Entity, unless the Participant otherwise is, or thereupon becomes, employed by another Company Entity at the time the entity ceases to be a Company Entity. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.56        “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

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ARTICLE III

ADMINISTRATION

3.1        The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required to comply with the provisions of Rule 16b-3 (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 or to qualify as performance-based compensation under Section 162(m) of the Code, as applicable, be a Qualifying Director. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2        Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan and applicable law, to Eligible Individuals: (i) Stock Options, (ii) Restricted Stock, (iii) Performance Awards; (iv) Other Stock-Based Awards; and (v) Other Cash-Based Awards. In particular, subject to the provisions of the Plan and applicable law, the Committee shall have the authority to:

(a)        select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b)        determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c)        determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)        determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)        provide for the accelerated vesting or lapse of restrictions of any Award at any time;

(f)        determine the amount of cash (if any) to be covered by each Award granted hereunder;

(g)        determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(h)        determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)        impose a “blackout” period during which Options may not be exercised;

(j)        determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award; and

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(k)        modify, extend or renew an Award, subject to Article XI and Section 6.4(g) and (l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Entities, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 3.2, it is intended that any action under the Plan intended to qualify for an exemption provided by Rule 16b-3, and/or the exception under Section 162(m) of the Code related to persons who are subject to Section 16 of the Exchange Act and/or who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code, will be taken only by the Board or by a committee or subcommittee of two or more Qualifying Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as a Qualifying Director shall not invalidate any action that is otherwise valid under the Plan.

3.3        Guidelines. Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.

3.4        Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on all Persons, including all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5        Designation of Consultants/Liability.

(a)        The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to execute agreements or other documents on behalf of the Committee.

(b)        The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated or

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granted authority pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or its Affiliates or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

ARTICLE IV

SHARE LIMITATION

4.1        Shares.

(a)        Subject to any increase or decrease pursuant to Section 4.2 and the share counting provisions contained in this Section 4.1, a total of 18,800,000 shares of Common Stock (the “Initial Pool”) shall be authorized for Awards granted under the Plan, less one (1) share of Common Stock for every one (1) share of Common Stock that was subject to an option or stock-settled stock appreciation right granted after October 31, 2019 and prior to the Stockholder Approval Date under any Prior Plan and one and seven-tenths (1.7) shares of Common Stock for every one (1) share of Common Stock that was subject to an Award other than an option or stock-settled stock appreciation right granted after October 31, 2019 and prior to the Stockholder Approval Date under any Prior Plan (the “Share Reserve”). Shares of Common Stock issued pursuant to the Share Reserve may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. After the Stockholder Approval Date, no awards may be granted under any Prior Plan. Subject to any increase or decrease pursuant to Section 4.2:

(i)        The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to 15,300,000;

(ii)        The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant in respect of any fiscal year shall be equal to 5,000,000; and

(iii)        Notwithstanding the foregoing limitations, or any plan or program of any Company Entity to the contrary, the maximum amount of compensation that may be paid to any single Non-Employee Director of the Board in respect of any single fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any cash retainer fees) shall not exceed $750,000 (the “Non-Employee Director Compensation Limit”).

In the case of any Awards granted under the Plan, (A) each share of Common Stock with respect to which an Option or stock-settled Stock Appreciation Right is granted under the Plan shall reduce the Share Reserve by one (1) share of Common Stock for every one (1) share of Common Stock granted and (B) each share of Common Stock with respect to which any other stock-settled Award (other than an Option or stock-settled Stock Appreciation Right) is granted under the Plan shall reduce the Share Reserve by one and seven-tenths (1.7) shares of Common Stock for every one (1) share granted.

(b)        If (i) any Option or Stock Appreciation Right granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, or (ii) after October 31,

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2019, any shares subject to an option or stock appreciation right under any Prior Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such expired, terminated or canceled Award (or award under a Prior Plan) shall be available for the purpose of Awards under the Plan. If (x) any shares of Common Stock subject to Awards other than Options or Stock Appreciation Rights denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited, terminated or canceled for any reason, or (y) after October 31, 2019, any shares subject to awards other than options or stock appreciation rights denominated in shares of Common Stock granted under any Prior Plan are forfeited, terminated or canceled for any reason, the number of forfeited, terminated or canceled shares subject to such Awards (or awards under a Prior Plan) denominated in shares of Common Stock shall be available for purposes of Awards under the Plan. Any shares that again become available for Awards under the Plan pursuant to this Section shall be added as (xx) one (1) share for every one (1) share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (yy) as one and seven-tenths (1.7) shares for every one (1) share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. With respect to the Prior Plans, the foregoing share counting provisions of this Section 4.1(b) will not become operative until the Stockholder Approval Date.

(c)        Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the Share Reserve: (i) shares withheld by the Company in satisfaction of the applicable exercise price or withholding taxes upon the issuance, vesting or settlement of Awards (or, after October 31, 2019, awards under any Prior Plan); (ii) shares subject to a Stock Appreciation Right or, after October 31, 2019, a stock appreciation right under any Prior Plan, that are not issued in connection with its stock settlement on exercise thereof; and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after October 31, 2019, options under any Prior Plan.

(d)        Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Share Reserve; provided that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall be counted against the aggregate number of shares available for Incentive Stock Options awarded under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares available for issuance under the Plan.

4.2        Changes.

(a)        The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

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(b)        Subject to the provisions of Section 10.1:

(i)        If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise, the number of shares of Common Stock covered by outstanding Awards, the aggregate number or kind of securities that thereafter may be issued under the Plan and the other limits contained in Section 4.1, in each case, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii)        Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 10.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan and the other limits contained in Section 4.1, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), and/or (C) the purchase price of any Award, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii)        If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company that affects the shares of Common Stock, then the Committee shall adjust any Award and make such other equitable or proportional adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv)        Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on all Persons including all employees and Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.

(v)        Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or this Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

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4.3        Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1        General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2        Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of a Company Entity are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3        General Requirement. The grant of Awards to a prospective Eligible Individual is conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

6.1        Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2        Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, in each case, pursuant to an Award Agreement. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option. If required by the Award Agreement, an Eligible Individual selected to receive Stock Options shall not have any right with respect to such Award, unless and until such Eligible Individual has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

6.3        Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4        Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, including those set forth in an Award Agreement:

(a)        Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share

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exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock on the date of grant.

(b)        Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)        Exercisability. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)        Method of Exercise. Subject to any applicable installment exercise and waiting period provisions that may apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company (or to its agent specifically designated for such purpose) specifying the number of shares of Common Stock to be purchased (which notice may be provided in an electronic form to the extent acceptable to the Committee and the Company). Such notice shall be accompanied by payment in full of the purchase price as follows, as determined by the Committee in the Award Agreement or otherwise: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company shares of Common Stock with an aggregate value equal to the purchase price; (iii) by having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option; (iv) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, with the consent of the Committee, by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee); or (v) by such other methods as may be approved by the Committee. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld or otherwise made arrangements for the satisfaction of such taxes in a manner permitted under the terms of the Plan or any Award Agreement.

(e)        Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of

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descent and distribution; (ii) remains subject to the terms of the Plan and the applicable Award Agreement; and (iii) may be exercised by such Family Member. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f)        Termination by Death or Disability. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(g)        Involuntary Termination Without Cause. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a Participant’s Termination is by involuntary termination by a Company Entity without Cause (other than due to death or Disability), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)        Voluntary Resignation. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)        Termination for Cause. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, if a Participant’s Termination (x) is by a Company Entity for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination by a Company Entity for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j)        Unvested Stock Options. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, Stock Options that are not vested or exercisable as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)        Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of any Company Entity exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain

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employed by a Company Entity at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)        Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, including those set forth in the following sentence, the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options or other Awards in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, except in connection with a corporate transaction involving the Company in accordance with Section 4.2 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), an outstanding Stock Option may not be (x) modified to reduce the exercise price thereof, (y) canceled in exchange for cash, other property or other Awards, in each case, at a time when the per share exercise price of such Stock Option exceeds the fair market value of such Stock Option, or (z) canceled in exchange for a grant of a new Stock Option with an exercise price that is less than the exercise price applicable to the surrendered Stock Option, unless, in each case, such action is approved by the stockholders of the Company.

(m)        Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option, and such shares shall be subject to the provisions of Article VII and be treated as Restricted Stock, which will remain subject to the original vesting schedule applicable to the predecessor Stock Option. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(n)        Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 13.6. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate. The recipient of a Stock Option under this Article VI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Stock Option. The Company will evidence each Participant’s ownership of Common Stock issued upon exercise of a Stock Option pursuant to a designated system, such as book entries by the transfer agent; if a stock certificate for such shares of Common Stock is issued, it will be substantially in the form set forth in Section 7.2(c).

ARTICLE VII

RESTRICTED STOCK

7.1    Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible

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Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, one or more Performance Goals) or such other factor(s) as the Committee may determine, in its sole discretion.

7.2    Awards and Certificates. If required by the applicable Award Agreement, Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)        Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)        Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)        Legend. The Company will evidence each Participant’s ownership of Restricted Stock pursuant to a designated system, such as book entries by the transfer agent. If a stock certificate for such shares of Restricted Stock is issued, such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Avaya Holdings Corp. (the “Company”) 2019 Equity Incentive Plan (as it may be amended from time to time, the “Plan”) and an Agreement entered into between the registered owner and the Company dated                     . Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d)        Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part or otherwise transferred to the Company.

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7.3    Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions and such other terms and conditions as may be determined by the Committee in its sole discretion:

(a)        Restriction Period. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of one or more Performance Goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(b)        Rights as a Stockholder. Except as provided in Section 7.3(a) and this Section 7.3(b) (and subject to Section 13.1), or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, (1) the right to receive dividends, provided, that the payment of any dividends in respect of such Restricted Stock shall be deferred (without interest) until, and conditioned upon, the expiration of the applicable Restriction Period and the lapse of all applicable restrictions thereon, (2) the right to vote such shares and, (3) subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.

(c)        Termination. Unless otherwise determined by the Committee in the applicable Award Agreement or otherwise in accordance with the terms of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited for no consideration.

(d)        Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the shares of Restricted Stock, such earned shares (and to the extent ownership of such shares is evidenced by stock certificates, the stock certificates for such shares) shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE VIII

PERFORMANCE AWARDS

8.1    Performance Awards. The Committee may designate an Award (including any Restricted Stock and any Other Stock-Based Award) at grant as a Performance Award payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VII. If the Performance Award is denominated in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash, shares of Common Stock, restricted stock units and/or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. If required by the Award Agreement, an Eligible Individual selected to receive Performance Awards shall not have any

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right with respect to such Award, unless and until such Eligible Individual has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

8.2    Terms and Conditions. Performance Awards awarded pursuant to this Article VIII shall be subject to the following terms and conditions and such other terms and conditions as may be determined by the Committee in its sole discretion:

(a)        Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 8.2(c) are achieved and the percentage of each Performance Award that has been earned and certify such results in writing.

(b)        Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c)        Performance Goals, Formulae or Standards. Performance Awards will be subject to the achievement of the performance goals, formulae or standards determined by the Committee in its sole discretion, as described on Exhibit A.

(d)        Payment. Following the Committee’s determination in accordance with Section 8.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock, Restricted Stock, restricted stock units and/or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(e)        Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

ARTICLE IX

OTHER STOCK-BASED AND CASH-BASED AWARDS

9.1    Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, phantom stock units, stock equivalent units, SARs, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. Other Stock-Based Awards may be payable in cash, shares of Common Stock or other property valued in whole or in part by reference to shares of Common Stock.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the

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Awards. If required by the Award Agreement, an Eligible Individual selected to receive Other Stock-Based Awards shall not have any right with respect to such Award, unless and until such Eligible Individual has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

9.2        Terms and Conditions. Other Stock-Based Awards made pursuant to this Article IX shall be subject to the terms of the Plan, including the following terms and conditions, and such other terms and conditions as may be determined by the Committee in its sole discretion:

(a)        Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article IX may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)        Vesting. Any Award under this Article IX and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(c)        Price. Subject to Section 4.3, Common Stock issued on a bonus basis under this Article IX may be issued for no cash consideration. Subject to Section 4.3, Common Stock purchased pursuant to a purchase right awarded under this Article IX shall be priced, as determined by the Committee in its sole discretion.

9.3        Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions (subject to the terms of the Plan), and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1    Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement or otherwise, a Participant’s Awards may be treated in accordance with one or more of the following methods as determined by the Committee in its sole discretion:

(a)        Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

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(b)        The Committee may accelerate the exercisability of, lapse of restrictions on, Awards or provide for a period of time for exercise prior to the occurrence of such event.

(c)        Any one or more outstanding Awards may be cancelled and the Committee may cause to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Stock Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Stock Option or SAR over the aggregate exercise price of such Stock Option or SAR, respectively (it being understood that, in such event, any Stock Option or SAR having a per share exercise price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

(d)        The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(e)        The Committee may, in its sole discretion, make any other determination as to the treatment of Awards in connection with such Change in Control as the Committee may determine. Any escrow, holdback, earnout or similar provisions in the definitive agreement(s) relating to such transaction may apply to any payment to the holders of Awards to the same extent and in the same manner as such provisions apply to the holders of shares of Common Stock.

10.2    Change in Control. A “Change in Control” shall be deemed to occur if:

(a)        any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any of the Company Entities, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of the Company Entities, or any other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(b)        during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of

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this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this Section 10.2(b), regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

(c)        consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), merger, consolidation or other similar business combination (any of the foregoing, a “Business Combination”) of the Company with any other corporation, in any case with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or

(d)        a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company Entities (on a consolidated basis) to any Person that is not an Affiliate of any of the Company Entities.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XI

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise, and the Committee may amend the Plan to the extent such amendment is (a) ministerial or administrative in nature and does not result in a material change to the cost of the Plan or (b) required by law; provided, that (i) no such amendment, suspension or termination by the Board or the Committee will occur without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or quoted, or if such amendment would increase the Non-Employee Director Compensation Limit, and (ii) unless otherwise required by law or specifically provided herein, the rights of a Participant, with respect to all Awards granted prior to any amendment (whether by the Board or the Committee), suspension or termination, may not be adversely impaired without the express written consent of such Participant. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent only to comply with applicable law, including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder’s express written consent.

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ARTICLE XII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1    Dividend Equivalents.    Notwithstanding anything in this Plan to the contrary, no dividends or dividend equivalents shall be paid on any Award prior to vesting. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights) may provide the Participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities or other property, on a deferred basis; provided, that such dividends or dividend equivalents shall be subject to the same vesting conditions as the Award to which such dividends or dividend equivalents relate.

13.2    Minimum Vesting. Notwithstanding anything in the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted pursuant to Section 4.1(d) in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company, (ii) shares of Common Stock delivered in lieu of fully vested cash Awards, (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent of the Initial Pool (subject to adjustment under Section 4.2); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

13.3    Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares (if any) may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock (to the extent such shares are certificated) delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system or over-the-counter market upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.4    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

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13.5    No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall the Plan nor the grant of any Option or other Award hereunder limit in any way the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

13.6    Withholding of Taxes.

(a)        General. Subject to Section 13.6(b), as a condition to the exercise, settlement, vesting or payment of any Award hereunder, a Participant shall be required to pay in cash, or to make other arrangements reasonably satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts or property (including withholding or deducting shares of Common Stock) otherwise payable to the Participant), an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its good faith discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Award. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Shares.

(b)    Common Stock Not Publicly Traded. Notwithstanding anything to the contrary in Section 13.6(a), in the event the shares of Common Stock are not listed for trading on an established securities exchange on the date an Award vests, is settled, is payable and/or is exercised, then the Company shall deduct or withhold shares of Common Stock having a Fair Market Value equal to the amount required to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) up to the maximum extent permitted by the accounting rules applicable to the Company as then in effect without adverse accounting treatment, unless the Participant elects to pay such obligations in cash.

13.7    No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

13.8    Listing and Other Conditions.

(a)        Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange, system sponsored by a national securities association or recognized over-the-counter market, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange, system or market. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)        If at any time any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be determined to be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable

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jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, it is determined that such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)        Upon termination of any period of suspension under this Section 13.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)        A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

13.9    Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Committee shall from time to time establish.

13.10    Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

13.11    Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

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13.12    Construction. Wherever any words are used in the Plan or an Award Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.13    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.14    Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

13.15    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.16    Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement.

13.17    Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.18    Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with or be exempt from Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other Person, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the

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Code) shall be delayed for the first six (6) months following such separation from service and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period (or, if earlier, upon the date of death of the specified employee). Furthermore, notwithstanding any contrary provision of the Plan or Award Agreement, any payment of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) under this Plan shall be treated as a right to receive a series of separate and distinct payments.

13.19    Successors and Assigns. The Plan and any applicable Award Agreement(s) shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

13.20    Severability of Provisions. If any provision of the Plan or any Award Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan and/or Award Agreement shall be construed and enforced as if such provisions had not been included.

13.21    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their officers, directors/managers, employees, agents and representatives with respect thereto.

13.22    Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

13.23    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.24    Company Recoupment of Awards. Notwithstanding anything herein to the contrary, a Participant’s rights with respect to any Award hereunder shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy (including the Company’s Clawback Policy, as in effect from time to time) or agreement or arrangement with a Participant, or (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

13.25    Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant

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so that any Company Entity can fulfill its obligations and exercise its rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

13.26    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend sub-plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any Company Entity.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

This Plan was approved by the Board on November 13, 2019 (the “Effective Date”), and was subsequently amended by the Board on January 8, 2020 and will be subject to its approval by the stockholders of the Company. No awards will be made under any Prior Plan following the Stockholder Approval Date, but awards granted under the Prior Plans prior to such date shall continue to be governed by the terms of the applicable Prior Plan.

ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVI

NAME OF PLAN

The Plan shall be known as the “Avaya Holdings Corp. 2019 Equity Incentive Plan.”

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EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for Awards that are intended to vest and/or become exercisable or distributable subject to the achievement of performance goals, formulae or standards shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following, or based on any other goals, metrics or objectives determined by the Committee in its sole discretion:

•	Non-GAAP performance measures included in any of the Company’s SEC filings;

•	Net interest income, total other income, total costs and expenses, income before taxes, net income, revenue and/or earnings per share;

•

Debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	Net cash provided in (used by) operating activities, investing activities, and/or financing activities;

•	Market share;

•

Generation performance, customer churn, ending customer count, customer satisfaction, average days sales outstanding, energizing events issues/success, customer complaints/success, systems availability and downtime, contribution margin, and safety and environmental improvements;

•	Operating margin, return on equity, return on assets, and/or return on invested capital; or

•	Total stockholder return, the fair market value of a share of Common Stock, or the growth in value of an investment in the Common Stock assuming the reinvestment of dividends.

The Committee may, in its sole discretion, exclude from consideration, or adjust any Performance Goal to reflect, the impact or existence of any event, occurrence or condition that the Committee determines in its discretion to be appropriate, including, not limited to:

(a)        restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b)        an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management;

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(c)        a change in tax law or accounting standards required by generally accepted accounting principles; or

(d)        a decision to accelerate or defer capital expenditures or expenses contrary to the timing reflected in the Company’s annual financial plan.

Such performance goals, metrics or objectives may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of one or more other companies or one or more groups of companies (e.g., an index).

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Annex C

ANNEX C

AVAYA HOLDINGS CORP.

2020 EMPLOYEE STOCK PURCHASE PLAN

(As Adopted by the Board of Directors of the Company on January 8, 2020,

and approved by the stockholders of the Company on [●], [●])

1.               Definitions.

(a)            “Administrator” means the Committee or, subject to Applicable Law, a subcommittee of the Committee or one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan.

(b)            “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board will have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

(c)            “Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Plan.

(d)             “Board” means the board of directors of the Company.

(e)             “Change in Control” means any one of the following:

(i)        any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or its subsidiaries, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, or any other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock ), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors;

(ii)        during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this Section 1(e)(ii), regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

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(iii)        consummation of a reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code), merger, consolidation or other similar business combination (any of the foregoing, a “Business Combination”) of the Company with any other corporation, in any case with respect to which the Company’s Voting Securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into Voting Securities of the Company or any ultimate parent thereof) more than fifty percent (50%) of the Voting Securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or

(iv)        a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries (on a consolidated basis) to any person that is not an Affiliate of the Company or its subsidiaries.

(f)              “Code” means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g)              “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof. If no Compensation Committee or subcommittee thereof exists, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

(h)              “Common Stock” means the common stock, $0.01 par value, of the Company, as the same may be converted, changed, reclassified or exchanged.

(i)              “Company” means Avaya Holdings Corp., a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

(j)              “Contributions” means the amount of Eligible Pay contributed by a Participant through payroll deductions or other payments that the Administrator may permit a Participant to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.

(k)             “Designated Company” means any Parent, Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate any Parent, Subsidiary or Affiliate as a Designated Company in a Non-423 Offering. For purposes of a Section 423 Offering, only the Company and any Parent or Subsidiary may be Designated Companies; provided, however, that at any given time, a Parent or Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-423 Offering.

(l)              “Effective Date” means the date the Plan is approved by the Board, subject to stockholder approval as provided in Section 18 hereof.

(m)            “Eligible Employee” means any person providing services to the Company or a Designated Company in an employee-employer relationship who meets such other initial service requirement specified by the Administrator pursuant to Section 5(c)(A). For purposes of clarity, the term “Eligible Employee” will not include the following, regardless of any subsequent reclassification as

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an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company; (iv) any individual performing services for the Company or a Designated Company under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services; (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company; and (vii) any leased employee within the meaning of Code Section 414(n), including such persons leased from a professional employer organization. The Administrator will have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

(n)        “Eligible Pay” means the following amounts paid by the Company or any Parent, Subsidiary or Affiliate to the Eligible Employee (other than amounts paid after termination of employment date, even if such amounts are paid for pre-termination date services), including (i) base salary or wages (including 13th/14th month payments or similar concepts under local law, whether such payments are characterized as base salary, bonus or otherwise under local law), cash bonuses, commissions, and overtime pay, and (ii) any portion of such amounts voluntarily deferred or reduced by the Eligible Employee (A) under any employee benefit plan of the Company or a Parent, Subsidiary or Affiliate available to all levels of employees on a non-discriminatory basis upon satisfaction of eligibility requirements, and (B) under any deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred); but excluding (iii) relocation pay, severance payments, cash allowances for a stated purpose (such as a medical or car allowance), income derived from stock options, stock appreciation rights, restricted stock units or other equity-based awards, the cost of employee benefits paid for by the Company, imputed income arising under any Company group insurance or benefit program, contributions made by the Company under any employee benefit plan, and similar items of compensation. For Eligible Employees in the United States, Eligible Pay will include elective amounts that are not includible in gross income of the Eligible Employee by reason of Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code. The Administrator will have discretion to determine the application of this definition to Eligible Employees outside the United States.

(o)        “Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period, as prescribed by the Administrator.

(p)        “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(q)        “Fair Market Value” means, as of any given date, (i) the closing sales price for the Common Stock on the Trading Day immediately prior to the applicable date as quoted on the New York Stock Exchange or, if no sale occurred on such date, the closing price reported for the first Trading Day immediately prior to such date during which a sale occurred; or (ii) if the Common Stock is not traded on an exchange but is regularly quoted on a national market or other quotation system, the closing sales price on the Trading Day immediately prior to such date as quoted on such market or system, or if no sales occurred on such date, then on the Trading Day immediately prior to such date on which sales prices are reported; or (iii) in the absence of an established market for the Common

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Stock of the type described in (i) or (ii) of this Section 1(q), the fair market value established by the Committee acting in good faith.

(r)        “Non-423 Offering” has the meaning ascribed to it in Section 2.

(s)        “Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. Unless otherwise determined by the Administrator, each Offering under the Plan in which Eligible Employees of one or more Designated Companies may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.

(t)        “Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and Shares may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 17.

(u)        “Parent” means a parent corporation of the Company, whether now or hereafter existing, as “parent corporation” is defined in Section 424(e) of the Code.

(v)        “Participant” means an Eligible Employee who elects to participate in the Plan.

(w)        “Plan” means the Avaya Holdings Corp. 2020 Employee Stock Purchase Plan, as may be amended from time to time.

(x)        “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Administrator may determine).

(y)        “Purchase Period” means a period of time within an Offering Period, as may be specified by the Administrator in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.

(z)        “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which will be set by the Administrator; provided, however, that the Purchase Price for a Section 423 Offering will not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (ii) the Fair Market Value of the Shares on the Purchase Date. Unless otherwise determined by the Administrator prior to the commencement of an Offering Period, the Purchase Price will be eighty-five percent (85%) of the lesser of (A) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (B) the Fair Market Value of the Shares on the Purchase Date.

(aa)        “Section 423 Offering” has the meaning ascribed to it in Section 2.

(bb)        “Shares” means the shares of Common Stock.

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(cc)        “Subsidiary” means a subsidiary corporation of the Company, whether now or hereafter existing, as “subsidiary corporation” is defined in Section 424(f) of the Code.

(dd)        “Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.

(ee)        “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.

(ff)        “Voting Securities” means the outstanding securities of the Company entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

2.               Purpose of the Plan. The purpose of the Plan is to provide an opportunity for Eligible Employees of the Company and its Designated Companies to purchase Common Stock at a discount through voluntary Contributions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Administrator may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Administrator for such purpose (each, a “Non-423 Offering”).

3.               Number of Reserved Shares. Subject to adjustment pursuant to Section 16 hereof, Five Million, Five Hundred Thousand (5,500,000) Shares may be sold pursuant to the Plan. Such Shares may be authorized but unissued Shares, treasury Shares or Shares purchased in the open market. For avoidance of doubt, up to the maximum number of Shares reserved under this Section 3 may be used to satisfy purchases of Shares under Section 423 Offerings and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under Non-423 Offerings.

4.               Administration of the Plan.

(a)        Committee as Administrator. The Plan will be administered by the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(b)        Powers of the Administrator. The Administrator will have full power and authority to administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Subsidiaries and Affiliates of the Company (or Parent, if applicable) will be Designated Companies

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participating in either a Section 423 Offering or a Non-423 Offering (within the limits of the Plan), (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan, including, without limitation, the adoption of any such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 4(c) below.

(c)        Non-U.S. Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Pay, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Change in Control or a change in capitalization of the Company, (vii) the handling of payroll deductions and the methods for making Contributions by means other than payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures, and (xiv) handling of Share issuances.

(d)        Binding Authority. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Administrator’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.

(e)        Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, to one or more of the other parties comprising the “Administrator” hereunder, or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Administrator will be deemed to include any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(e).

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5.               Eligible Employees.

(a)        General. Any individual who is an Eligible Employee as of the commencement of an Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 7.

(b)        Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

(c)        Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted a right to purchase Shares under a Section 423 Offering (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding rights to purchase capital stock possessing five percent (5%) or more of the combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and any Parent and Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is outstanding. The Administrator, in its discretion, from time to time may, prior to an Enrollment Period for all purchase rights to be granted in an Offering, determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) that the definition of Eligible Employee will or will not include an individual if he or she: (A) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (B) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (C) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (D) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (E) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering.

6.               Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Administrator determines otherwise in its discretion, each Offering Period will consist of one (1) approximately six (6)-month Purchase Period, which will run simultaneously with the Offering Period. Unless otherwise provided by the Administrator, Offering Periods will run from June 1 (or the first Trading Day thereafter) through November 30 (or the last Trading Day prior to such date) and from December 1 (or the first Trading Day thereafter) through May 31 (or the last Trading Day prior to such date). The Administrator has authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Purchase Periods within an Offering Period, a different duration for one or more

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Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. To the extent that the Administrator establishes additional or overlapping Offering Periods with a Purchase Price based (in part) on the Fair Market Value of a Share on the first Trading Day of an Offering Period, the Administrator will have discretion to structure an Offering Period so that if the Fair Market Value of a Share on the first Trading Day of the Offering Period in which a Participant is currently enrolled is higher than the Fair Market Value of a Share on the first Trading Day of any subsequent Offering Period, the Company will automatically enroll such Participant in the subsequent Offering Period and will terminate his or her participation in such original Offering Period.

7.           Election to Participate and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election will be made by completing the online enrollment process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Administrator during such Enrollment Period, authorizing Contributions in whole percentages from one percent (1%) to ten percent (10%) of the Eligible Employee’s Eligible Pay for the Purchase Period within the Offering Period to which the deduction applies. A Participant may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator, provided that no change in Contributions will be permitted to the extent that such change would result in total Contributions exceeding ten percent (10%) of the Eligible Employee’s Eligible Pay, or such other maximum amount as may be determined by the Administrator. During a Purchase Period, a Participant may not increase his or her rate of Contributions and may decrease the rate of Contributions only one (1) time. Notwithstanding the foregoing, a Participant may reduce the rate of his or her Contributions to zero percent (0%) at any time during a Purchase Period. Any change to a Participant’s rate of Contributions during a Purchase Period will become effective as soon as possible after the Participant’s submission of an amended enrollment form (either through the Company’s online Plan enrollment process or by submitting the appropriate form to the Administrator). If a Participant reduces his or her rate of Contributions to zero percent (0%) during an Offering Period, the Contributions made by the Participant prior to such reduction will be applied to the purchase of Shares on the next Purchase Date, but if the Participant does not increase such rate of Contributions above zero percent (0%) prior to the commencement of the next subsequent Offering Period under the Plan, such action will be treated as the Participant’s withdrawal from the Plan in accordance with Section 14 hereof. Once an Eligible Employee elects to participate in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period at the same rate of Contributions as was in effect in the prior Offering Period unless the Participant elects to increase or decrease the rate of Contributions or withdraws or is deemed to withdraw from this Plan as described above in this Section 7. A Participant who is automatically enrolled in a subsequent Offering Period pursuant to this Section 7 is not required to file any additional documentation in order to continue participation in the Plan; provided, however, that participation in the subsequent Offering Period will be governed by the terms and conditions of the Plan in effect at the beginning of such Offering Period, subject to the Participant’s right to withdraw from the Plan in accordance with Section 14 below. The Administrator has the authority to change the rules set forth in this Section 7 regarding participation in the Plan.

8.           Contributions. The Company will establish an account in the form of a bookkeeping entry for each Participant for the purpose of tracking Contributions made by each Participant during the Offering Period, and will credit all Contributions made by each Participant to such account.

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The Company will not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor will any interest be paid on such Contributions, unless otherwise determined by the Administrator or required by Applicable Law. All Contributions received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.

9.           Limitation on Number of Shares That an Employee May Purchase. Subject to the limitations set forth in Section 5(c), each Participant will have the right to purchase as many Shares, which may include fractional Shares in the Administrator’s sole discretion, as may be purchased with the Contributions credited to his or her account as of the last day of the Offering Period (or such other date as the Administrator may determine) at the Purchase Price applicable to such Offering Period; provided, however, that a Participant may not purchase in excess of Twelve Thousand-Five Hundred (12,500) Shares under the Plan per Offering Period or such other maximum number of Shares as may be established for an Offering Period by the Administrator (in each case subject to adjustment pursuant to Section 16 hereof). To the extent that the purchase of fractional Shares is not authorized by the Administrator in connection with an Offering, any amount remaining in a Participant’s account that was not applied to the purchase of Shares on a Purchase Date because it was not sufficient to purchase a whole Share will be carried forward for the purchase of Shares on the following Purchase Date. However, any amounts not applied to the purchase of Shares during an Offering Period for any reason other than as described in the foregoing sentence shall not be carried forward to any subsequent Offering Period and shall instead be refunded, without interest, as soon as practicable following the Purchase Date, except as otherwise determined by the Administrator or required by Applicable Law.

10.           Taxes. At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, or at the time of any other taxable event, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, the Company or the Designated Company that employs the Participant may satisfy any obligation to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, (d) requiring the Participant to make a cash payment to the Company or another Designated Company equal to the amount of the Tax-Related Items, or (e) any other method permitted under Applicable Law.

11.           Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan will be held in the Participant’s brokerage or Plan share account. The Company may require that Shares be retained in such brokerage or Plan share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.

12.           Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

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13.             Rights Not Transferable. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant.

14.             Withdrawals. A Participant may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date or by such other deadline as may be prescribed by the Administrator. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participant will not be eligible to participate in the Plan until the next Enrollment Period. Any Contributions credited to the account of any Participant who withdraws from an Offering Period according to the procedures and timing set forth in this Section 14 will be refunded, without interest, as soon as practicable, except as otherwise determined by the Administrator or required by Applicable Law.

15.             Termination of Employment.

(a)        General. Upon a Participant ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participant will be discontinued and any Contributions then credited to the Participant’s account will be refunded, without interest, as soon as practicable, except as otherwise determined by the Administrator or required by Applicable Law.

(b)        Leave of Absence. Subject to the discretion of the Administrator, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any Contributions credited to the Participant’s account may be used to purchase Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Administrator or required by Applicable Law), but any Contributions then credited to the Participant’s account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, for purposes of the Plan, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

(c)        Transfer of Employment. Unless otherwise determined by the Administrator or required by Applicable Law, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Code Section 423. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remained non-qualified under the Non-423 Offering. The Administrator may establish additional or different rules to govern transfers of employment for purposes of participation in the Plan or an Offering, consistent with the applicable requirements of Section 423 of the Code.

16.             Adjustment Provisions.

(a)        Changes in Capitalization. In the event of any change affecting the number, class, value, or terms of the shares of Common Stock resulting from a recapitalization, stock split,

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reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan (including the numerical limits of Sections 3 and 9), the Purchase Price per Share and the number of shares of Common Stock covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section 16(a). Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to a purchase right.

(b)        Change in Control. In the event of a Change in Control, each outstanding right to purchase Shares will be equitably adjusted and assumed or an equivalent right to purchase Shares substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the purchase right or the successor corporation is not a publicly traded corporation, the Offering Period then in progress will be shortened by setting a New Purchase Date and will end on the New Purchase Date. The New Purchase Date will be before the date of the Company’s proposed Change in Control. The Administrator will notify each Participant in writing, at least ten (10) Trading Days prior to the New Purchase Date (or such other date as may be specified by the Administrator), that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares will be purchased automatically for the Participant on the New Purchase Date, unless the Participant has withdrawn from the Offering Period prior to such date, as provided in Section 14 hereof.

17.             Amendments and Termination of the Plan. The Board or the Committee may amend the Plan at any time, provided that, if stockholder approval is required pursuant to Applicable Law, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin-off or other similar corporate event. Upon termination of the Plan, all Contributions will cease and all Contributions then credited to a Participant’s account will be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts will be promptly refunded, without interest (unless required by Applicable Law), to Participants. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section 17.

18.             Stockholder Approval; Effective Date. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Law. The Plan will become effective on the Effective Date, subject to approval of the stockholders of the Company as contemplated in the foregoing sentence. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan pursuant to this Section 18.

19.             Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company will not be required to deliver any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the

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Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Administrator will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 19, the Administrator determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest (unless required by Applicable Law), to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates (or any Parent, if applicable).

20.             Code Section 409A; Tax Qualification.

(a)        Code Section 409A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and rights to purchase Shares granted under a Non-423 Offering are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A of the Code.

(b)        Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

21.             No Employment Rights. Participation in the Plan will not be construed as giving any Participant the right to be retained as an employee of the Company, a Subsidiary, or one of its Affiliates or Parent, as applicable. Furthermore, if the Company, a Subsidiary, or an Affiliate (or Parent, if applicable) dismisses a Participant from employment, no liability or claim will arise under the Plan.

22.             Governing Law; Choice of Forum. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, this Plan will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws principles thereof. The Company and each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or U.S. federal court located in the state of Delaware

Annex C - 12	2020 Proxy Statement

Annex C

over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Participant, as a condition to such Participant’s participation in the Plan, acknowledge that the forum designated by this Section 22 has a reasonable relation to the Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing in the Plan will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 22. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in this Section 22, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 22 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Participant.

23.         Waiver of Jury Trial. Each Participant waives any right such Participant may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with the Plan.

24.         Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan.

25.         Expenses. Unless otherwise set forth in the Plan or determined by the Administrator, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participants, will be borne by the Company and its Subsidiaries or Affiliates (or any Parent, if applicable).

2020 Proxy Statement	Annex C - 13

AVAYA HOLDINGS CORP. 4655 GREAT AMERICA PARKWAY SANTA CLARA, CA 95054

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on March 3, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AVYA2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on March 3, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E87815-P31409                    KEEP  THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVAYA HOLDINGS CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:

01) William D. Watkins 05) Stanley J. Sutula, III
02) James M. Chirico, Jr. 06) Scott D. Vogel
03) Stephan Scholl 07) Jacqueline E. Yeaney
04) Susan L. Spradley

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.						For	Against	Abstain

2.	Advisory approval of the Company’s named executive officers’ compensation.					☐	☐	☐

3.	Approval of the Avaya Holdings Corp. 2019 Equity Incentive Plan.					☐	☐	☐

4.	Approval of the Avaya Holdings Corp. 2020 Employee Stock Purchase Plan.					☐	☐	☐

5.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020.					☐	☐	☐

NOTE: With respect to other matters that properly come before the 2020 Annual Meeting and any adjournment or postponement thereof, this proxy will be voted in the discretion of the named proxies.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E87816-P31409

AVAYA HOLDINGS CORP.

Annual Meeting of Stockholders

March 4, 2020 9:00 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Shefali Shah and Sara R. Bucholtz, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AVAYA HOLDINGS CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM ET on March 4, 2020, online at www.virtualshareholdermeeting.com/AVYA2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side